     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 2000

                                                  REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                 BUILDNET, INC.
             (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                            7389                              56-1990041
  (State or other jurisdiction of       (Primary Standard Industrial               (I.R.S. Employer
  incorporation or organization)         Classification Code Number)              Identification No.)

                       4813 EMPEROR BOULEVARD, SUITE 130
                          DURHAM, NORTH CAROLINA 27703
                                 (919) 941-6269
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                                NATHAN P. MORTON
                            CHIEF EXECUTIVE OFFICER
                                 BUILDNET, INC.
                       4813 EMPEROR BOULEVARD, SUITE 130
                          DURHAM, NORTH CAROLINA 27703
                                 (919) 941-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                             PLEASE SEND COPIES TO:

              DONALD R. REYNOLDS, ESQ.                                  SARAH BESHAR, ESQ.
          WYRICK ROBBINS YATES & PONTON LLP                            DAVIS POLK & WARDWELL
          4101 LAKE BOONE TRAIL, SUITE 300                             450 LEXINGTON AVENUE
            RALEIGH, NORTH CAROLINA 27607                            NEW YORK, NEW YORK 10017
                   (919) 781-4000                                         (212) 450-4000
                 FAX: (919) 781-4865                                    FAX: (212) 450-4800

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________.

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ] ________.

                       CALCULATION OF REGISTRATION FEE(1)

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---------------------------------------------------------------------------------------------------------------------
                                                   PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES              AGGREGATE OFFERING                          AMOUNT OF
           TO BE REGISTERED                            PRICE(2)                          REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value...........              $230,000,000                              $60,720
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(1) In accordance with Rule 457(o) under the Securities Act of 1933, as amended, the number of shares being registered and the proposed maximum offering price per share are not included in this table.
(2) Estimated solely for purposes of calculating the registration fee. Includes shares the underwriters have the option to purchase to cover over-allotments.
(3) Calculated pursuant to Rule 457(a) based on an estimate of the maximum aggregate offering price.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED MARCH 20, 2000

                                                     Shares

                                     [LOGO]

                                 BUILDNET, INC.

                                  Common Stock

                               ------------------

     Prior to this offering, there has been no public market for our common stock. The initial public offering price is expected to be between $
and $          per share. We intend to apply to list our common stock on The
Nasdaq Stock Market's National Market under the symbol "BNET".

     The underwriters have an option to purchase a maximum of additional shares to cover over-allotments of shares.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS.  SEE "RISK FACTORS" ON PAGE
9.

                                                                UNDERWRITING
                                               PRICE TO         DISCOUNTS AND       PROCEEDS TO
                                                PUBLIC           COMMISSIONS         BUILDNET
                                           -----------------  -----------------  -----------------
Per Share................................          $                  $                  $
Total....................................          $                  $                  $

     Delivery of the shares of common stock will be made on or about           ,
2000.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston
                 Robertson Stephens
                                   Salomon Smith Barney
                                                Thomas Weisel Partners

          The date of this prospectus is                      , 2000.

                               ------------------

                               TABLE OF CONTENTS

                                        Page
                                        ----
PROSPECTUS SUMMARY....................    3
RISK FACTORS..........................    8
FORWARD-LOOKING STATEMENTS............   21
USE OF PROCEEDS.......................   21
DIVIDEND POLICY.......................   21
CAPITALIZATION........................   22
DILUTION..............................   24
SELECTED CONSOLIDATED FINANCIAL
  DATA................................   25
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.......................   27
BUSINESS..............................   35
MANAGEMENT............................   46

                                        Page
                                        ----
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS........................   57
PRINCIPAL STOCKHOLDERS................   60
DESCRIPTION OF CAPITAL STOCK..........   62
SHARES ELIGIBLE FOR FUTURE SALE.......   66
UNDERWRITING..........................   68
NOTICE TO CANADIAN RESIDENTS..........   71
LEGAL MATTERS.........................   72
EXPERTS...............................   72
CHANGE IN ACCOUNTANTS.................   72
WHERE YOU CAN FIND MORE INFORMATION...   72
INDEX TO FINANCIAL STATEMENTS.........  F-1

                               ------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL           , 2000 (25 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING),
ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information and our financial statements and notes appearing elsewhere in this prospectus before you decide to purchase our common stock.

                                 BUILDNET, INC.

OUR BUSINESS

     Our objective is to be the business-to-business e-commerce solution for the residential construction industry. We have designed the BuildNet Exchange to provide secure Internet-based procurement, e-commerce and information services for homebuilders, suppliers and manufacturers. We believe that the BuildNet Exchange addresses many of the supply chain inefficiencies that adversely impact the residential construction industry. The supplier and homebuilder segments of the residential construction industry are highly fragmented and driven by regional and local demand. Participants lack accurate and timely information on product requirements, building materials are transferred multiple times through the supply chain and most procurement processes are paper-based and labor-intensive. The BuildNet Exchange allows users to confirm pricing and product specifications, place purchase orders and add both product and order information automatically to builders' and suppliers' management systems. In addition, manufacturers can place product information and catalogs on the BuildNet Exchange for access by homebuilders and suppliers.

     We are testing the BuildNet Exchange and expect to initiate a limited market rollout in two cities in the second quarter of 2000 and to commence a commercial rollout in an additional four to six cities in the second half of 2000. Our position as a leading provider of management software to homebuilders and suppliers gives us a critical mass of software users to connect to the BuildNet Exchange. Our aggregated software customer base includes homebuilders that accounted for approximately 43% of 1999 U.S. single-family home closings, according to our estimates, and three of the top ten residential construction suppliers in the U.S., according to Pro Sales magazine.

     Our customers currently use our software to plan and manage projects and back-office functions. We have already upgraded four of our six existing builder management software products and our two principal supplier management software products so that they connect to the BuildNet Exchange. We refer to the process by which we connect the BuildNet Exchange to the back-office systems of homebuilders and suppliers as BuildNet Enabling. We will BuildNet Enable our remaining builder management software products prior to our commercial rollout. We believe that BuildNet Enabling our software products gives us a significant competitive advantage since it connects builders and suppliers with minimal disruption to their existing systems and processes. We are also developing software to enable homebuilders, suppliers and manufacturers who are not users of our management software products to connect to the BuildNet Exchange.

     We believe that the BuildNet Exchange will provide significant benefits to homebuilders, suppliers and manufacturers. Homebuilders will be able to automate and streamline their procurement process and improve their production planning efficiency. Suppliers will be able to improve inventory management and enjoy greater lead times for providing value-added services. Manufacturers will be able to provide updated and cost-effective online product information to buyers and increase the efficiency of their marketing efforts.

     We have established relationships with many major homebuilders, suppliers and manufacturers through equity investments and our warrant incentive program to encourage the rapid adoption of the BuildNet Exchange. We also have an existing strategic relationship with EDS, which has built and will host our transaction hub and is promoting the BuildNet Exchange as the standard for the homebuilding industry. In addition, we have a relationship with mortgage.com under which we have exclusive rights to offer to homebuilders the ability to arrange mortgage loans for their homebuyers through mortgage.com.

OUR MARKET OPPORTUNITY

     Business-to-business e-commerce is expected to grow rapidly as the widespread adoption of intranets and the acceptance of the Internet has created a business communications platform that offers the potential for companies to streamline complex processes, lower costs and improve productivity. Business-to-business e-commerce is expected to grow from an estimated $406 billion in 2000 to $2.7 trillion in 2004, according to Forrester Research.

     The residential construction industry is one of the largest sectors of the U.S. economy. According to the U.S. Census Bureau, the value of residential construction in the United States in 1997 was approximately $238 billion. Also, according to the Census Bureau, there were approximately 1.3 million single-family housing starts in 1999. We believe that this industry has characteristics that create an attractive opportunity for business-to-business e-commerce, including large numbers of buyers and sellers, a high degree of fragmentation among buyers and sellers, significant dependence on information exchange and large transaction volume.

OUR STRATEGY

     Our objective is to be the business-to-business e-commerce solution for the residential construction industry. Key elements of our strategy to achieve our objective include the following:

     - Roll out the BuildNet Exchange commercially;

     - Leverage strategic relationships;

     - Generate multiple revenue streams;

     - Connect manufacturers to the BuildNet Exchange;

     - Build brand recognition;

     - Expand e-commerce solutions into complementary markets; and

     - Pursue strategic acquisitions and relationships.

OUR HISTORY

     BuildNet was incorporated in the state of North Carolina in October 1996. Prior to the consummation of this offering, we will reincorporate as a Delaware corporation.

     In 1999, we acquired F.A.S.T Management, McCosker Corporation, Systems Analysis and Maxwell & Company, providers of builder management software products, and also Site Trak, a management software product for the subcontractor segment of the homebuilding industry. In January 2000, we purchased software products for the processing of electronic commerce transactions in the electrical, plumbing, appliances and HVAC market from The UniLink Group, LLC and the software and customer base for the homebuilder module of the World Software System from J.D. Edwards World Source Company.

     In February 2000, we entered into an agreement to purchase NxTrend Technology, Inc., subject to regulatory approval. NxTrend is a leading provider of supplier management software to suppliers and distributors in the residential and commercial construction industry and other industries.

     BUILDNET(R), BUILDSOFT(R), TREND(R), SHIMS(R), NXTREND(R) and the NxTrend Logo are registered trademarks, and BUILDNET ENABLED, FAST, TRUELINE, TOM SYSTEMS, LLOYD's, the BuildNet logo, the BuildSoft logo, Strategic Exchange, SX, WDS-II, the FAST logo, the TrueLine logo and the TOM Systems logo are trademarks of BuildNet. This prospectus also includes trademarks of entities other than BuildNet, as to which BuildNet claims no interest. In addition, buildnet.com, buildnet.net, buildsoft.com and nxtrend.com are domain names that are owned by BuildNet.

                             CORPORATE INFORMATION

     BuildNet's executive offices are located at 4813 Emperor Boulevard, Suite 130, Durham, North Carolina 27703, and its telephone number at that location is
(919) 941-4000. Our primary Web site is located at www.buildnet.com. Information on our Web sites is not part of this prospectus.

                                  THE OFFERING

Common Stock Offered................               shares

Common Stock Outstanding after the
Offering............................               shares

Use of Proceeds.....................     General corporate purposes, potential
                                         acquisitions and repayment of NxTrend
                                         notes

Proposed Nasdaq National Market
Symbol..............................     BNET

     The outstanding share information set forth above is based on the number of shares of our common stock outstanding on March 1, 2000. This information includes:

     - 2,678,760 shares of common stock issued upon the assumed exercise of the outstanding warrants that will expire if not exercised prior to the consummation of this offering; and

     -                shares issued upon the assumed conversion of convertible
       notes with an aggregate principal of approximately $          as of
                 , 2000 (at a conversion price equal to the midpoint of the price range set forth on the front cover of this prospectus).

     The outstanding share information above excludes:

     - 19,275,363 shares of common stock issuable upon the exercise of stock options outstanding as of March 1, 2000 under our 1997 stock plan, our 1999 stock plan, the F.A.S.T. Management Group, Inc. 1997 stock option plan and the NxTrend 1999 amended and restated equity incentive plan, with a weighted average exercise price of $0.87 per share;

     - an additional 28,125,900 shares reserved for issuance under our stock plans as of March 17, 2000; and

     - 16,014,880 shares of common stock issuable upon exercise of outstanding warrants as of March 17, 2000 with a weighted average exercise price of $2.38 per share which are not required to be exercised in connection with and will not expire upon the consummation of this offering.

     Except as otherwise indicated, information in this prospectus is based on the following assumptions:

     - the issuance of a total of 94,473,379 shares of common stock upon the consummation of this offering as a result of the conversion of all outstanding shares of our Series A preferred stock, Series B preferred stock and Series C preferred stock;

     - no exercise of the underwriters' over-allotment option;

     - a        for   stock split of our common stock which will become
       effective before consummation of this offering;

     - the consummation of our acquisition of NxTrend Technology, Inc., which is subject to regulatory approval; and

     - our reincorporation as a Delaware corporation.

                             SUMMARY FINANCIAL DATA

     The following financial data is a summary of the more complete financial data information provided in our financial statements elsewhere in this prospectus.

                                              INCEPTION
                                             (OCTOBER 24,                  YEARS ENDED                    PRO FORMA
                                               1996) TO     ------------------------------------------    YEAR ENDED
                                             DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                 1996           1997           1998           1999           1999
                                             ------------   ------------   ------------   ------------   ------------
                                             (UNAUDITED)      (IN THOUSANDS, EXCEPT PER SHARE DATA)      (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues:..................................     $  388        $ 4,257        $ 4,506        $ 14,601       $ 85,806
Cost of revenues...........................        164          1,369          1,436           9,026         45,836
                                                ------        -------        -------        --------       --------
Gross profit...............................        224          2,888          3,070           5,575         39,970
Operating expenses:
  General and administrative...............         96          1,348          1,969           8,151
  Sales and marketing......................        224          1,594          2,073           4,845
  Research and development.................        168          1,122          2,035           9,898
  Amortization of stock based
     compensation..........................         --            202             22             666
                                                ------        -------        -------        --------       --------
          Total operating expenses.........        488          4,266          6,099          23,560         95,586
                                                ------        -------        -------        --------       --------
Operating loss.............................       (264)        (1,378)        (3,029)        (17,986)       (55,616)
Interest, net..............................        (11)          (288)          (210)        (10,515)       (11,158)
                                                ------        -------        -------        --------       --------
Provision for income taxes.................         --             --             --              --         (1,788)
Loss before extraordinary item.............       (275)        (1,666)        (3,239)        (28,501)       (68,562)
Extraordinary loss on early extinguishment
  of debt..................................         --             --           (107)            (28)           (28)
                                                ------        -------        -------        --------       --------
Net loss...................................       (275)        (1,666)        (3,346)        (28,529)       (68,590)
Accretion of mandatorily redeemable
  preferred stock..........................         --             --             --          (2,069)            --
Preferred stock dividends..................         --             --             --            (167)            --
                                                ------        -------        -------        --------       --------
Net loss available to common
  stockholders.............................     $ (275)       $(1,666)       $(3,346)       $(30,765)      $(68,590)
Net loss per common share -- basic and
  diluted..................................     $(0.01)       $ (0.08)       $ (0.17)       $  (0.84)
Weighted average common shares
  outstanding -- basic and diluted.........     20,043         20,043         20,043          36,527

                                                                   AS OF DECEMBER 31, 1999
                                                              ---------------------------------
                                                                                     PRO FORMA
                                                              ACTUAL    PRO FORMA   AS ADJUSTED
                                                              -------   ---------   -----------
BALANCE SHEET DATA:
Cash and cash equivalents...................................  $51,875    $               $
Working capital.............................................   67,495
Total assets................................................  134,726
Long term liabilities.......................................   13,746
Mandatorily redeemable convertible preferred stock..........  135,723
Stockholder's equity (deficit)..............................  (28,775)

     The pro forma statement of operations data for the year ended December 31, 1999 combine the historical statements of operations of BuildNet, Inc., NxTrend Technology, Inc., The UniLink Group, LLC, Key Prestige Inc., McCosker Corporation, F.A.S.T. Management Group, Inc., Systems Analysis, Inc., and Maxwell & Company, Inc. as if the acquisitions by BuildNet of NxTrend, UniLink, McCosker, FAST, Systems Analysis, and Maxwell & Company and the acquisition by UniLink of Key Prestige had been completed on January 1, 1999.

     In addition, the pro forma statement of operations data and balance sheet information gives effect to the following:

     - the conversion of all outstanding shares of our preferred stock into shares of our common stock upon closing of this offering;

     - the assumed exercise of warrants to purchase 2,890,960 shares of our common stock that will expire if not exercised prior to the consummation of this offering;

     - the issuance, and reservation for issuance upon exercise of outstanding options, of 25,954,659 shares of our common stock and notes payable in the aggregate amount of $32.5 million to the former stockholders and optionees of NxTrend Technology, Inc. in connection with our pending acquisition of NxTrend, the assumed conversion of $4.4 million of the
       principal of the notes payable into                shares of common stock
       (assuming a conversion price equal to the midpoint of the range set forth on the front cover page of this prospectus) and the assumed repayment of the remaining balance of $28.1 million of the notes payable;

     - the issuance of a note payable in the amount of $27.0 million in connection with our acquisition of UniLink and the assumed conversion of the principal balance of this note payable into 6,136,363 shares of our common stock; and

     - the issuance of a note payable in the amount of $5.9 million in connection with our purchase of software from J.D. Edwards World Source Company and the assumed conversion of this note payable into shares of our common stock (assuming a conversion price equal to the midpoint of the range set forth on the front cover page of this prospectus).

     The pro forma as adjusted balance sheet information reflects our sale of shares in this offering at an assumed initial public offering
price of $          per share, after deducting underwriting discounts,
commissions and estimated offering expenses payable by us.

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common stock.

                         RISKS RELATED TO OUR BUSINESS

OUR LIMITED INTERNET OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE OUR FUTURE PROSPECTS

     Although BuildNet was founded in 1996, we have a very limited operating history on the Internet. Our limited Internet operating history makes an evaluation of our future prospects very difficult. We only began testing the BuildNet Exchange in March 2000. As a result, we will face risks and difficulties frequently encountered by companies in new and rapidly evolving markets and our future prospects will depend on a number of factors including:

     - we may be unable to attract, increase and maintain customer adoption and use of the BuildNet Exchange;

     - we depend substantially on an e-commerce solution that has not yet been presented in the market commercially and may not be successful;

     - we may be unable to develop and enhance the BuildNet Exchange or to do so on a timely basis;

     - we may be unable to maintain existing or establish new relationships with homebuilders, suppliers and manufacturers of building materials and products;

     - we may be unable to adapt to rapidly changing technologies and developing markets;

     - we may be unable to compete in a highly competitive market; and

     - we may be unable to successfully integrate operations and technologies from acquisitions or other business combinations.

     To date, we have not generated any revenues from our e-commerce business. Also, we expect that our revenues derived from sales of our builder and supplier management software will decline as a percentage of our revenues and will decrease in absolute terms on a pro forma combined basis as we redirect our efforts to generate revenues from our e-commerce activities. We are also considering implementing changes to our pricing structure for our software products. Further, our 1999 revenues were impacted substantially by acquisitions made in that year. As a result, you should not rely on our revenues or results of operations for any period as an indication of future performance or prospects.

WE HAVE A HISTORY OF LOSSES AND ANTICIPATE INCREASED LOSSES

     We incurred net losses of $1.7 million in 1997, $3.3 million in 1998, $28.5 million in 1999 and $68.6 million in 1999 on a pro forma basis. As of December 31, 1999, our accumulated deficit was $35.5 million. We have not achieved profitability and expect to incur increasing operating losses for the foreseeable future. We intend to increase our operating expenses substantially as we initiate the commercial rollout of the BuildNet Exchange, increase our marketing and brand-building activities in support of the rollout, and increase our general and administrative functions and our research and development activities to support our growing operations. We will need to generate significant revenues to achieve and maintain profitability and we might not be able to do so. Even if we do achieve profitability, we might not be able to sustain or increase profitability. If our revenues grow more slowly than we anticipate or if our operating expenses exceed our expectations, our financial performance likely will be adversely affected.

IF WE DO NOT SUCCESSFULLY DEVELOP AND ROLL OUT THE BUILDNET EXCHANGE, OUR BUSINESS WILL BE HARMED

     We are now testing the BuildNet Exchange among a small group of builders and suppliers and have further development and testing to complete. We expect to initiate a limited market rollout in two cities in the second quarter of 2000 and a commercial rollout in an additional four to six cities in the second half of 2000. Our failure to implement this scheduled rollout and to further develop the BuildNet Exchange on a timely basis and to roll it out into other cities will materially adversely affect our business plan.

     We must further develop user interfaces, database management and search technology, security controls and other features and functionality that customers want. In addition, we have integrated only four of our six existing builder management software products into the BuildNet Exchange. Developing new technologies and new services involves numerous technical challenges and substantial personnel resources, and often takes many months to complete. We might not be successful at developing or integrating this technology and the BuildNet Exchange on a timely basis, or in accordance with our product release objectives. Some of our potential customers may use third-party management software systems. The vendors of these software systems may not support the BuildNet Enabling of their customers' systems.

     In addition, once developed and implemented, the BuildNet Exchange might not function as expected. The BuildNet Exchange is complex and might contain undetected errors or failures. This might result in loss of, or delay in, market acceptance of our products and services. We might in the future discover errors and scalability limitations in the BuildNet Exchange. Any inability to timely deliver fault free services could have a negative effect on our business and results of operations.

     We have no experience operating the BuildNet Exchange commercially and we might not be able to operate it effectively.

HOMEBUILDERS, SUPPLIERS AND MANUFACTURERS MIGHT NOT ACCEPT THE BUILDNET EXCHANGE

     Our operating results will become increasingly dependent on market acceptance of the BuildNet Exchange. To date, we have not derived any revenues from the BuildNet Exchange. If we do not attract and retain a substantial number of homebuilders, suppliers and manufacturers to participate in and use the BuildNet Exchange, our operating results will be negatively affected. To date, no homebuilders, suppliers or manufacturers have transacted any business through the BuildNet Exchange.

     In addition, none of the homebuilders with whom we have strategic relationships is contractually obligated to use the BuildNet Exchange. Upon its initial rollout the BuildNet Exchange will not allow homebuilders and suppliers to effect online transactions with manufacturers. There can be no assurance that the BuildNet Exchange will ever allow homebuilders and suppliers to effect online transactions with manufacturers.

     Homebuilders, suppliers and manufacturers might reject the BuildNet Exchange because:

     - the benefits we believe the BuildNet Exchange offers to these entities might not materialize;

     - homebuilders, suppliers and manufacturers who do not currently use our software products might be unwilling to invest the time and money to reconfigure their existing information systems to BuildNet Enable them;

     - homebuilders, suppliers and manufacturers might develop and implement their own exchanges, either individually or by forming joint ventures; and

     - the quality or quantity of goods and services made available on the BuildNet Exchange might not be sufficient to attract and retain buyers.

     Further, because the business-to-business e-commerce market is new and underdeveloped, potential customers in this market may be confused or uncertain about the relative merits of different products and services or which to adopt, if any. Confusion and uncertainty in the marketplace might inhibit customers from using the BuildNet Exchange, which could harm our business and operating results.

OUR CUSTOMERS MIGHT BECOME DISSATISFIED WITH THE BUILDNET EXCHANGE OR BE ATTRACTED TO ONE OR MORE OF OUR COMPETITORS

     To the extent that we establish contractual relationships with homebuilders, suppliers and manufacturers, we anticipate that these relationships will be nonexclusive or terminable at will. Consequently, these parties may transfer their business in part or in whole to our competitors quickly and at relatively low costs. Our success will depend on our ability to convince homebuilders, suppliers and manufacturers of the benefits of our products and services and on our ability to retain, broaden and diversify our future base of homebuilders, suppliers and manufacturers.

OUR QUARTERLY OPERATING RESULTS MIGHT FLUCTUATE

     Our revenues and operating results have varied significantly in the past and are likely to vary significantly from quarter to quarter in the future. As a result, you should not rely on period-to-period comparisons of our results of operations as an indication of future performance. Our operating results might vary based on a number of factors including:

     - demand for and market acceptance of the BuildNet Exchange;

     - introduction of new and enhanced purchasing solutions and services by our competitors;

     - loss of one or more of our key customers or strategic relationships;

     - timing and number of new hires;

     - the amount and timing of operating costs and capital expenditures relating to expansion of our business and infrastructure;

     - technical difficulties or system downtime affecting the BuildNet Exchange specifically and the Internet generally;

     - the ability of our suppliers and manufacturers to offer sufficient products and materials for the demands of homebuilders through the BuildNet Exchange;

     - budgeting cycles of customers and users;

     - the cyclical and seasonal nature of the homebuilding industry;

     - general economic conditions, as well as economic conditions specific to the technology, Internet and/or homebuilding industries; and

     - timing of and revenues generated by acquired businesses.

     Due to the lack of an operating history for the BuildNet Exchange, we have limited meaningful historical financial data upon which to base our planned revenues and operating expenses. We cannot be certain that we will be able to accurately predict our revenues, particularly in light of the limited operating history of the BuildNet Exchange, the intense competition in the Internet industry, and the resulting uncertainty as to the success of our business model for the BuildNet Exchange.

     In some future quarter or quarters, our results of operations might fall below the expectations of securities analysts or investors. Our failure to meet these expectations would likely adversely affect the price of our common stock.

WE MIGHT NOT BE ABLE TO ESTABLISH AND STRENGTHEN THE BUILDNET BRAND

     We believe that establishing and strengthening the BuildNet brand is critical to achieving widespread acceptance of the BuildNet Exchange, particularly because of the early stage of the online market for building materials. Promoting and positioning our brand will depend largely on the success of our marketing efforts and our ability to provide consistent, high-quality customer experiences. We will need to incur additional expenditures to promote our brand, both on marketing and on customer service. Our brand promotion activities might not be successful or result in enough increased revenues to offset the expenses incurred.

OUR STRATEGY FOR GENERATING MULTIPLE STREAMS OF REVENUE FROM THE BUILDNET EXCHANGE MAY NOT BE SUCCESSFUL

     Because we have only recently begun to test the BuildNet Exchange, we have not yet developed or implemented our other strategies related to growth for the BuildNet Exchange, including generating e-commerce revenues from fees for transactions processed through the BuildNet Exchange, monthly and annual subscription fees from users of the BuildNet Exchange, advertising revenues, fees for marketing services related to our mortgage.com relationship and other complementary revenue opportunities. Even if we are successful in operating the BuildNet Exchange, we cannot assure you that we will be able to develop our strategic growth plans for generating multiple streams of revenues from the BuildNet Exchange.

TO ATTRACT HOMEBUILDERS, SUPPLIERS AND MANUFACTURERS TO THE BUILDNET EXCHANGE, WE MUST NOT FAVOR ONE OVER ANOTHER

     The building market consists of a complex set of relationships among homebuilders, suppliers, manufacturers and others. Adoption of our solution by homebuilders, suppliers, manufacturers and others depends on their perception that we provide a neutral, unbiased marketplace to purchase and sell products. To the extent that we are perceived by our customers or suppliers as favoring one over another, others might lose confidence in the BuildNet Exchange as a fair and neutral marketplace and choose alternative solutions. To facilitate the establishment and adoption of the BuildNet Exchange, we have established manufacturing and supplier marketing programs that provide special benefits to participants that might be viewed as favoring a particular manufacturer or supplier over others, and therefore might have an adverse effect on our business and operating results.

WE FACE RISKS ASSOCIATED WITH ACQUISITIONS

     We have acquired nine businesses or business lines in the past 12 months, and will consider acquiring businesses, technologies, services or products that we believe are a strategic fit with our business. These recent and future acquisitions subject us to the following risks:

     - we might not be able to successfully integrate the services, products, technologies or personnel of any acquisition into our operations;

     - acquisitions might disrupt our ongoing business, distract our management or other resources, or make it difficult to maintain our standards, controls and procedures;

     - we might acquire companies in markets in which we have little experience;

     - acquisitions might result in potentially dilutive issuances of equity securities, the incurrence of debt or contingent liabilities, or amortization of expenses related to goodwill; and

     - acquisitions might not result in any return on our investment and we might lose our entire investment.

     We might not be able to grow if we are not able to complete and integrate recent and future acquisitions.

     Our acquisition strategy is also subject to the risk of not being able to identify additional suitable acquisition candidates available for sale at reasonable prices or on reasonable terms. Additionally, regardless of whether suitable candidates are available, we might not be able to complete future acquisitions for other reasons, such as the lack of available capital. If we are unable to complete future acquisitions, our business, financial condition and operating results could be adversely affected.

FLUCTUATIONS DUE TO THE CYCLICAL NATURE OF THE REAL ESTATE MARKET, ECONOMIC CONDITIONS AND THE RESIDENTIAL CONSTRUCTION INDUSTRY COULD NEGATIVELY AFFECT US

     The residential construction industry is cyclical and is significantly affected by changes in general and local economic conditions. Any significant downturn in the residential construction market could reduce homebuilder demand for our services and could materially and adversely affect our business, financial condition, results of operations and prospects. Factors that could affect the residential construction market include:

     - housing demand;

     - availability of financing for home buyers;

     - interest rates;

     - consumer confidence; and

     - employment levels.

     The cost and availability of alternatives to new homes, including rental properties and used homes, directly affects the demand for new homes. Increases in unemployment and decreases in consumer confidence weaken demand for new homes. Rising interest rates mean higher monthly mortgage payments, which could weaken the demand for new homes. We have no control over these economic conditions.

WE HAVE AND WILL CONTINUE TO HAVE SIGNIFICANT PRODUCT CONCENTRATION

     We have derived substantially all of our revenues from our builder and supplier management software products and related services. We expect that these products will continue to account for a significant portion of our revenues for the immediate future, and that we will begin to generate revenues from the BuildNet Exchange over the next few years. Our future operating results will depend upon continued market acceptance of our software products and our ability to develop and market the BuildNet Exchange. Our existing products, including our recently acquired products, might not retain their market acceptance, and the BuildNet Exchange might not achieve market acceptance at all. Any decrease in demand or market acceptance for our products or the BuildNet Exchange would have a material adverse effect on our business, operating results and financial condition.

WE DEPEND ON KEY PERSONNEL

     We depend to a significant extent on the continued services of our senior management and other key individuals, including Keith T. Brown, our chairman, Nathan P. Morton, our Chief Executive Officer, Bayard M. Atwood, our President and Chief Operating Officer, and other executive officers. Our employment agreement with Mr. Brown is subject to termination in May 2001, if either BuildNet or Mr. Brown gives notice of non-renewal 90 days prior to expiration. The loss of the services of key individuals would likely have a significantly detrimental effect on our business and operating results.

COMPETITION FOR PERSONNEL IN OUR INDUSTRY AND PRINCIPAL LOCATION IS INTENSE

     Our future success depends on our continuing to attract, retain and motivate highly skilled employees, each of which we might be unable to do in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. We plan to hire additional sales employees to implement the commercial rollout of the BuildNet Exchange. There is significant competition for qualified employees in the Internet industry and in the Research Triangle Park in North Carolina, where our principal offices are located, as well as in cities where our other offices are located. As a result, we are incurring and might continue to incur increased salaries, benefits and recruiting expenses. If we do not attract new personnel or retain and motivate our current personnel, our business will be adversely affected.

WE ARE EXPERIENCING A PERIOD OF SIGNIFICANT GROWTH, WHICH IS PLACING A SUBSTANTIAL STRAIN ON OUR RESOURCES

     We have experienced and might continue to experience rapid growth. From January 1, 1999 to March 1, 2000 we grew from approximately 70 to approximately 868 full-time employees. This growth has placed, and could continue to place, significant strain on our managerial, financial and operational resources, systems, procedures and controls. We will also need to train employees and maintain close coordination among our product development, marketing and sales, and general administrative organizations. These processes are time-consuming and expensive, will increase managerial responsibility, and will divert management attention from our business. If we are unable to manage our growth effectively, our business, financial condition, results of operations and prospects could be materially adversely affected.

OUR MANAGEMENT SYSTEMS SOFTWARE SALES CYCLE CAN BE LONG, WHICH CAN DELAY
REVENUES

     Our software sales cycle varies by product, but can take up to 12 months from initial client contact until we sign a contract. In addition, the implementation cycle at customer sites can take up to an additional 24 months. These lengthy cycles have a negative impact on the timing of our revenues.

     Not every potential client that we solicit actually purchases our management system software products. Other factors that contribute to the length and uncertainty of our software sales cycle and that might reduce the likelihood that clients will purchase our products include budgeting constraints, incentive structures that do not reward decision makers for savings achieved through cost-cutting and the strength of pre-existing software supplier relationships. If we are unable to enter into contracts with clients on a consistent basis, then our business might suffer from diminished revenues.

OUR MARKETS ARE COMPETITIVE AND THERE ARE LOW BARRIERS TO ENTRY

     Our markets are intensely competitive. In the marketplace for builder and supplier management software, competitive pressures are likely to result in price reduction, reduced margins and possibly reduced market share, any one of which factors could seriously harm our business. The principal market segments of competitive software management tools or online shopping models that compete with parts of our planned e-commerce platform include builder and supplier management (ERP) systems, customer relationship management (CRM) systems, point of sale and supply chain e-commerce procurement tools, catalog or product data systems, and online building material shopping solutions.

     The business-to-business e-commerce marketplace is new and expected to evolve rapidly. Many different companies, including our customers and potential customers, are positioned to emerge as competitors in this marketplace. In addition, companies that have established online exchanges for different industries could introduce exchanges that would compete with the BuildNet Exchange. Manufacturers, homebuilders and suppliers, either individually or through joint ventures, may develop exchanges that would compete with the BuildNet Exchange.

     Many of our competitors and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, greater name recognition, a larger installed base of potential customers and more extensive knowledge of our industry. These competitors might be able to spend more aggressively on marketing and advertising for their brands, products and services. They also might adopt more aggressive pricing policies and make more attractive offers to employees. In addition, current and potential competitors might establish cooperative relationships among themselves or with third parties to increase the ability of their products to address customer needs. Accordingly, it is possible that new competitors or alliances among competitors might emerge and rapidly acquire significant market share. We also expect that competition will increase as a result of industry consolidations.

     There are minimal barriers to entry in the business-to-business e-commerce market. Competitors can launch Web-enabled products and services at relatively low cost. Other companies might develop products and services that are less expensive and more useful to the homebuilding industry. These companies might be more successful in their marketing efforts and thereby limit our ability to gain market share. In addition, more established e-commerce participants might enter the online homebuilding market and compete directly with us.

OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY IS UNCERTAIN

     We believe that our intellectual property is critical to our success. We rely on trademark, copyright and trade secret protection to protect our proprietary rights. We rely on non-disclosure and other contractual restrictions on copying and distribution to protect our proprietary technology. The measures we take to protect our intellectual property might not be successful, which could have a material adverse effect on our business. The United States or foreign countries might not grant us any copyrights, trademarks or other protection for our intellectual property. Our intellectual property rights might be challenged, invalidated or circumvented, and the rights granted thereunder might not provide any competitive advantage.

     Furthermore, litigation might be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. This litigation could result in substantial costs and diversion of resources, and could harm our business, operating results and financial condition.

CLAIMS THAT WE INFRINGE THE INTELLECTUAL PROPERTY OF OTHERS COULD HARM US

     Companies might assert infringement claims against us for the use of technology they believe belongs or is licensed to them. The defense against any such claims, whether with or without merit, could be time-consuming, result in costly litigation and diversion of technical and management personnel or require us to develop non-infringing technology or enter into licensing agreements. These licensing agreements, if required, might not be available on terms acceptable to us, or at all. In the event of a successful claim of infringement against us and our failure or inability to develop non-infringing technology or to license the infringed or similar technology on a timely basis, our business, financial condition, results of operations and prospects could be materially adversely affected.

WE DEPEND ON THIRD PARTIES TO PROVIDE RELIABLE SOFTWARE, SYSTEMS AND RELATED SERVICES TO US

     We currently license from third parties certain technologies and information incorporated into our products and services. As we continue to introduce new services, we might be required to license additional technology and information from others. These third-party technology and information licenses might not continue to be available to us on commercially reasonable terms, if at all. Additionally, third parties from which we currently license technology and information might not be able to defend their proprietary rights successfully against claims of infringement. Any failure to obtain any of these technology and information licenses could result in delays or reductions in the introduction of new features, functions, products or services. It could also negatively affect the performance of our existing products and services until equivalent technology or information can be identified, obtained and integrated.

     We are relying substantially upon third-party service providers, including EDS, to help us build, maintain and house key components of the BuildNet Exchange. These services might not be available in a timely manner or at commercially reasonable terms, if at all. Any failure to obtain the necessary services to enable us to build, maintain and house the BuildNet Exchange could have a material adverse effect on our business, financial condition, results of operations and prospects.

     Several of the third parties upon whom we depend have a limited operating history, have relatively immature technology and are themselves dependent on reliable delivery of services from others. As a result, our ability to deliver various services to our users might be adversely affected by the failure of any of these third parties to provide reliable software, systems and related services to us.

WE NEED TO EXPAND OUR DIRECT SALES OPERATIONS IF WE ARE TO INCREASE MARKET AWARENESS AND SALES OF OUR PRODUCTS AND SERVICES

     We need to substantially expand our direct sales operations if we are to implement our rollout strategy and increase market awareness and sales of our products and services. We plan to hire additional sales employees to implement the commercial rollout of the BuildNet Exchange. If we fail to increase our direct sales capabilities, our business, financial condition and results of operations would be materially adversely affected. In particular, the BuildNet Exchange requires a sophisticated sales effort targeted at senior management of participants in the building supply chain. We have recently expanded our direct sales force and plan to hire additional sales personnel. Competition for qualified sales personnel is intense, and we might not be able to hire the kind and number of sales personnel we are targeting. New hires often require extensive training and typically take several months to achieve productivity.

SYSTEMS FAILURE OR DELAY MIGHT CAUSE INTERRUPTION AND DISRUPTION OF OUR BUSINESS

     The satisfactory performance, reliability and availability of the BuildNet Exchange will be critical to our ability to achieve profitability, as well as to our brand, reputation and ability to attract and retain homebuilders, suppliers, manufacturers and other business partners. In particular, our ability to provide high-quality service to our users largely depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Our servers could be vulnerable to malfunctions, computer viruses, physical or electronic break-ins and similar disruptions. Our systems and operations could also be vulnerable to damage or interruption from fire, flood, other natural disasters, power outages, telecommunications failures and similar events. Such disruptions could lead to interruptions, delays, loss of data and content, or the inability to provide access to our online operations and could cause user dissatisfaction and thereby materially adversely affect our business, financial condition, results of operations and prospects. In addition, because the BuildNet Exchange will be hosted in facilities of EDS in Plano, Texas, we are dependent on EDS for the avoidance of system failures or interruptions.

     We might not be successful in our efforts to improve and increase the capacity of our systems infrastructure, if required by increases in traffic and the number of users. Further, we might not be able to accurately project the rate or timing of increases, if any, in our traffic, or expand and upgrade our systems in a timely manner to accommodate increases in demand. Our inability to add software, content or hardware, or to develop and upgrade our existing technology or systems infrastructure to accommodate increased traffic might cause unanticipated system disruptions or reduce response times or user acceptance of our services, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

WE MIGHT NOT BE ABLE TO RESPOND TO RAPID TECHNOLOGICAL CHANGE IN OUR INDUSTRY

     The development of our products and services entails significant technical and business risks. To remain competitive, we must continue to enhance and improve the responsiveness, functionality, versatility and creative features of our products and services. In particular, the Internet is characterized by rapid technological change, new services embodying new technologies, and new industry standards and practices. The evolving nature of the Internet could render our products and services obsolete. Our success will depend, in part, on our ability to enhance our existing products, and develop new products, services (including, in particular the BuildNet Exchange) and technology that respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

IF WE FAIL TO COMPLY WITH THE NUMEROUS LAWS AND REGULATIONS THAT GOVERN THE MORTGAGE LENDING INDUSTRY, OUR BUSINESS COULD BE ADVERSELY AFFECTED

     Any mortgage lending business that is facilitated through the BuildNet Exchange through our relationship with mortgage.com must comply with extensive and complex rules and regulations of, and licensing and examination by, various federal, state and local government authorities. These rules impose obligations and restrictions on residential loan brokering and lending activities. In particular, these rules limit the broker fees, interest rates, finance charges and other fees that may be assessed, require extensive disclosure to our customers, prohibit discrimination and impose multiple qualification and licensing obligations. We might not always be in compliance with these requirements. Failure to comply with these requirements may result in, among other things, revocation of required licenses or registrations, loss of approved status, voiding of loan contracts or security interests, indemnification liability or the obligation to repurchase mortgage loans sold to mortgage loan purchasers, rescission of mortgage loans, class action lawsuits, administrative enforcement actions and civil and criminal liability.

ADDITIONAL FINANCING IS UNCERTAIN, WHICH COULD AFFECT OUR GROWTH PROSPECTS

     We currently anticipate that our available cash resources, combined with the net proceeds from this offering, will be sufficient to meet our working capital and capital expenditure requirements for at least 12 months. We might need to raise additional funds, however, to

     - fund more rapid expansion;

     - develop new or enhance existing services or products;

     - fund acquisitions, joint ventures or partnerships;

     - respond to competitive pressures; or

     - acquire complementary products, businesses or technologies.

     If additional funds are raised through the issuance of equity or convertible debt securities, the percentage of ownership of our then-current stockholders will be reduced. Any new securities might have rights, preferences or privileges senior to these stockholders. Additional financing might not be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our expansion, take advantage of unanticipated opportunities, develop or enhance services or products or otherwise respond to competitive pressures would be significantly limited. This limitation could seriously harm our business and operating results.

OUR PUBLICATION OF INACCURATE CATALOG CONTENT COULD CAUSE THE LOSS OF OUR HOMEBUILDING CUSTOMERS AND EXPOSE US TO LEGAL LIABILITY

     The accurate publication of catalog content is critical to our customers' businesses. Our failure to accurately publish catalog content could deter businesses from participating in the BuildNet Exchange, damage our business reputation, harm our ability to win new customers and potentially expose us to legal liability. In addition, from time to time some of our customers might submit to us inaccurate pricing or other information. Even if these inaccuracies are not our fault and are not within our control, similar consequences could occur. We currently do not carry insurance that would adequately cover losses which might be incurred as a result of inaccurate content publication.

UNDETECTED YEAR 2000 COMPLIANCE ISSUES COULD STILL HARM OUR BUSINESS

     Our business might suffer as a result of defects relating to Year 2000 compliance issues that have not been detected.

                     RISKS RELATED TO THE INTERNET INDUSTRY

WE ARE DEPENDENT ON CONTINUED GROWTH IN USE OF THE INTERNET AS A MEDIUM FOR COMMERCE

     Our market is new and rapidly evolving. Our business would be adversely affected if the Internet did not continue to grow as a medium for commerce, particularly for the residential construction industry. A number of factors might inhibit the development of the Internet and commercial online services into a commercial marketplace, including:

     - inadequate network infrastructure;

     - security and privacy concerns;

     - inconsistent quality of services and products;

     - lack of availability of cost-effective, high-speed service;

     - difficulties in delivery, exchange or return of products; and

     - government regulation.

     Internet infrastructure might not be able to support any Internet growth, and its performance and reliability might decline. In addition, many Web sites have experienced interruption in their service as a result of outages and other delays occurring throughout the Internet. If Internet outages or delays occur frequently in the future, Internet usage, as well as the usage of the BuildNet Exchange, could decline or grow more slowly than we anticipated.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD ADD COSTS TO DOING BUSINESS ON THE INTERNET

     There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations might be adopted in the future that address issues such as user privacy, pricing, taxes and the characteristics and quality of products and services. Any new laws or regulations relating to the Internet could adversely affect our business. For example, the Telecommunications Act sought to prohibit transmitting various types of information and content over the Internet. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies. This could increase the cost of transmitting data over the Internet. It might take years to determine the extent to which existing laws relating to issues such as property ownership, content, taxation, libel and personal privacy are applicable to the Internet. Taxes, laws or regulations might limit the growth of the Internet, suppress e-commerce, reduce the number of transactions, increase the costs of doing business or increase our exposure to litigation.

     We do not collect sales or other similar taxes in respect of goods and services purchased through the BuildNet Exchange. However, one or more states might seek to impose sales tax collection obligations on out-of-state companies like us that engage in or facilitate electronic commerce. A number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services over the Internet. These proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect our opportunity to derive financial benefit from such activities. Moreover, a successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of goods and services through the BuildNet Exchange could seriously harm our business. Current Federal law imposes a moratorium on the ability of the states to impose taxes on Internet-based transactions. The moratorium is scheduled to end in 2001. Failure to enact or renew or an invalidation of this legislation could allow various states to impose taxes on electronic commerce which could reduce use of the Internet and the BuildNet Exchange and harm our business and results of operations.

THE ACCELERATED GROWTH AND INCREASING VOLUME OF INTERNET TRAFFIC MAY CAUSE PERFORMANCE PROBLEMS WHICH MAY SLOW ADOPTION OF THE BUILDNET EXCHANGE

     The growth of Internet traffic to very high volumes of use over a relatively short period of time has caused frequent periods of decreased Internet performance, delays and, in some cases, system outages. This decreased performance is caused by limitations inherent in the technology infrastructure supporting the Internet and the internal networks of Internet users. If Internet usage continues to grow rapidly, the infrastructure of the Internet and its users might not be able to support the demands of growing e-commerce usage, and the Internet's performance and reliability might decline. If our existing or potential customers experience frequent outages or delays on the Internet, the adoption or use of the BuildNet Exchange might grow more slowly than we expect or even decline. Our ability to increase the speed and reliability of the BuildNet Exchange is limited by and depends upon the reliability of both the Internet and the internal networks of our customers.

SECURITY AND DISRUPTION PROBLEMS WITH THE INTERNET OR TRANSACTING BUSINESS OVER THE INTERNET MIGHT INHIBIT OUR GROWTH

     The secure transmission of confidential information over the Internet is essential to maintaining builder, manufacturer and supplier confidence in the BuildNet Exchange. Customers generally are concerned with security and privacy on the Internet and any publicized security problems could inhibit the growth of the Internet, and therefore the BuildNet Exchange, as a means of conducting transactions. Substantial security breaches on our system could significantly harm our business. Someone might circumvent our security systems and misappropriate proprietary information or cause interruptions in our operations. We incur substantial expense to protect against and remedy security breaches and their consequences. Despite the implementation of security measures, our networks may be vulnerable to unauthorized and illegal access, computer viruses and other disruptive problems. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to users accessing our solution.

     Internet service providers and on-line service providers have in the past experienced, and might in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. We may be required to expend significant capital or other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. Although we intend to continue to implement industry-standard security measures, we cannot be certain that measures implemented by us will not be circumvented in the future.

     If we experience a security breach that results in the misappropriation of proprietary information maintained in our systems or if we experience interruptions in our service, our reputation and brand may be damaged and we might be exposed to a risk of loss or litigation and possible liability. Damage to our reputation and brand could cause us to lose our community of builders, suppliers and manufacturers and negatively affect our business and results of operations. Our insurance policies might not be adequate to reimburse us for losses caused by security breaches or service disruption.

                         RISKS RELATED TO THE OFFERING

THE PRICE OF OUR COMMON STOCK AFTER THIS OFFERING MIGHT BE LOWER THAN THE PRICE YOU PAY

     The price of our common stock that will prevail in the market after this offering might be lower than the price you pay. After this offering, an active trading market in our stock might not develop or continue. If you purchase shares of our common stock in this offering, you will pay a price that was negotiated by us with the representatives of the underwriters and not a price that was established in a competitive market.

MARKET PRICES OF EMERGING INTERNET COMPANIES HAVE BEEN HIGHLY VOLATILE, AND THE MARKET FOR OUR STOCK MAY EXHIBIT VOLATILITY AS WELL

     The stock market has experienced significant price and trading volume fluctuations, and the market prices of technology companies, particularly Internet-related companies, have been extremely volatile. Recent initial public offerings by Internet companies have been accompanied by exceptional share price and trading volume volatility in the first days and weeks after the securities were released for public trading. Investors may not be able to resell their shares at or above the initial public offering price, particularly after periods of volatility because of the market's adverse reaction to such volatility. There are several factors that could cause such volatility, many of which are beyond our control, including:

     - variations in our quarterly operating results;

     - changes in securities analysts' estimates of our financial performance;

     - changes in market valuations of similar companies;

     - announcements by us or our present and future competitors of significant acquisitions, strategic partnerships, joint ventures, technical developments or capital commitments;

     - concerns about the viability of e-commerce companies; and

     - additions or departures of key personnel.

     These factors might materially adversely affect the market price for our common stock, regardless of our operating performance and other achievements.

THE SIGNIFICANT CONCENTRATION OF OWNERSHIP OF OUR COMMON STOCK MIGHT LIMIT YOUR ABILITY TO INFLUENCE CORPORATE ACTIONS

     The concentration of ownership of our common stock might have the effect of delaying, preventing or deterring a change in control of BuildNet, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of BuildNet and might affect the market price of our common stock. Immediately following this offering, our executive officers and directors
and their affiliates will beneficially own approximately      % of our
outstanding common stock (     % if the underwriters exercise their
over-allotment option in full). As a result, those stockholders, if they act together, might be able to control all matters requiring stockholder approval, including the election of directors and approval of any significant corporate transactions such as a change in control.

A THIRD PARTY COULD BE PREVENTED FROM ACQUIRING YOUR SHARES OF STOCK AT A PREMIUM TO THE MARKET PRICE BECAUSE OF OUR ANTI-TAKEOVER PROVISIONS

     Provisions of our certificate of incorporation and bylaws, including provisions allowing the issuance of preferred stock and the classification of our board of directors, and Delaware law could make it more difficult for a third party to acquire us, even though the acquisition might be beneficial to you and our other stockholders.

FUTURE SALES OF OUR COMMON STOCK COULD DEPRESS OUR COMMON STOCK PRICE

     In this offering, we will sell only        shares of common stock, which
represent approximately      % of the total outstanding shares of our stock.
Consequently, if new investors or our current stockholders sell substantial amounts of our common stock, including shares issued upon the exercise of outstanding options and warrants, in the public market following this offering, the market price of our common stock could fall. The negative effect of such sales on our common stock market price could be more pronounced given the relatively small number of shares offered to the public in this offering relative to the total number of shares of our common stock to be outstanding following this offering. In addition, sales could create the perception to the public of difficulties or problems with our products and services. As a result, these sales might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

     Upon completion of this offering, we will have outstanding           shares
of common stock, assuming no exercise of the underwriters' over-allotment option and no exercise of outstanding options or warrants, based on the shares outstanding as of March 1, 2000. Of these shares, the shares sold in this
offering are freely tradable. The remaining           shares, or approximately
     % of our stock, will become eligible for sale in the public market as follows:

NUMBER OF SHARES:                          DATE:
-----------------                          -----
     --     .............................  180 days after the date of this prospectus
     --     .............................  More than 180 days after the date of this prospectus

     The above table gives effect to certain lock-up arrangements with Credit Suisse First Boston under which our directors, officers and stockholders have agreed not to sell or otherwise dispose of their shares of common stock. Credit Suisse First Boston may remove these contractual lock-up restrictions at any time after the offering without prior notice.

     We are party to two investor rights agreements which grant some of our stockholders the right to demand that we register with the SEC the common stock they acquired from us in private placements. The registration of this stock would allow these shareholders to sell the stock publicly without any limitations on the manner or amount of sale. These two registration rights agreements cover an aggregate of 111,233,358 shares of our common stock. If these registration rights were exercised in whole or in part, a substantial number of shares of our common stock could be sold at once and the market price of our common stock could fall.

WE WILL HAVE BROAD DISCRETION IN USING THE PROCEEDS FROM THIS OFFERING AND MIGHT NOT USE THEM IN A MANNER STOCKHOLDERS WOULD PREFER

     We have not identified specific uses for most of the proceeds from this offering, and we will have broad discretion in how we use them. In addition, we are unable to determine how much of the proceeds will be used for any identified purpose other than repayment of up to $32.5 million of the NxTrend notes because circumstances regarding our planned uses of the proceeds may change. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds. If we fail to apply the funds effectively, it could have a material adverse effect on our business and financial performance.

YOU WILL EXPERIENCE DILUTION UPON PURCHASE OF YOUR SHARES

     The initial public offering price of our shares will substantially exceed our pro forma net tangible book value per share, which is $0.15 as of December 31, 1999. Investors purchasing shares in this offering will therefore incur immediate and substantial net tangible book value dilution. To the extent that future options or warrants to purchase the common stock or shares are exercised, there will be further dilution.

WE MIGHT IN THE FUTURE BE THE TARGET OF SECURITIES CLASS ACTION LITIGATION, WHICH WOULD BE COSTLY AND TIME CONSUMING TO DEFEND

     In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We might in the future be the target of similar litigation. Securities litigation might result in substantial costs and divert management's attention or resources, which might seriously harm our business and operating results.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the federal securities laws that relate to future events or our future financial performance. In some cases you can identify forward-looking statements by terminology such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results.

                                USE OF PROCEEDS

     We will receive net proceeds from this offering of approximately
$          million (approximately $          million if the underwriters
exercise their over-allotment option in full), assuming that our common stock is
sold at $          per share, the midpoint of the range shown on the cover page of this prospectus, and after deducting underwriting discounts and the estimated expenses of this offering. We intend to use the net proceeds for general corporate purposes, including marketing efforts and technology infrastructure related to the development of the BuildNet Exchange, for potential acquisitions and to repay all outstanding principal and accrued interest on notes issued to the stockholders of NxTrend with an aggregate principal of up to $32.5 million. The NxTrend notes mature on the effective date of this offering and have an annual interest rate of 8%. As part of our expansion strategy, we may make acquisitions and enter into joint ventures or strategic alliances which we may fund with a portion of the net proceeds from this offering. Currently, we are not contemplating any specific acquisitions. The precise allocation of funds among these uses will depend on developments in or affecting our business, the competitive climate in which we operate and the emergence of future opportunities. The net proceeds will be invested in government securities and other short-term, investment grade securities until we use them in our business.

                                DIVIDEND POLICY

     We do not intend to pay cash dividends on our common stock in the foreseeable future. We plan to retain earnings, if any, for use in the operation of our business and to fund future growth.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 1999. Our capitalization is presented:

     - on an actual basis;

     - on an unaudited pro forma basis to reflect:

        - the conversion of all outstanding shares of our preferred stock into shares of our common stock upon closing of this offering;

        - the assumed exercise of warrants to purchase 2,890,960 shares of our common stock that will expire if not exercised prior to the consummation of this offering;

        - the issuance, and reservation for issuance upon exercise of outstanding options, of 25,954,659 shares of our common stock and notes payable in the aggregate amount of $32.5 million to the former stockholders and optionees of NxTrend Technology, Inc. in connection with our pending acquisition of NxTrend, the assumed conversion of $4.4 million of the principal of the notes payable into shares of common stock (assuming a conversion price equal to the midpoint of the range set forth on the front cover page of this prospectus) and the assumed repayment of the remaining balance of $28.1 million of the notes payable;

        - the issuance of a note payable in the amount of $27 million in connection with our acquisition of The UniLink Group, LLC and the assumed conversion of the principal balance of this note payable into 6,136,363 shares of our common stock; and

        - the issuance of a note payable in the amount of $5.9 million in connection with our purchase of software from J.D. Edwards World Source Company and the assumed conversion of this note payable into shares of our common stock (assuming a conversion price equal to the midpoint of the range set forth on the front cover page of this prospectus).

     - on an unaudited pro forma as adjusted basis to reflect our receipt of net
       proceeds from our sale of        shares of common stock at an initial
       public offering price of $     per share, after deducting underwriting
       discounts, commissions and estimated offering expenses payable by us.

     The outstanding share information shown in the table excludes:

     - 13,938,382 shares of common stock issuable upon the exercise of stock options outstanding as of March 1, 2000 under our 1997 stock plan, our 1999 stock plan and the F.A.S.T. Management Group, Inc. 1997 stock option plan, with a weighted average exercise price of $0.90 per share;

     - an additional 28,125,900 shares reserved for issuance under our stock plans as of March 17, 2000; and

     - 16,014,880 shares of common stock issuable upon exercise of outstanding warrants as of March 17, 2000 with a weighted average exercise price of $2.38 per share which are not required to be exercised in connection with and will not expire upon the consummation of this offering.

                                                                   AS OF DECEMBER 31, 1999
                                                              ----------------------------------
                                                                                      PRO FORMA
                                                               ACTUAL    PRO FORMA   AS ADJUSTED
                                                              --------   ---------   -----------
                                                                    (DOLLARS IN THOUSANDS)
Debt and capital leases obligations, long-term portion......  $  3,287   $            $
Redeemable warrants.........................................    10,458      10,458       10,458
Mandatorily redeemable preferred stock, $.01 par value,
  99,563,680 shares authorized actual, no shares authorized
  pro forma or pro forma as adjusted........................        --          --           --
  Series B -- 74,563,680 shares authorized, 69,031,920
     shares issued and outstanding actual and pro forma; no
     shares issued and outstanding pro forma as adjusted....    36,949          --           --
  Series C -- 25,000,000 shares authorized, 24,322,619
     shares issued and outstanding actual and pro forma; no
     shares issued and outstanding pro forma as adjusted....   102,299          --           --
Subscriptions to purchase mandatorily redeemable convertible
  preferred stock...........................................    (3,525)         --           --
Shareholders equity (deficit):
  Preferred stock, undesignated, $.01 par value, 49,167,400
     shares authorized, no shares issued or outstanding
     actual or pro forma: shares authorized pro forma as
     adjusted, none issued or outstanding pro forma as
     adjusted...............................................
  Series A convertible preferred stock, $.01 par value;
     1,268,920 shares authorized; 1,118,840 shares issued
     and outstanding actual and pro forma; no shares issued
     and outstanding pro forma as adjusted..................        11          --           --
  Common stock, $.01 par value; 350,000,000 shares
     authorized; 54,872,024 shares issued and outstanding
     actual;           shares issued and outstanding pro
     forma;        shares issued and outstanding pro forma
     as adjusted............................................       549
  Subscriptions to purchase common stock....................        --      (3,525)      (3,525)
  Additional paid-in capital................................    37,281
  Deferred compensation.....................................   (28,912)                 (28,912)
  Notes receivable from stockholders........................    (2,237)     (2,237)      (2,237)
  Accumulated deficit.......................................   (35,467)    (35,467)     (35,467)
                                                              --------   ---------    ---------
          Total stockholders' equity (deficit)..............   (28,775)
                                                              --------   ---------    ---------
          Total capitalization..............................  $120,693   $            $
                                                              ========   =========    =========

                                    DILUTION

     As of December 31, 1999, our pro forma net tangible book value was approximately $25.5 million, or $0.15 per share of common stock. Pro forma net tangible book value represents the amount of our total tangible assets less total liabilities, reduced by notes payable in the aggregate amount of $65.4 million issued in connection with our acquisition of The UniLink Group, LLC, our pending acquisition of NxTrend Technology, Inc, and the purchase of proprietary software from J.D. Edwards World Source Company and gives effect to the conversion of all outstanding shares of our preferred stock into shares of our common stock, and the issuance, and reservation for issuance upon exercise of outstanding options, of 25,954,659 shares of our common stock to the former stockholders and optionees of NxTrend Technology, Inc. After giving effect to
our sale of           shares of common stock at an assumed initial public
offering price of $          per share and the assumed application of the
estimated net proceeds from this sale, the assumed exercise of warrants to purchase 2,890,960 shares of our capital stock that will expire if not exercised prior to the consummation of this offering, the conversion of the principal of
$4.4 million into           shares of our common stock at a price of $
per share and the repayment of the remaining balance of $28.1 million of the notes payable issued to the former owners of NxTrend Technology, Inc., the conversion of the principal balance of the $27 million note payable to the
former owners of The UniLink Group, LLC, into                shares of our
common stock, and the conversion of principal of $5.9 of the note payable to
J.D. Edwards World Source Company into           shares of our common stock, our
pro forma as adjusted net tangible book value would have been approximately $
million, or $          per share of common stock. This represents an immediate
increase in such pro forma as adjusted net tangible book value of $          per
share to existing stockholders and an immediate decrease in pro forma as
adjusted net tangible book value of $          per share to new investors. The
following table illustrates this per share dilution to new investors:

                                                                    PER SHARE
                                                               -------------------
Assumed initial public offering price.......................             $
  Pro forma net tangible book value as of December 31,
     1999...................................................
  Increase attributable to new investors....................   $
                                                               -------
Pro forma as adjusted net tangible book value after this
  offering..................................................
Dilution as adjusted to new investors.......................
                                                                         ---------
                                                                         $
                                                                         =========

     The following summarizes, as of December 31, 1999, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid to us by existing stockholders and by investors purchasing shares of common stock in this offering, before deducting estimated underwriting discounts and commissions and estimated offering expenses:

                                        SHARES PURCHASED    TOTAL CONSIDERATION     AVERAGE
                                        -----------------   --------------------     PRICE
                                        NUMBER    PERCENT    AMOUNT     PERCENT    PER SHARE
                                        -------   -------   ---------   --------   ---------
Existing stockholders.................                      $                       $
New investors.........................                                              $
                                        -------    -----    --------     -----      -------
          Total.......................             100.0%                100.0%     $
                                        =======    =====    ========     =====      =======

     The tables above assume no exercise of stock options outstanding as of December 31, 1999. Options to purchase 14,941,254 shares of common stock were outstanding as of December 31, 1999, with a weighted average exercise price of $0.75 per share. The tables above assume the exercise of warrants to purchase 2,890,960 shares of common stock which would expire if not exercised prior to the consummation of this offering but assumes no exercise of warrants to purchase 8,014,880 shares of common stock with a weighted exercise price of $0.36 per share which will remain outstanding following the consummation of this offering and no conversion of notes convertible into common stock upon consummation of this offering. To the extent these unexercised options and warrants are exercised, investors in this offering will experience further dilution.

     If the underwriters exercise their over-allotment in full, the following will occur:

     - the number of shares of common stock held by existing stockholders will
       decrease to approximately   % of the total number of shares of our common
       stock outstanding; and

     - the number of shares held by new investors will increase to           ,
       or approximately   % of the total number of shares of our common stock
       outstanding after this offering.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     Our selected financial data set forth below should be read in conjunction with our financial statements and accompanying notes, including the unaudited pro forma combined statement of operations data, appearing elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The historical statements and operations data for the years ended December 31, 1997, 1998, and 1999, and the balance sheet as of December 31, 1998 and 1999 are derived from, and are qualified by reference to, our financial statements, which have been audited by PricewaterhouseCoopers LLP. The balance sheet as of December 31, 1997 is derived from our audited balance sheet not included in this prospectus. The acquisitions of FAST, McCosker, Systems Analysis, and Maxwell have been accounted for using the purchase method of accounting. Accordingly, the actual consolidated statement of operations data reflects the results of operations of FAST, McCosker, Systems Analysis, and Maxwell since their acquisition dates of May 19, 1999, May 22, 1999, June 21, 1999, and August 27, 1999, respectively. The pro forma consolidated statement of operations data combine the historical statements of operations of BuildNet, NxTrend, UniLink, Key Prestige, McCosker, FAST, Systems Analysis, and Maxwell as if the acquisitions by BuildNet of NxTrend, UniLink, McCosker, FAST, Systems Analysis, and Maxwell and the acquisition by UniLink of Key Prestige had been completed on January 1, 1999. Historical results are not necessarily indicative of results to be expected in the future.

                                                                 PERIOD FROM
                                                                  INCEPTION
                                                              (OCTOBER 24, 1996)
                                                               TO DECEMBER 31,       YEAR ENDED DECEMBER 31,
                                                                     1996          ----------------------------    PRO FORMA
                                                                 (UNAUDITED)        1997      1998       1999        1999
                                                              ------------------   -------   -------   --------   -----------
                                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)  (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues....................................................       $   388         $ 4,257   $ 4,506   $ 14,601     $ 85,806
Cost of revenues............................................           164           1,369     1,436      9,026       45,836
                                                                   -------         -------   -------   --------     --------
Gross profit................................................           224           2,888     3,070      5,575       39,970
                                                                   -------         -------   -------   --------     --------
Operating expenses:
  General and administrative................................            96           1,348     1,969      8,151
  Sales and marketing.......................................           224           1,594     2,073      4,845
  Research and development..................................           168           1,122     2,035      9,898
  Stock-based compensation..................................            --             202        22        666
                                                                   -------         -------   -------   --------     --------
        Total operating expenses............................           488           4,266     6,099     23,560       95,586
                                                                   -------         -------   -------   --------     --------
Operating loss..............................................          (264)         (1,378)   (3,029)   (17,986)     (55,616)
Interest, net...............................................           (11)           (288)     (210)   (10,515)     (11,158)
Provision for income taxes..................................            --              --        --         --       (1,788)
                                                                   -------         -------   -------   --------     --------
Loss before extraordinary item..............................          (275)         (1,666)   (3,239)   (28,501)     (68,562)
Extraordinary loss on early extinguishment of debt..........            --              --      (107)       (28)         (28)
                                                                   -------         -------   -------   --------     --------
Net loss....................................................          (275)         (1,666)   (3,346)   (28,529)     (68,590)
Accretion of mandatorily redeemable preferred stock.........            --              --        --     (2,069)          --
Preferred stock dividend....................................            --              --        --       (167)          --
                                                                   -------         -------   -------   --------     --------
Net loss available to common shareholders...................       $  (275)        $(1,666)  $(3,346)  $(30,765)    $(68,590)
                                                                   =======         =======   =======   ========     ========
Net loss per common share -- basic and diluted..............       $ (0.01)        $ (0.08)  $ (0.17)  $  (0.84)
Weighted average common shares outstanding -- basic and
  diluted...................................................        20,043          20,043    20,043     36,527

                                                                AS OF DECEMBER 31, 1999
                                                              ----------------------------
                                                               1997      1998       1999
                                                              -------   -------   --------
BALANCE SHEET DATA:
Cash and cash equivalents...................................  $ 1,344   $   260   $ 51,875
Working capital (deficit)...................................      498      (954)    67,495
        Total assets........................................    2,208       916    134,726
Long term liabilities.......................................    2,939     4,418     13,746
Mandatorily redeemable convertible preferred stock..........       --        --    135,723
Stockholder's equity (deficit)..............................   (1,980)   (4,897)   (28,775)

     The pro forma net loss per common share assumes the following:

        - the conversion of all outstanding shares of our preferred stock into shares of our common stock upon closing of this offering;

        - the assumed exercise of warrants to purchase 2,890,960 shares of our common stock that will expire if not exercised prior to the consummation of this offering;

        - the issuance, and reservation for issuance upon exercise of outstanding options, of 25,954,659 shares of our common stock and notes payable in the aggregate amount of $32.5 million to the former stockholders and optionees of NxTrend Technology, Inc. in connection with our pending acquisition of NxTrend, the assumed conversion of $4.4 million of the principal of the notes payable into shares of common stock (assuming a conversion price equal to the midpoint of the range set forth on the front cover page of this prospectus) and the assumed repayment of the remaining balance of $28.1 million of the notes payable;

        - the issuance of a note payable in the amount of $27 million in connection with our acquisition of The UniLink Group, LLC and the assumed conversion of the principal balance of this note payable into 6,136,363 shares of our common stock; and

        - the issuance of a note payable in the amount of $5.9 million in connection with our purchase of software from J.D. Edwards World Source Company and the assumed conversion of this note payable into shares of our common stock (assuming a conversion price equal to the midpoint of the range set forth on the front cover page of this prospectus).

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the consolidated financial statements and accompanying notes, which appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risk and uncertainties. Our actual results could differ materially from those anticipated in these forward looking statements as a result of various risk factors, including those discussed below and elsewhere in this prospectus, particularly under the heading "Risk Factors."

OVERVIEW

     Our objective is to be the business-to-business e-commerce solution for the residential construction industry. The BuildNet Exchange is designed to provide secure Internet-based procurement, e-commerce and information services for homebuilders, suppliers and manufacturers. We are testing the BuildNet Exchange and expect to initiate a limited market rollout in the second quarter of 2000 and a commercial rollout in the second half of 2000.

     History of Losses. We have never been profitable, we expect to incur net losses in the foreseeable future and we may never be profitable. As of December 31, 1999, we had an accumulated deficit of $35.5 million. Net losses have increased and we expect this trend will continue.

     Sources of Revenues. From our incorporation in 1996 through December 31, 1999, substantially all of our revenues were generated from the sale of management software and related services for homebuilders. In January 2000, we acquired assets and assumed liabilities of The UniLink Group, LLC. UniLink's revenues have been primarily comprised of transaction and service fees related to transactions between suppliers and manufacturers in the heating, ventilation and air conditioning (HVAC) and appliance industries using UniLink's transaction exchange and transaction fees for the processing of warranty claims. In February 2000, we entered into an agreement to acquire NxTrend Technology. NxTrend's revenues have been primarily generated from the sale of back-office systems to suppliers of building, electrical, plumbing, HVAC and industrial products.

     As we roll out the BuildNet Exchange, we expect that a primary and growing source of our revenues will be transaction fees paid by suppliers who sell building materials and products to homebuilders through the BuildNet Exchange. We expect that these fees will be based upon a negotiated percentage of the sales price of materials and products ordered online by homebuilders over the BuildNet Exchange.

     As a result of our planned rollout of the BuildNet Exchange, we are considering changing our pricing structure for homebuilders using our software products so that they may be charged for software based upon the number of homes built each year as opposed to one-time license fee payments. In addition, we anticipate that our sales and marketing efforts will be redirected to focus on the BuildNet Exchange, which is expected to be an increasingly significant component of our total revenues. Based on these factors, we expect revenues from software and related services to decrease in absolute terms on a pro forma basis and not be as significant a component of our revenues in the future as it has been in the past. In addition, we do not expect revenues from other sources, including revenues from the BuildNet Exchange, to offset this decline in the near term.

     In addition to transaction fees processed through the BuildNet Exchange, we also plan to derive revenues in the future from the following sources:

     - subscription fees paid by manufacturers to be included in the BuildNet Exchange;

     - marketing and advertising by manufacturers and suppliers on the BuildNet Exchange;

     - marketing services related to our mortgage.com relationship;

     - warranty claim processing;

     - administering manufacturer loyalty and rebate programs; and

     - selling information collected from the BuildNet Exchange.

     We anticipate that both sales and marketing expenses and research and development expenses will increase as we continue to develop and roll out the BuildNet Exchange. We cannot assure you that we will be successful in developing our business and generating revenues and we refer you to the specific risks outlined under the heading "Risk Factors."

     Revenue Recognition Policy. Both we and NxTrend recognize software revenues from multiple element contracts for which the software license element can be separated from the service elements when the following conditions are satisfied: there is evidence of an arrangement; the product has been shipped; fees are fixed and determinable; and collection of the fees is probable. Software revenues from multiple element contracts for which the software element cannot be separated from the service elements are recognized based on the percentage of completion method, whereby revenues are recognized based on the estimated stage of completion of individual contracts. Revenues from software-related services, which include customer maintenance and support, training and consulting, are recognized as the services are performed. UniLink recognizes transaction fees as the transactions occur, and services fees in the period in which the services are performed. In addition, once the BuildNet Exchange is rolled out, we expect to recognize transaction fees as the transactions occur.

RECENT ACQUISITIONS

     Between May and August 1999, we acquired four businesses which were also providers of back-office management and productivity-based integrated software for the homebuilder segment of the residential construction industry, including The F.A.S.T. Management Group, which we acquired on May 19, 1999, McCosker Corporation, which we acquired on May 22, 1999, Systems Analysis, which we acquired on June 21, 1999, and Maxwell & Company, which we acquired on August 27, 1999. We also purchased Site Trak, which is a back-office proprietary software system for the subcontractor segment of the homebuilding industry, on September 15, 1999. We refer to these acquisitions collectively as the "1999 Acquisitions."

     On January 18, 2000, we purchased certain assets and assumed certain liabilities of UniLink in exchange for a convertible note payable in the amount of $27.0 million. The assets acquired included software products for the processing of electronic commerce transactions in the electrical, plumbing, appliances and HVAC markets, via electricalonline.com, plumbingonline.com, appliancepartner.com, and hvaconline.com and assets for the electronic processing of warranty claims. In connection with this purchase, we entered into a one-year agreement with the former owners of UniLink whereby we will process warranty transactions in the consumer electronics industry in exchange for fees of 75% of the fees charged by the former owners of UniLink to those customers.

     On January 31, 2000, we purchased the software and customer base for the homebuilder module of the World Software System from J.D. Edwards World Source Company in exchange for $650,000 in cash and a note payable in the amount of $5.9 million. The acquisition of this customer base and software provides us additional access to the larger homebuilders in the U.S. residential construction industry.

     On February 21, 2000, we entered into an agreement to purchase NxTrend in exchange for 25,954,659 shares of our common stock and notes payable in the aggregate amount of $32.5 million. This transaction is subject to regulatory approval. NxTrend is a leading provider of enterprise-wide solutions designed to enable suppliers to better manage inventory, order processing, sales, warehouse logistics and electronic commerce. NxTrend's supply chain solutions are targeted to the needs of suppliers of building materials, electrical, plumbing, HVAC, and industrial products.

STRATEGIC RELATIONSHIPS

     In May 1999, we issued GE Capital Equity Investments a warrant to purchase up to 5,426,380 shares of our Series B preferred stock, which will become exercisable for common stock upon closing of this offering, at an exercise price of $0.52 per share which vests incrementally upon the achievement of sales and marketing objectives. As of December 31, 1999, 1,356,660 warrants had been earned under this agreement based on the achievement of objectives related to the signing of contracts with specific manufacturers. Accordingly, we recorded $5.6 million in deferred customer acquisition costs based on the estimated fair value of these warrants using the Black-Scholes pricing model. Deferred customer acquisition costs are being amortized as a sales and marketing expense over the term of the manufacturer contracts. For the year ended December 31, 1999, $117,000 was amortized as a sales and marketing expense.

     In the first quarter of 2000, we issued to homebuilders and suppliers warrants to purchase 500,000 shares of our common stock at an exercise price of $4.40 per share and 600,000 shares of our Series C preferred stock, which will become exercisable for common stock upon closing of this offering, at an exercise price of $4.40 per share. The warrants become exercisable as the homebuilders and suppliers achieve milestones related to the promotion and adoption of the BuildNet Exchange. As and when the homebuilders and suppliers achieve these milestones, we will record a non-cash charge as sales and marketing expense, based on the fair market value of the warrants at that time. In addition, the homebuilders and suppliers can earn warrants to purchase up to an additional 2,500,000 shares of our common stock at an exercise price of $4.40 and 4,400,000 shares of our Series C preferred stock, which will become exercisable for common stock upon closing of this offering at an exercise price of $4.40 per share based on the homebuilders' and suppliers' volume of transactions through the BuildNet Exchange. We will record a non-cash charge as sales and marketing expense as and when these warrants become exercisable, based on the fair market value of the warrants at that time. All of the warrants issued to the homebuilders and suppliers will expire three years from their respective dates of issuance.

     Stock-Based Compensation. As of December 31, 1999, we had a deferred compensation balance of $28.9 million as a result of grants of employee stock options with an exercise price below the assumed fair value of the underlying common stock for financial accounting purposes only. This deferred compensation is being amortized as stock-based compensation over the vesting periods. Vesting periods are generally between three and five years, although some options include acceleration clauses whereby the vesting of the options will accelerate upon our achievement of milestones related to the adoption of the BuildNet Exchange.

RESULTS OF OPERATIONS

     The following table sets forth certain operating data as a percentage of revenues for the periods indicated.

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                              1997     1998      1999
                                                              -----    -----    ------
STATEMENT OF OPERATIONS DATA:
Revenues....................................................  100.0%   100.0%    100.0%
                                                              -----    -----    ------
Cost of revenues............................................   32.2     31.8      61.8
                                                              -----    -----    ------
Gross profit................................................   67.8     68.2      38.2
                                                              -----    -----    ------
Operating expenses
  General and administrative................................   31.7     43.7      55.8
  Sales and marketing.......................................   37.4     46.0      33.2
  Research and development..................................   26.4     45.2      67.8
  Stock-based compensation..................................    4.7      0.5       4.6
                                                              -----    -----    ------
          Total operating expenses..........................  100.2    135.4     161.4
                                                              -----    -----    ------
Operating loss..............................................  (32.4)   (67.2)   (123.2)
Net interest expense........................................   (6.7)    (4.7)    (72.0)
                                                              -----    -----    ------
Loss before extraordinary item..............................  (39.1)   (71.9)   (195.2)
Extraordinary loss on early extinguishment of debt..........     --     (2.4)     (0.2)
                                                              -----    -----    ------
Net loss....................................................  (39.1)   (74.3)   (195.4)
Accretion of mandatorily redeemable preferred stock.........     --       --     (14.2)
Preferred stock dividend....................................     --       --      (1.1)
                                                              -----    -----    ------
Net loss available to common shareholders...................  (39.1)%  (74.3)%  (210.7)%
                                                              =====    =====    ======

YEARS ENDED DECEMBER 31, 1999 AND 1998

     Revenues. Revenues consist primarily of sales of software licenses, professional services and support and maintenance contracts. Revenues increased by 224% to $14.6 million in 1999 from $4.5 million in 1998. The increase in revenues was due primarily to revenues generated by the 1999 Acquisitions. Revenues generated by the 1999 Acquisitions accounted for $10.2 million of our revenues during 1999.

     Cost of Revenues. Cost of revenues consist primarily of employee payroll and related expenses for consulting, training and customer support. Cost of revenues increased by 529% to $9.0 million in 1999 from $1.3 million in 1998. As a percentage of revenues, cost of revenues increased to 62% in 1999 from 32% in 1998. The increase in cost of revenues was due primarily to cost of revenues incurred by the 1999 Acquisitions. Cost of revenues incurred by the 1999 Acquisitions accounted for $6.7 million of our cost of revenues during 1999. As a percentage of revenues, cost of revenues increased because revenues generated by the 1999 Acquisitions are comprised largely of revenues from training and consulting, which tend to have higher related costs due to the personnel expenses incurred to perform the services.

     General and Administrative. General and administrative expenses consist primarily of employee salaries and other expenses for executive, administrative and finance personnel. General and administrative expenses increased by 314% to $8.2 million in 1999 from $2.0 million in 1998. As a percentage of revenues, general and administrative expenses increased to 56% in 1999 from 44% in 1998. Both the overall increase in general and administrative expenses and the increase in general and administrative expenses as a percentage of revenues was due primarily to an increase in the number of general and administrative employees to 93 at December 31, 1999 from 11 at December 31, 1998, due primarily to the continued development of our infrastructure and the 1999 Acquisitions. We expect these expenses to increase as we develop and roll out the BuildNet Exchange.

     Sales and Marketing. Sales and marketing expenses consist primarily of employee salaries, benefits and commissions, and the costs of promotional materials, trade shows and other sales and marketing programs. Sales and marketing expenses increased by 134% to $4.8 million in 1999 from $2.1 million in 1998. The increase in sales and marketing expenses were due primarily to an increase in the number of sales and marketing employees to 48 at December 31, 1999 from 13 at December 31, 1998, due in part to the 1999 Acquisitions. As a percentage of revenues, sales and marketing expenses decreased to 33% in 1999 from 46% in 1998. The decrease in sales and marketing expense as a percentage of revenues was due to revenues generated by the 1999 Acquisitions, the effect of recurring revenues from maintenance and support contracts and co-marketing efforts between us and the 1999 Acquisitions. We expect these expenses to increase as we develop and roll out the BuildNet Exchange.

     Research and Development. Research and development expenses consist primarily of employee salaries and related costs, consulting fees and other expenses incurred in connection with the development of our products and services. Research and development expenses increased by 386% to $9.9 million in 1999 from $2.0 million in 1998. As a percentage of revenues, research and development expenses increased to 68% in 1999 from 45% in 1998. Both the overall increase in research and development expenses and the increase in research and development expenses as a percentage of revenues were due to an increase in the number of research and development employees to 94 at December 31, 1999 from 25 at December 31, 1998, as we increased our efforts to develop the BuildNet Exchange. In addition, a consulting contract with a third party for the development of the BuildNet Exchange accounted for research and development costs of $2.2 million during 1999. We expect these expenses to increase as we develop and roll out the BuildNet Exchange.

     Stock-Based Compensation. Amortization of stock-based compensation increased to $666,000 in 1999 from $22,000 in 1998. During 1999, we recorded deferred compensation charges of $29.4 million related to employee stock options, compared to $359,000 of deferred compensation that was recorded prior to December 31, 1998. We are amortizing these deferred compensation charges over the vesting periods of the related options, and therefore the increase in amortization of stock-based compensation in 1999 is due to the amortization of the deferred compensation charges that were recorded in 1999.

     Interest Expense, Net. Interest expense, net of interest income, increased to $10.5 million in 1999 from $210,000 in 1998. In October 1997, we entered into a $3 million debt agreement under which we issued redeemable warrants to purchase our common stock. These warrants include provisions which may require us to repurchase the warrants at the fair market value of the warrant. Therefore, these warrants are required to be carried at their fair market value, with any changes in the carrying value of the warrants being charged to non-cash interest income or expense. The fair market value of the warrants increased significantly in 1999 from 1998, which caused the non-cash charge to interest expense in 1999. We also recorded debt discount for warrants issued with debt, which was amortized over the life of the loans as non-cash interest expense. In 1999, net interest expense consisted of non-cash interest charges of $10.1 million, interest income of $643,000, and interest expense of $1.0 million payable in cash. During 1998, net interest expense consisted of interest expense of $513,000 payable in cash, interest income of $39,000 and non-cash interest income of $264,000.

     Extraordinary Loss on Early Extinguishment of Debt. Extraordinary loss on early extinguishment of debt decreased to $28,000 in 1999 from $107,000 in 1998. The loss on early extinguishment of debt in 1999 consisted of the difference in the principal balance and the carrying value of two notes payable that were repaid prior to the maturity date in 1999. The loss on early extinguishment of debt in 1998 was due to a note payable that was revised in 1998, and represents the difference in the terms of the revised note payable as compared to the original terms of the note payable.

YEARS ENDED DECEMBER 31, 1998 AND 1997

     Revenues. Revenues increased by 6% to $4.5 million in 1998 from $4.3 million in 1997. The increase in revenues was primarily due to an increase in recurring revenues from support and maintenance fees as we continued to build our customer base.

     Cost of Revenues. Cost of revenues increased by 5% to $1.4 million in 1998 from $1.4 million in 1997. As a percentage of revenues, cost of revenues were 32% in both 1998 and 1997. The increase in cost of revenues was due in part to an increase in the number of support and maintenance and professional service employees to 19 at December 31, 1998 from 15 at the beginning of 1997.

     General and Administrative. General and administrative expenses increased by 46% to $2.0 million in 1998 from $1.3 million in 1997. As a percentage of revenues, general and administrative expenses increased to 44% in 1998 from 32% in 1997. Both the overall increase in general and administrative expenses and the increase in general and administrative expenses as a percentage of revenues were primarily due to the leasing of additional facilities and due to the hiring of additional general and administrative employees, as we contained to build our infrastructure.

     Sales and Marketing. Sales and marketing expenses increased by 30% to $2.1 million in 1998 from $1.6 million in 1997. As a percentage of revenues, sales and marketing expenses increased to 46% in 1998 from 37% in 1997. The increase in sales and marketing expenses was due primarily to reinitiating our advertising, marketing and tradeshow efforts as a result of $3.0 million we received from the issuance of notes payable in the fourth quarter of 1997.

     Research and Development. Research and development expenses increased by 81% to $2.0 million in 1998 from $1.1 million in 1997. As a percentage of revenues, research and development expenses increased to 45% in 1998 from 26% in 1997. Both the overall increase in research and development expenses and the increase in research and development expenses as a percentage of revenues was due to an increased emphasis on the development of our software products and the BuildNet Exchange and an increase in the number of research and development employees to 25 at December 31, 1998 from 20 at the beginning of 1997.

     Stock-Based Compensation. Amortization of stock-based compensation decreased by 89% to $22,000 in 1998 from $202,000 in 1997. The decrease was attributable to employee stock options that were granted during 1997 that were immediately partially vested, resulting in an immediate charge of $189,000. There were no such immediate charges during 1998.

     Interest Expense, Net. Interest expense, net of interest income, decreased by 27% to $210,000 in 1998 from $288,000 in 1997. During 1998, net interest expense consisted of interest expense of $513,000 payable in cash, interest income of $39,000 and non-cash interest income of $264,000. During 1997, net interest expense consisted primarily of interest expense of $178,000 payable in cash, interest income of $29,000 and non-cash interest expense of $139,000.

     Extraordinary Loss on Early Extinguishment of Debt. Extraordinary loss on early extinguishment of debt increased to $107,000 in 1998 from zero in 1997. The loss on early extinguishment of debt in 1998 was due to a note payable that was revised in 1997, and represents the difference in the terms of the revised note payable as compared to the original terms of the note payable.

LIQUIDITY AND CAPITAL RESOURCES

     Since inception, we have funded our operations through cash from operations and through private placements of debt instruments and our preferred stock. As of December 31, 1999, we had cash and cash equivalents of $51.9 million and long-term investments of $29.7 million. We also had funds of $25.3 million held in an escrow account at December 31, 1999 from the sale of our preferred stock, which was disbursed to us in January 2000. Our long-term investments at December 31, 1999 are comprised solely of student loan bonds which are secured by the U.S. government and underwritten by a major financial institution. We have the option to sell these bonds back to the financial institution at their face value approximately every 28 days. Therefore, our long-term investments at December 31, 1999 are considered highly liquid.

     Cash used in operating activities during 1999, 1998 and 1997 was $13.4 million, $2.9 million, and $1.4 million, respectively. Cash used in operating activities was primarily for the development of the BuildNet

Exchange, the expansion of our sales and marketing force and the expansion of our administrative and operations staff to support our growth.

     Cash used in investing activities during 1999, 1998 and 1997 was $37.6 million, $122,000 and $31,000, respectively. During 1999, cash used in investing consisted of net cash paid for the 1999 Acquisitions of $3.3 million and purchases of long-term investments of $33.7 million.

     Cash provided by financing activities during 1999, 1998 and 1997 was $102.6 million, $1.9 million, and $2.6 million, respectively. During 1999, 1998 and 1997, we issued an aggregate of $7.5 million of notes payable in exchange for cash. During 1997, certain of these notes payable with a principal balance of $200,000 and related accrued interest were converted into 229,200 shares of our Series A convertible preferred stock. During 1999, certain of these notes with an aggregate principal balance of $4.7 million and related accrued interest were converted into 9,471,187 shares of our Series B mandatorily redeemable preferred stock. Also during 1999, we repaid the remaining notes payable that were issued during 1999, 1998 and 1997 with an aggregate principal balance of $2.4 million. During 1999, we issued an additional 59,560,733 shares of our Series B mandatorily redeemable preferred stock at a price of $0.52 per share and issued 24,322,617 shares of our Series C mandatorily redeemable preferred stock at a price of $4.40 per share. We received net proceeds of $102.3 million from the sales of our Series B and Series C mandatorily preferred stock during 1999. At December 31, 1999, we had funds of $25.3 held in an escrow account which we received in January 2000 related to shares of our Series B and Series C mandatorily redeemable preferred stock that were issued during 1999, and received an additional $3.5 million in January and February 2000 related to subscriptions for our Series B and Series C mandatorily redeemable preferred stock that were outstanding at December 31, 1999.

     As of December 31, 1999, we had notes payable outstanding in the aggregate amount of $4.9 million related to our 1999 Acquisitions and the Site Trak software system. These notes mature between 2001 and 2002 and incur interest at a rate of 8% per annum.

     The $27.0 million note payable to the former shareholders of UniLink is convertible into shares of our common stock at a rate of $4.40 per share at the option of the holder at any time prior to the maturity date. Conversion is mandatory upon the expiration of any lock-up period to which our investors are subject following the closing of this offering. The $5.9 million note payable to J.D. Edwards World Source Company is convertible at the option of the holder into shares of our common stock upon the closing of this offering at the price per share of the common stock sold in this offering. Of the $32.5 million of notes payable issued to the former shareholders of NxTrend, $4.4 million of the notes are convertible at the option of the holders into shares of our common stock upon the closing of this offering at the price per share of the common stock sold in this offering. The remaining balance of the notes payable to the former shareholders of NxTrend is payable in full on the seventh day following the closing of this offering.

     NxTrend has a financing facility including a secured term loan of $25.0 million and a secured revolving credit line. The revolving loan provides for a maximum outstanding balance of $10.0 million. The facility expires on December 31, 2000, or earlier, based on certain provisions included in the facility. Principal payments are due quarterly, with interest due monthly. Under certain conditions, based primarily on our earnings, we might be required to make certain prepayments of the term loan principal. As of December 31, 1999, $4.1 million was outstanding under the term loan and $500,000 was outstanding under the revolving loan.

     We also have issued warrants to purchase 2,215,660 shares of our common stock at an exercise price of $0.0005 per share. At the option of the holders of these warrants, we might be required to repurchase the warrants beginning May 31, 2006 at the fair value of the warrants.

     Since our inception in 1996, we have experienced net losses and negative cash flows from our operations. For the foreseeable future, we expect to experience significant net losses and negative cash flows. We believe that our existing liquidity and capital resources, including the proceeds resulting from the sale of our common stock in this offering, will be sufficient to satisfy our cash requirements for at least the next 12 months. To the extent that such amounts are insufficient, we will be required to raise additional funds through debt or equity financing. There can be no assurance that we will be able to raise such funds on favorable terms, or at all.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. This statement is effective for financial statements for all fiscal quarters of all fiscal years beginning after June 15, 2000. We intend to adopt this statement when required; however, it is not expected to have a material impact on our financial position or results of operations.

IMPACT OF YEAR 2000 COMPUTER ISSUES

     Most reports to date have indicated that computer systems are functioning normally and the compliance and remediation work was effective to prevent any problems resulting from systems' inability to recognize dates on and after January 1, 2000. However, computer experts have warned that there may still be residual consequences of the change in centuries. It is also possible that errors or defects may remain undetected, or that dates other than January 1 may trigger Year 2000 type problems. We designed the most recent versions of our products and systems to be Year 2000 compliant. To date, Year 2000 remediation efforts to our products and services were minor due to our awareness of Year 2000 issues when our products were developed. To date, we have not developed any formalized contingency plans to address the risk that our products, systems, customers, vendors or other third-parties might fail to be or become Year 2000 compliant. To the extent that we identify third party or other Year 2000 compliance issues that are not capable of remediation on a timely basis, we plan to develop contingency plans in order to minimize our risks. Although we have not experienced any Year 2000 problems, it is possible that we could face problems or disruptions during 2000. Any Year 2000 problems could cause difficulties accessing the BuildNet Exchange and our Web site thereby resulting in decreased sales of our services to our customers and damage to our reputation.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Most of our cash equivalents, capital lease obligations, and long-term debt obligations are at fixed interest rates, and therefore the fair value of these investments is affected by changes in market interest rates. However, our cash equivalents are primarily comprised of high grade commercial paper and highly liquid deposits with financial institutions. Most of our long-term investments are comprised of auction rate bonds, for which the interest rate is determined in an auction approximately every 28 days. Therefore, the fair value of the underlying bonds are not materially effected by a change in market interest rates. A hypothetical increase or decrease in market interest rate by 10% from the market interest rates at December 31, 1999 would not have a material effect on our portfolio.

     All of our revenues recognized to date have been denominated in United States dollars and are primarily from clients in the United States. Although NxTrend has generated a small portion of its revenues in Canada, we do not anticipate that sales denominated in foreign currencies will comprise a significant portion of our sales in the foreseeable future.

                                    BUSINESS

OVERVIEW

     Our objective is to be the business-to-business e-commerce solution for the residential construction industry. We have designed the BuildNet Exchange to provide secure Internet-based procurement, e-commerce and information services for homebuilders, suppliers and manufacturers. We believe that the BuildNet Exchange addresses many of the supply chain inefficiencies that adversely impact the residential construction industry. Homebuilders, suppliers and manufacturers lack accurate and timely information on product requirements, building materials are transferred multiple times through the supply chain and most procurement processes are paper-based and labor intensive. The BuildNet Exchange allows users to confirm pricing and product specifications, place purchase orders and add both product and order information automatically to builders' and suppliers' management systems. In addition, manufacturers can place product information and catalogs on the BuildNet Exchange for access by homebuilders and suppliers.

     We are testing the BuildNet Exchange and expect to initiate a limited market rollout in two cities during the second quarter of 2000 and plan to commence a commercial rollout in an additional four to six cities in the second half of 2000. Our position as a leading provider of management software to homebuilders and suppliers gives us a critical mass of software users to connect to the BuildNet Exchange. Our aggregated software customer base includes homebuilders who accounted for approximately 43% of 1999 U.S. single-family home closings, according to our estimates, and three of the top ten residential construction suppliers in the U.S., according to Pro Sales magazine. We have already completed the initial upgrade of four of our six existing builder management software products and our two principal supplier management software products to connect to the BuildNet Exchange. We refer to the process by which we connect the BuildNet Exchange to the back-office management systems of homebuilders and suppliers as BuildNet Enabling. We will BuildNet Enable our remaining builder management software products prior to our commercial rollout.

     We have established relationships with many major homebuilders, suppliers and manufacturers through equity investments and our warrant incentive program to encourage the rapid adoption of the BuildNet Exchange. We also have an existing strategic relationship with EDS, under which EDS is promoting the BuildNet Exchange as the standard for the homebuilding industry and has built and will host our transaction hub. In addition, we have a relationship with mortgage.com under which we have exclusive rights to offer to homebuilders the ability to arrange mortgage loans for their homebuyers through mortgage.com.

INDUSTRY BACKGROUND

  Growth of Business-to-Business Commerce on the Internet

     The Internet has emerged as the fastest growing communications medium in history and is dramatically changing how businesses communicate and share information. International Data Corporation estimates that the number of U.S. Web users in U.S. commercial business will grow from 33 million at the end of 1999 to 99 million by the end of 2003. Worldwide business-to-business e-commerce, defined as the total volume of intercompany trade of goods and services in which the final order is placed over the Internet, is expected to grow from an estimated $406 billion in 2000 to $2.7 trillion in 2004, according to Forrester Research.

     The widespread adoption of intranets and the acceptance of the Internet as a business communications platform has created a foundation for business-to-business e-commerce that offers the potential for companies to streamline complex processes, lower costs and improve productivity. Business-to-business e-commerce solutions frequently automate or otherwise modify workflows or processes that are fundamental to a company's operations by replacing paper-based transactions with electronic communications. Buyers can automate and centralize their purchasing processes and access more detailed information on product pricing and availability. Sellers can access timely information regarding their customers' needs, which enables them to reduce excess inventory and deliver products and services that are in demand.

     Business-to-business e-commerce solutions enable buyers and sellers in fragmented markets to reduce supply chain inefficiencies. These solutions are most applicable to industries characterized by large numbers of buyers and sellers, a high degree of fragmentation among buyers and sellers, significant dependence on information exchange, large transaction volume and user acceptance of the Internet.

  The Residential Construction Industry

     Residential construction is one of the largest sectors of the U.S. economy. According to the U.S. Census Bureau, the value of residential construction in the United States in 1997 was approximately $238 billion. Also according to the Census Bureau, there were approximately 1.3 million single-family housing starts in 1999. There are many related markets to the residential construction industry, including mortgage financing, residential construction lending and advertising and information services to new homeowners.

     The main participants in the procurement of residential construction building materials and products include homebuilders, suppliers and manufacturers. The homebuilder and supplier segments of the residential construction industry are highly fragmented and driven by local demand. We estimate based on Builder magazine data that the top ten largest homebuilders in 1998 represent only approximately 13% of all single-family housing starts. According to the National Association of Homebuilders, in 1997, there were approximately 146,000 residential construction companies in the United States, many of which built fewer than 100 homes per year. We estimate based on imarketinc data that there are approximately 54,000 building materials and products suppliers in the United States. Residential construction is a very local business driven by regional and local demands such as local economic conditions, raw materials availability and style preferences. Homebuilders depend on local suppliers to deliver products and materials to the job site on time and in the order required, and to provide other value-added services such as consulting, customization and assembly. As a consequence, even the large national homebuilders generally make purchasing decisions at the local level.

     Complex Distribution Network. The localized and fragmented nature of the residential construction industry has created a complex distribution network for building materials and products. Building materials and products are transferred multiple times through the supply chain. A supplier either buys directly from a manufacturer and then sells to a homebuilder, referred to as one-step distribution, or buys from a national/regional supplier, who previously has purchased the materials from the manufacturer, and then sells to the homebuilder, referred to as two-step distribution. Suppliers vary widely by their amount of sales, the variety of building materials and products they carry and the value-added services they provide. We estimate that in 1999 homebuilders purchased approximately $70 billion worth of building products and materials from suppliers and each supplier purchased those products and materials from either another supplier or a manufacturer.

     Supply Chain Inefficiencies. We believe that supply chain inefficiencies adversely impact the residential construction industry. Traditional purchasing and planning methods in the residential construction industry are complex, costly and inefficient. The major problems faced by homebuilders, suppliers and manufacturers include the following:

     - Homebuilders. New home construction typically takes between three to 12 months. To build a home, a homebuilder orders a broad range of materials and products from a number of suppliers. Therefore, construction planning and the timeliness of delivery of building materials and products from multiple sources to the job site directly impacts the timing and cost of completing a home. Homebuilders typically order materials and products through a paper-based purchasing process that requires manual preparation and tracking of purchase orders, invoices and reports. In addition, many of the large residential construction companies have decentralized purchasing functions. This system can be time-consuming and prone to errors.

     - Suppliers. The priority of local suppliers is to serve and respond quickly to the homebuilders. Due to inefficient communications, suppliers typically do not have accurate and timely information to assess the projected materials needs and delivery schedules of homebuilders. Therefore, suppliers often maintain excess inventory of building materials and products, which results in significant working capital costs. Suppliers must maintain a vast array of materials and products that fluctuate in price frequently based on a number of factors: regional differences, changes in raw material prices and customer relationships. As a result of this complex pricing of products and materials, the typical system of manual and paper-based tracking of prices is time-consuming and prone to errors.

     - Manufacturers. Manufacturers have difficulty forecasting demand for their building material and products. The build-up of inventory in the supply chain and changes in working capital needs of suppliers can cause fluctuations in building materials and product purchases unrelated to underlying demand. In addition, the complexity of the distribution system and difficulty of communications throughout the supply chain limits the manufacturer's ability to gain market acceptance of new materials and products and to establish brand recognition.

     We believe that a significant opportunity exists in the residential construction industry for a business-to-business e-commerce solution that connects homebuilders, suppliers and manufacturers, enabling them to communicate across existing back-office management software systems and transact business with each other in an efficient manner.

THE BUILDNET SOLUTION

     Our objective is to be the business-to-business e-commerce solution for the residential construction industry, providing Internet-based procurement, e-commerce and information services that address many of the residential construction industry's supply chain inefficiencies. We are a leading provider of builder and supplier management software to the residential construction industry. We intend to leverage our existing management software customer base to make the BuildNet Exchange the standard for business-to-business e-commerce in the residential construction industry. By leveraging our own established customer base, our homebuilder and supplier software customers can obtain e-commerce capability without time consuming and expensive changes to their software systems.

     We expect to initiate a limited market rollout of the BuildNet Exchange in the second quarter of 2000 and plan to commence a commercial rollout in the second half of 2000. We have BuildNet Enabled four of our six existing builder management software systems and our two principal supplier management software products. Prior to our commercial rollout we will BuildNet Enable our remaining builder management software products. We are customizing the back-office systems of a select number of homebuilders and suppliers who are not users of our management software systems for connection to the BuildNet Exchange. We are developing standard browser-based software enhancements and interfaces for homebuilders, suppliers and manufacturers who are not users of our management software products to enable access to the BuildNet Exchange. Upon rollout, the BuildNet Exchange will offer the following benefits to homebuilders, suppliers and manufacturers:

  Benefits to Homebuilders

     - Streamline the procurement process. The BuildNet Exchange automates formerly paper-based purchasing processes and enables cost-effective communication with suppliers.

     - Enhance efficiency of the homebuilding process. Homebuilders will use the BuildNet Exchange to control the ordering and delivery of building materials, thereby improving construction planning. Better production planning should allow homebuilders to build homes more efficiently which should enable homebuilders to achieve better returns on capital and increase customer satisfaction.

     - Increase options available to customers. The BuildNet Exchange should enable homebuilders to benefit from improved access to product and price information from multiple suppliers.

  Benefits to Suppliers

     - Increase administrative efficiency. Suppliers will use the BuildNet Exchange to sell building materials and products and track inventory, delivery and payments through a secure e-commerce solution which should increase efficiency. Suppliers should be able to reduce the time spent on their manual, paper-based communications and fulfillment processes.

     - Reduce working capital costs. The BuildNet Exchange enables suppliers to more accurately track their demand for materials and products from homebuilders and provide more lead time on requirements. This information should allow suppliers to reduce their excess inventory, which should result in reduced carrying costs and improved profitability.

     - Facilitate delivery of value-added services. Increased information flow between manufacturers, suppliers and builders, through the BuildNet Exchange, will enhance the suppliers' ability to aggregate an optimum mix of products, deliver products in a timely manner, consult with builders on materials requirements and product selection and provide other value-added services.

  Benefits to Manufacturers

     - Provide cost-effective, timely and accurate dissemination of product information. Compared to the costs of developing a stand-alone product catalog and Web site, manufacturers using the BuildNet Exchange should reduce costs with our shared server environment, catalog technology and personalization tools. Manufacturers will be able to immediately update product information, technical documentation and builder specifications, and should benefit from the commensurate savings in printing and promotional costs.

     - Improve marketing ability. The BuildNet Exchange should enable manufacturers to further target marketing efforts and increase brand recognition. We also plan to collect data which should enable manufacturers to more effectively offer and track targeted rebates and affinity programs.

     - Enhance forecasting ability. The accurate, real-time scheduling, pricing and purchasing information that we plan to make available in the future through the BuildNet Exchange should provide manufacturers with enhanced forecasting capabilities, allowing them to be more efficient. We plan to distribute this information while protecting the privacy of our users.

STRATEGY

     Our objective is to be the business-to-business e-commerce solution for the residential construction industry. Key elements of our strategy to achieve this objective include the following:

     Commercial Rollout of the BuildNet Exchange. We are testing the BuildNet Exchange in two cities with a limited number of homebuilders and suppliers. Upon successful completion of our testing, we expect to begin a limited market rollout in these two cities in the second quarter of 2000 by expanding the number of our homebuilders and suppliers connected to the BuildNet Exchange. During the second half of 2000, we plan to commence our commercial rollout by expanding to another four to six cities where our strategic homebuilders and suppliers are located.

     Leverage Strategic Relationships. We currently have strategic relationships with four of the top five homebuilders in the United States ranked by number of housing starts in 1999, three of the top ten construction suppliers ranked by 1998 revenues and several of the leading manufacturers. These strategic relationships consist of equity investments in BuildNet and participation by the homebuilders and suppliers in our warrant program that provide an incentive to these homebuilders and suppliers to use the BuildNet Exchange. We intend to continue to develop relationships with leading homebuilders, suppliers and manufacturers, and to leverage our strategic relationships to accelerate adoption of the BuildNet Exchange.

     Generate Multiple Revenue Streams. We believe the BuildNet Exchange should create multiple revenue streams. In addition to fees generated for transactions that are processed through the BuildNet Exchange, we plan to generate additional e-commerce revenues from the following:

     - subscription fees paid by manufacturers to be included in the BuildNet Exchange;

     - marketing and advertising by manufacturers and suppliers on the BuildNet Exchange;

     - marketing services related to our mortgage.com relationship;

     - warranty claim processing;

     - administering manufacturer loyalty and rebate programs; and

     - selling information collected from the BuildNet Exchange.

     Connect Manufacturers to the BuildNet Exchange. Our objective is to connect homebuilders, suppliers and manufacturers and enable them to communicate and transact business with one another in an efficient manner. We intend to integrate UniLink's products and services that connect residential and commercial construction suppliers and manufacturers into the BuildNet Exchange. This integration will enable them to automatically send and receive purchase orders, warranty claims, advance shipping notices, and invoices and broaden the use of the BuildNet Exchange. We believe that by integrating manufacturers into the BuildNet Exchange we will enhance our e-commerce solution for the residential construction industry.

     Build Brand Recognition. Our builder and supplier management software products have established leading brand recognition in the residential construction industry. We intend to leverage this brand recognition to establish the BuildNet brand as the business-to-business e-commerce solution to the residential construction industry. We have been building our brand recognition through targeted advertising and promotions, strategic relationships, participation in trade associations and press coverage. We plan to further promote the BuildNet Exchange through our Web site which we are designing to be a leading product, service and information exchange for the residential construction community.

     Expand E-Commerce Solutions into Complementary Markets. There are markets complementary to the residential construction industry, such as commercial construction. We intend to expand our e-commerce offerings to electrical, plumbing, HVAC and industrial suppliers by leveraging the NxTrend and UniLink customer base. We plan to integrate UniLink's exchange into the BuildNet Exchange for those contractors and subcontractors who conduct business in both the residential and commercial construction industries to effectively transact in one marketplace.

     Pursue Strategic Acquisitions and Relationships. We intend to continue to explore opportunities for strategic acquisitions and relationships. We will consider acquiring additional builder and supplier management software companies to access their customer bases. We also will continue to explore opportunities to acquire other complementary technologies, services and products that will enable us to add features and functionality to the BuildNet Exchange. In addition, we will pursue acquisitions that enable us to expand into other complementary markets such as commercial construction and repair and remodeling. We are not currently contemplating any specific acquisitions.

PRODUCTS AND SERVICES

     The BuildNet Exchange. We expect to initiate a limited market rollout of the BuildNet Exchange in the second quarter of 2000 and plan to commence a commercial rollout in the second half of 2000. The BuildNet Exchange will initially connect homebuilders and suppliers involved in the residential construction industry. We have BuildNet Enabled four of our existing builder management software products and our key supplier management products and expect to BuildNet Enable our remaining builder management software products prior to our commercial rollout in the second half of 2000. Also, prior to this rollout, we plan to BuildNet Enable the back-office management systems of a select number of homebuilders and suppliers who are not users of our management software systems. In the future, we plan to develop standard software enhancements and interfaces to connect homebuilders, suppliers and manufacturers who are not users of our management software products to our BuildNet Exchange. Also, we plan to extend our BuildNet Exchange to connect manufacturers to our transaction hub and to add capability for complementary markets.

     Initial Offerings. When we roll out the BuildNet Exchange, it will offer the following services:

     - Basic Price Quoting, Purchase Orders and Invoices. Homebuilders can send price requests directly to suppliers electronically. The supplier can receive the request and automatically reply with responsive data. The pricing information is sent back to the builder in a secure manner for review and uploading to the homebuilder's construction management software system. Homebuilders may then release purchase orders electronically to the supplier. Those purchase orders are automatically entered into the supplier's system. After delivery of the products, the supplier can send an electronic invoice directly into the homebuilder's system where it is compared with the original purchase order for accuracy, then approved for payment.

     - Online Manufacturers' Catalogs and Information. Manufacturers will be able to offer complete online product catalogs. Manufacturers will be able to use tools provided by us to build and manage catalog data including photographs of products, product codes and Stock Keeping Unit or SKU numbers, descriptive text, warranty policies and installation and maintenance instructions. Manufacturers can also provide private and secure pricing information unique to individual suppliers and homebuilders. Our catalog environment gives manufacturers a set of personalization tools. Our registration and information collection processes help manufacturers create detailed builder profiles. Various manufacturer marketing programs classify manufacturers in various categories based on the level of benefits provided, including preferred placement on our Web site, Web pages and links within our BuildNet Exchange, and other advertising and sponsorship opportunities.

     - Online Homebuyer Mortgages. We have a relationship with mortgage.com under which we have exclusive rights to offer to homebuilders the ability to arrange mortgage loans for their homebuyers through mortgage.com.

     - Web Site -- BuildNet.com. The BuildNet.com Web site will play a key role during the rollout of the BuildNet Exchange in communicating with participants in the residential construction industry supply chain and educating them about the services we offer. Through user registration and lead identification the web site will provide an efficient mechanism for engaging our existing customer base and transitioning them to the use of e-commerce services as well as for prospecting for new customers.

     Future Enhancements. We are developing enhancements to the BuildNet Exchange that we plan to implement in the future including the following:

     - Increase Functionality.

        - Handle More Complex Transactions. We plan to enhance the BuildNet Exchange to handle more complex transactions, such as split purchase order fulfillment, product substitution and automatic product information updates.

        - Electronic Bill Payment. We plan to allow for electronic bill payment between a homebuilder and a supplier based on generated and approved electronic invoices.

        - Expansion of User Base. We also plan to introduce BuildNet Enabled system solutions to subcontractors. We also plan to make available standard software tools to connect homebuilders, suppliers and manufacturers to the BuildNet Exchange that are not using any of our builder or supplier management software products.

     - Expansion of Our Community Web Site. Our expanding community Web site should allow for expansion of manufacturers' catalog offerings, third party content services in several categories, expanded industry training and education content, and increased content customization and user personalization.

     - Manufacturer's Resource Site. We intend to create a resource site for each manufacturer to augment and extend the functionality of manufacturer services offered through their corporate branded Web sites on the BuildNet Exchange. This site will include online tools to help builders configure complex orders to suppliers to assure the right mix of product components and subcomponents. In addition, we will add technical documentation, online training in product installation, and cost estimation tools that complement the manufacturer's builder loyalty programs.

     - Manufacturers' Loyalty Programs. Purchases of manufacturers' products by suppliers and homebuilders conducted over the BuildNet Exchange will be recorded and verified. This transaction data will be collected by BuildNet and then reported back to manufacturers to assist in the administration of their loyalty and rebate programs.

     UniLink E-Commerce Products and Services. Using UniLink's products and services, residential and commercial construction suppliers and manufacturers can automatically send and receive purchase orders, warranty claims, advance shipping notices, and invoices. We intend to integrate UniLink's products and services with the BuildNet Exchange and broaden its use. These UniLink products and services primarily serve customers in the electrical, plumbing, HVAC and appliances segments.

     Builder and Supplier Management Software. We currently offer builder and supplier management software products designed to meet the needs of local and national homebuilders and suppliers. Homebuilders use our systems to plan and manage projects, including the creation and update of job schedules and the management of back-office functions such as purchasing, payables, receivables and accounting. Three of the top five U.S. homebuilders use our builder management software products. Our supplier management software products help construction materials suppliers manage their back-office functions. NxTrend currently offers only its Strategic Exchange, or SX, product line to new customers. The SX product line and other supplier management products consist of numerous applications for inventory management, warehouse logistics, finance and administration, business analysis, sales, distribution, customer service and e-commerce. Our NxTrend customers represent distributors across several industries, including building materials, electrical supply, industrial supply, plumbing supply, and HVAC. Three of the top ten construction suppliers, four of the top ten electrical products distributors, and three of the top ten wholesalers of plumbing and HVAC products use our supplier management software products.

     The following chart describes our builder and supplier management software products:

BUILDER MANAGEMENT PRODUCT      TARGET CUSTOMERS                YEAR INTRODUCED
--------------------------      ----------------                ---------------
Homebuilder (acquired from      Builders building over 1,000    1998
  J.D. Edwards)...............    homes per year
Systems Analysis Homebuilder    Builders building over 1,000    1977
  (acquired from Systems          homes per year
  Analysis)...................
TrueLine (acquired from         Builders building over 400      1970
  McCosker Corporation).......    homes per year
FAST (acquired from FAST).....  Builders building between 100   1986
                                  and 500 homes per year
TOM (acquired from Maxwell &    Builders building between 50    1978
  Company)....................    and 200 homes per year
BuildSoft.....................  Builders building between 10    1989
                                  and 100 homes per year

SUPPLIER MANAGEMENT PRODUCTS    NUMBER OF LICENSED CUSTOMERS/USERS  YEAR INTRODUCED
----------------------------    ----------------------------------  ---------------
Strategic Exchange (SX)
  line........................  126 (approximately 14,000 total     1999
                                  users licensed)
Trend line....................  293 (approximately 38,000 total     1990
                                  users licensed)
SHIMS.........................  291 (approximately 27,000 total     1978 (this product and the
                                  users licensed)                     user base were acquired by
                                                                      NxTrend in 1995)
WDS-II........................  172 (approximately 7,000 total      1989 (this product and the
                                  users licensed)                     user base were acquired by
                                                                      NxTrend in 1997)

     We also sell other software products, including SiteTrak, a management software product for the subcontractor segment of the homebuilding segment of the residential construction industry, and provide consulting, education and training services to the homebuilding industry.

STRATEGIC RELATIONSHIPS

     Homebuilders, Suppliers and Manufacturers. We have established relationships with many key homebuilders, suppliers and manufacturers through equity investments and our warrant incentive program. We believe these strategic relationships will encourage the rapid adoption of the BuildNet Exchange.

     The following homebuilders, suppliers and manufacturers have made equity investments in BuildNet totaling an aggregate of approximately $26 million.

                          STRATEGIC EQUITY INVESTMENTS

HOMEBUILDERS                    SUPPLIERS                       MANUFACTURERS
------------                    ---------                       -------------
Beazer Homes                    Building Materials Holding      Andersen Windows
D.R. Horton                     Corp.                           GE Appliances (through GE
Kaufman and Broad Home Corp.    Cameron Ashley                  Capital Equity Investments)
Lennar Corp.                    Lanoga Corp.                    Kohler
Pulte Home Corp.                                                Lafarge
Toll Brothers                                                   Owens-Corning

     We have issued to Beazer Homes, D.R. Horton, Kaufman and Broad Home Corp., Lennar Corp., Pulte Home Corp. and Toll Brothers warrants to purchase shares of our common stock that will vest based on the level of participation of each homebuilder in the BuildNet Exchange and the volume of transactions processed through the BuildNet Exchange. We have also issued a warrant to GE Capital Equity Investments that will vest based upon the achievement of sales and marketing objectives by GE Appliances.

     Electronic Data Systems. We have an existing strategic relationship with Electronic Data Systems Corporation that terminates in December 2003 under which EDS has agreed to promote the BuildNet Exchange as the standard for the homebuilding industry, to perform supplier implementation services for the BuildNet Exchange and to provide other resources that we request. EDS has built and will host our transaction hub, a key component of the BuildNet Exchange.

     mortgage.com. We have a relationship with mortgage.com that terminates two years from deployment of the services under which we have exclusive rights to offer to homebuilders the ability to arrange mortgage loans for their homebuyers through mortgage.com. We believe this feature will attract homebuilders to the BuildNet Exchange as well as create an additional revenue stream for us from our marketing services related to the program.

SALES AND MARKETING

     We plan to begin a limited rollout of the BuildNet Exchange in two cities in the second quarter of 2000 and to expand to an additional four to six cities thereafter in the second half of 2000. As a part of this rollout we plan to BuildNet Enable the back office systems of six of our large strategic homebuilders: Beazer Homes; D.R. Horton; Kaufman and Broad Home Corp.; Lennar Corp.; Pulte Home Corp.; and Toll Brothers. Each of these builders, with the exception of Pulte, currently uses one of our builder management software products. These larger homebuilders are working with BuildNet to develop specific rollout plans to conduct business over the BuildNet Exchange in selected cities. Additionally, we plan to issue our upgraded BuildNet Enabled software products to our existing base of homebuilder and supplier customers in those cities and begin training them to utilize the electronic procurement features of the BuildNet Exchange.

     We intend to utilize members of our existing sales force, field engineers, professional service personnel and technical training specialists to both upgrade and train our existing base of homebuilders, as well as BuildNet Enable our large strategic builders and building materials suppliers who will utilize the BuildNet Exchange. As of March 1, our product development, sales and marketing organization consisted of approximately 139 persons. We may also utilize the services of EDS to assist in system integration for builders and suppliers who are not users of our management software products if needed.

     To accomplish our marketing objectives, we are leveraging our existing customer base and engaging in marketing activities such as educational seminars, local homebuilder and supplier conferences, speaking engagements, customer mailings, and web site marketing. To create awareness of the BuildNet brand name throughout the residential construction industry, we are conducting national and regional advertising campaigns in leading industry publications and participating in national and regional industry trade shows and conferences. We also are conducting comprehensive public relations programs that include establishing and maintaining relationships with key trade press, business press and industry analysts.

TECHNOLOGY

     The BuildNet Exchange technology is built on existing BuildNet-provided builder and supplier management systems and incorporates select software components from third party providers. The BuildNet Exchange employs open interfaces based on extensible mark-up language software technology (XML) to enable links to back-office systems of companies that are not users of our builder and supplier management software products. This approach enables us to extend into future back-office systems and the ability to expand and evolve to meet changing business and market place requirements.

     The BuildNet Exchange will include the following technology:

     - BuildNet Core Services. BuildNet's core services will include network security and access control, product data services, and transaction services, based on distributed object design and development methods and a scalable architecture. These services provide the core business logic and interaction to the user interface and network transaction capabilities to connect our BuildNet Enabled products and Internet-based applications to include Web based services.

     - Third-Party Interface. This interface, based on XML, will connect the BuildNet Exchange into third-party back-office systems, primarily for suppliers on the BuildNet Exchange. We are working with the primary supplier management software vendors in the homebuilding industry to implement this interface and plan to sell it to suppliers as a low-cost upgrade. We also are designing the BuildNet Enabling software enhancements and interface toolkit and plan to make it available to customers who are not using a BuildNet Enabled software product but would like to integrate their current back-office systems into the BuildNet Exchange.

     - Web Presentation. We plan to provide a standard browser-based presentation of the BuildNet Exchange for delivery to customers in an online community. We plan to provide a general platform for the personalized creation, maintenance and delivery of industry-specific content. We also plan to design the Web services platform to allow for the integration of third-party Web-based applications and services, such as mortgage origination services. In addition, we plan for the Web services platform to provide workflow and publishing tools for Web site owners to manage their own content, and ensure accurate and timely publication of changes.

     The BuildNet Exchange is hosted in the EDS facilities in Plano, Texas, which provides a world-class, secured, monitored environment with an extremely high-bandwidth connection to major Internet backbone carriers. Through the use of EDS's extensive capabilities, we will be able to expand our services to meet increased customer requirements.

     We intend to allow client access through any standard Internet Service Provider or through a dedicated connection. All services will be designed to use standard TCP/IP-based communications. We will use high-availability servers with redundancy. We will compile daily transaction and operational data and uploaded it into an offline database to allow for statistical analysis of traffic and other critical business information.

RESEARCH AND DEVELOPMENT

     Our research and development efforts are focused on BuildNet Enabling our existing line of homebuilder and supplier management software products, designing and developing the BuildNet Exchange network infrastructure and creating additional software tools that will enable homebuilders and suppliers to connect to our online marketplace. We also intend to continue enhancing our line of builder and supplier management software products and begin development of next generation systems. As of March 1, 2000, we had 246 employees in our technology group undertaking our research and development efforts. We expect our research and development expenditures to increase substantially compared to prior periods as we continue to develop the BuildNet Exchange, builder and supplier management software and services for the residential construction community.

COMPETITION

     BuildNet Exchange. The principal market segments of software management tools or online shopping models that compete with parts of our planned e-commerce platform include the following: builder and supplier management systems (ERP), customer relationship management systems (CRM), point of sale and supply chain e-commerce procurement tools, catalog or product data systems, and supplier and manufacturer online store front solutions. In addition to competition within these various segments, established online business to business e-commerce exchanges could introduce exchanges that would compete with the BuildNet Exchange. Homebuilders, manufacturers and suppliers, either individually or through joint ventures, might develop exchanges that would compete with the BuildNet Exchange. We believe that the principal competitive factors affecting the business-to-business e-commerce marketplace, include:

     - critical mass of homebuilders, suppliers and manufacturers;

     - breadth and depth of solutions;

     - quality and performance of solutions offered;

     - scalability and reliability of the underlying technology and infrastructure; and

     - cost-effectiveness.

     Although we believe that we are well positioned to compete favorably with respect to all the foregoing factors, this marketplace does not yet exist and is expected to evolve rapidly. Many of the competitors in the individual segments identified above and other potential competitors, such as established online exchanges, are also positioned to emerge as competitors in the emerging business-to business e-commerce marketplace.

     Builders and Suppliers Management Software. The market for builder and supplier management software solutions is intensely competitive and highly fragmented. Competitors vary in size and in the quality of the products and services offered. We believe that the principal competitive factors in this market are size of reference customer base, breadth and depth of solution offered, product features, quality and performance, and customer service and pricing. We believe that we compete favorably with respect to all these factors. However, we might not be able to maintain our competitive position against current and potential competitors in this market.

PROPRIETARY RIGHTS AND LICENSING

     Our success and ability to compete effectively are dependent on our ability to develop and maintain the proprietary aspects of our technology. We rely on a combination of copyright, trademark and trade secret laws and contractual restrictions to establish and protect the proprietary aspects of our technology. We seek to protect our source code, documentation and other written materials under trade secret and copyright laws. Finally, we seek to avoid disclosure of our intellectual property by requiring employees and consultants with access to our proprietary information to execute confidentiality agreements with us and by restricting access to our source code.

     Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, and to determine the validity and scope of the proprietary rights of others. Any resulting litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business operating results.

     Our success and ability to compete are also dependent on our ability to operate without infringing upon the proprietary rights of others. In the event of a successful claim of infringement against us and our failure or inability to license the infringed technology, our business and operating results would be significantly harmed.

EMPLOYEES

     As of March 1, 2000, we had 868 full-time employees, of which 246 were in research and development, 264 were in consulting services, 139 were in sales and marketing and 219 were in general administration. We plan to significantly expand our employee base primarily in research and development and sales and marketing.

PROPERTIES

     Our corporate headquarters are in a leased facility comprising approximately 42,000 square feet located in Research Triangle Park, North Carolina. We also lease an aggregate of approximately 160,000 square feet for our operations in Atlanta, Georgia; Buffalo Grove, Illinois; Bloomington, Minnesota; Colorado Springs, Colorado; Cypress, California; Dallas, Texas; Green Bay, Wisconsin; Norcross, Georgia; Redmond, Washington; Walnut Creek, California; and Thornhill, Ontario.

LEGAL PROCEEDINGS

     We are not currently involved in any material legal proceedings nor have we been involved in any such proceedings that have had or may have a significant effect on the Company's financial position. We are not aware of any material legal proceedings threatened against us.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains information concerning our executive officers and directors as of March 1, 2000:

NAME                                         AGE   POSITION
----                                         ---   --------
Keith T. Brown.............................  40    Chairman, Founder, Director
Nathan P. Morton...........................  51    Chief Executive Officer, Director
Bayard M. Atwood, III......................  51    President, Chief Operating Officer,
                                                     Director
Peter B. Drayson...........................  52    Executive Vice President, Alliances,
                                                     Mergers and Acquisitions
Stephen L. Holcombe........................  43    Executive Vice President, Chief Financial
                                                     Officer and Secretary
Michael J. Cornell.........................  42    Executive Vice President and President of
                                                     NxTrend
David F. Russo.............................  55    Executive Vice President, Human Resources
Steven C. Thompson.........................  41    Senior Vice President, Builder Systems
Peter Abene................................  53    Senior Vice President and Chief Technology
                                                     Officer
Justin Hall-Tipping(1).....................  42    Director
Joel D. Koblentz(2)........................  55    Director
Norvell E. Miller, IV(1)...................  42    Director
William W. Neal, III(2)....................  67    Director
Jerry A. Rose..............................  41    Director
Paul A. Ryder(1)(2)........................  35    Director
Peter J. Smith.............................  55    Director Nominee

---------------

(1) Member of the audit committee
(2) Member of the compensation committee

     Keith T. Brown founded BuildNet in October 1996, served as our Chief Executive Officer through September 1999, has served as our Chairman since September 1999 and has served as a director since inception. Mr. Brown served as founder and chief executive officer of Sun Forest Systems, Inc., a construction software and development marketing company and the predecessor of BuildNet, from its inception in 1987 to October 1996. Prior to that, Mr. Brown was a general contractor specializing in custom homes. Mr. Brown has written extensively on the homebuilding industry and is also a well-recognized industry spokesperson. Mr. Brown received a B.A. in Architecture and Environmental Design from North Carolina State University. Mr. Brown serves as a director pursuant to the terms of a voting agreement that will terminate upon the closing of this offering.

     Nathan P. Morton has served as our Chief Executive Officer since September 1999, and served as our Chairman from November 1998 until September 1999. Prior to that, Mr. Morton served as co-chairman and chief executive officer of Computer City from July 1997 to October 1998, when the company was sold to CompUSA, Inc. and as president and chief executive officer of Open Environment Corp., an enterprise software company, from March 1994 to March 1996. Mr. Morton also served as a chairman and chief executive officer of CompUSA, Inc. from May 1989 to December 1993, and as senior vice president of operations of Home Depot from 1984 to 1989. Mr. Morton serves as a director of Consolidated Stores Corporation and Electrosource, Inc. Mr. Morton received a B.A. from State University in New York at

Buffalo. Mr. Morton serves as a director pursuant to the terms of a voting agreement that will terminate upon the closing of this offering.

     Bayard M. Atwood, III has served as our President, Chief Operating Officer and a director since May 1999. Prior to joining us, Mr. Atwood served in a number of positions at EDS from June 1974 to April 1999. His last position at EDS was from February 1998 to May 1999 as the chief operating officer of Enterprise Solutions, a joint initiative between A. T. Kearney and EDS. In 1989, Mr. Atwood was promoted by EDS to serve as president of its Advanced Technology strategic business unit. He served in similar capacities in several other units until his departure in April 1999. Mr. Atwood holds a B.A. and an M.A. in Mathematics from Arizona State University. Mr. Atwood serves as a director pursuant to the terms of a voting agreement that will terminate upon the closing of this offering.

     Peter B. Drayson has served as our Executive Vice President, Alliances, Mergers and Acquisitions since August 1999. Prior to joining us, Mr. Drayson served as president and chief executive officer of Reuters Marketing Information, a division of Reuters, from 1996 to August 1999, where he also served as managing director of global customers during 1995 and 1996 and marketing manager of money and capital markets during 1990 to 1995. Mr. Drayson has also served as a financial advisor for Sanford Bernstein & Company and in various capacities for International City Holdings over a ten-year period, most recently as president and chief executive officer of its subsidiary, MKI Securities Corporation. Mr. Drayson also served as a broker for the Exco Group. Mr. Drayson received a B.S. in Economics and an M.B.A. from New York University.

     Stephen L. Holcombe has served as our Executive Vice President and Chief Financial Officer since September 1999 and Secretary since March 2000. Prior to joining us, from 1985 to August 1999, Mr. Holcombe served as an executive vice president and chief financial officer of Vanguard Cellular Systems, Inc., one of the largest independent operators of cellular telephone systems in the United States, where he was responsible for all aspects of the development, financing and operations of the company. From 1978 to 1985 he served in various positions with KPMG Peat Marwick, most recently as senior audit manager. Mr. Holcombe holds a B.S. in Accounting from Wake Forest University.

     Michael J. Cornell has served as President and Chief Executive Officer of NxTrend Technology, Inc., since August 1998. Upon completion of the acquisition of NxTrend by BuildNet, Mr. Cornell will continue as President of NxTrend and will also serve as Executive Vice President of BuildNet. From 1993 to 1998, Mr. Cornell worked for JBA International, advancing from General Manager to President, North American Operations to President, Americas. Before JBA, Mr. Cornell was employed by Cimage Corporation in various sales management roles, including Director of Sales. Mr. Cornell received his B.A. degree from Michigan State University.

     David F. Russo has served as our Executive Vice President, Human Resources since December 1999. Prior to joining us, Mr. Russo served as the vice president of human resources of SAS Institute, Inc., from September 1981 to November 1999, where he was the top level executive in the human resources department. Mr. Russo received a B.A. in Pre-Law from Duquesne University and a Masters in Communications from the University of Pittsburgh.

     Steven C. Thompson has served us in several capacities since BuildNet's inception in October 1996, first as Chief Financial Officer from October 1996 to August 1999, Chief Operating Officer from March 1997 to April 1999, and currently as Senior Vice President, Builder Systems since August 1999. Prior to such time, Mr. Thompson served as chief financial officer of Sun Forest Systems, Inc., predecessor to BuildNet, from March 1996 until October 1996 and as president and chief executive officer of SMT Inc., a custom manufacturing company, from July 1995 to February 1996, where he also served as vice president and chief financial officer from November 1988 to July 1995. From 1981 through 1988 he served in various positions with Touche Ross & Co., now Deloitte & Touche, most recently as senior audit manager. Mr. Thompson received a B.S. in Business Administration from the University of North Carolina at Chapel Hill.

     Peter Abene has served as our Senior Vice President and Chief Technology Officer since September 1999. Prior to that time from February 1986 to September 1999, Mr. Abene served in various positions at Electronic Data Systems, Inc., most recently as division vice president for communications and computing for the Xerox account. Mr. Abene received a B.S. in Industrial Engineering from North Carolina State University and a M.S. in Electrical Engineering and Telecommunications from the University of Colorado at Boulder.

     Justin Hall-Tipping has served as our director since July 1999. He currently serves as a managing director of SG Capital Partners LLC, where he has held such position since August 1998. Mr. Hall-Tipping also currently serves as a director of the merchant banking group of SG Cowen Securities, formerly Societe Generale Capital Corporation, where he has held such position since July 1997. Prior to joining SG Capital Partners, Mr. Hall-Tipping served as director of Data Intelligence Group for Reuters from June 1995 to July 1997 and as chief executive officer of HeartBeat Corp., a multimedia software company, from 1992 to 1995. Mr. Hall-Tipping has also been a partner in NEPA Venture Fund, which specializes in start-up and early stage companies, and a vice president of Capital Commitment in Credit Suisse First Boston's proprietary trading area. Mr. Hall-Tipping received a B.Sc. with honors in International Finance and Banking from City University, London and an M.B.A. from Harvard University. Mr. Hall-Tipping serves as a director at the designation of SG Capital Partners pursuant to the terms of a voting agreement that will terminate upon the closing of this offering.

     Joel D. Koblentz has served as our director since March 2000. Mr. Koblentz currently serves as the managing member of Barnard & Co., LLC, a private equity firm. Mr. Koblentz also serves as a director of various private companies. Mr. Koblentz holds a B.A. from the University of Michigan and an M.B.A. and M.A. in Economics from Columbia University. Mr. Koblentz serves as a director pursuant to the terms of a voting agreement that will terminate upon the closing of this offering.

     Norvell E. Miller, IV has served as our director since August 1998. He currently serves as a managing director of Southeast Interactive Technology Fund I, LLC, Southeast Interactive Technology Fund II, LLC and Southeast Interactive Technology Fund III, LLC, North Carolina-based venture capital firms, where he has held such position since 1998. Mr. Miller also currently serves as president of EMS Financial, Inc., where he has held such position since 1981. Mr. Miller served as co-founder and chief executive officer of Dental Care Partners from 1990 to 1995 and co-founded the Mobius Group in 1989. From 1986 to 1988, Mr. Miller served as senior vice president of McMillan/Eubanks, Inc. Mr. Miller was also the founding director of investments for the University of North Carolina from 1980 to 1986. He also currently serves as a director of several privately held companies. Mr. Miller is a chartered financial analyst and received an M.B.A. and B.A. with honors from Duke University. Mr. Miller serves as a director at the designation of Southeast Interactive Technology Fund pursuant to the terms of a voting agreement that will terminate upon the closing of this offering.

     William W. Neal, III has served as our director since August 1998. He currently serves as managing principal of Piedmont Venture Partners Limited Partnership where he has held such position since July 1996. Prior to joining Piedmont Venture Partners, Mr. Neal served as president, chief executive officer and later chairman of Broadway & Seymour, a provider of information technology solutions to the financial services industry, from July 1989 until July 1996. Mr. Neal has also served as a general partner with the New York venture capital and buyout firm of Welsh Carson Anderson & Stowe. Mr. Neal currently serves on the board of directors of Health Management Systems, Inc., as well as privately held portfolio companies of Piedmont Venture Partners. Mr. Neal received his A.B. in Business Administration from Duke University in 1954. Mr. Neal serves as a director at the designation of Southeast Interactive Technology Fund, GE Capital Equity Investments and SG Capital Partners pursuant to the terms of a voting agreement that will terminate upon the closing of this offering.

     Jerry A. Rose has served as our director since March 2000. Mr. Rose currently serves as the general manager of home product services of GE Appliances, an operating unit of GE, a position he has held since January 1999. Prior to assuming his current position, Mr. Rose served GE Appliances as the general manager of sales development from January 1998 to December 1999, the general manager of product management from July 1997 to January 1998 and a marketing manager from June 1995 to June 1997. Mr. Rose received a B.S. degree from Brigham Young University. Mr. Rose serves as a director at the designation of GE Capital Equity Investments pursuant to the terms of a voting agreement that will terminate upon the closing of this offering.

     Paul A. Ryder has served as a director since July 1999. Since October 1999, he has served as managing director, market development, of GE Capital E-Business. From May 1999 until October 1999, he served as the general manager for e-commerce of the GE Appliances. From November 1997 to May 1999, Mr. Ryder served as president of GE Warranty Management, Inc., and from November 1994 to October 1997 he served as the director of product management, sourcing and industrial design, each within the GE Appliances Europe Division of General Electric. Mr. Ryder has served in various other capacities for General Electric since June 1989. Mr. Ryder received a B.S.M.E. from Worcester Polytechnic Institute and an M.B.A. from Purdue University.

     Peter J. Smith will serve as our director upon the completion of BuildNet's acquisition of NxTrend. Mr. Smith currently serves as a director of NxTrend. He has served as chairman of Ansys, Inc., a provider of computer-aided design analysis software, since June 1995, where he also served as president from March 1994 to March 1999, and chief executive officer from March 1994 to February 2000. Mr. Smith is also a partner in NewcoGen Group, a management firm for early stage technology companies, and a director of the Pittsburgh Technology Council. Prior to joining Ansys, Mr. Smith was vice president of European operations for Digital Equipment Corporation from November 1991 to March 1994. Previously, he managed Digital's worldwide applications development and marketing activities, including its engineering systems group. Mr. Smith received his B.S. in electrical engineering from Northeastern University and an M.B.A. from the University of Notre Dame. Mr. Smith will serve as a director at the designation of the former shareholders of NxTrend pursuant to the terms of the merger agreement. The BuildNet board of directors has an obligation to recommend to BuildNet's stockholders the election of the former NxTrend stockholders' director designee so long as the former NxTrend stockholders hold at least 7.5% of BuildNet's outstanding common stock.

BOARD OF DIRECTORS AND COMMITTEES

     Our board of directors is currently composed of ten members. Each director holds office until the next annual meeting of the stockholders or until his successor is duly elected and qualified. Our certificate of incorporation and bylaws will provide that, beginning with the first meeting of the board of directors following this offering, the board of directors will be divided into three classes as nearly equal as possible, with each class serving staggered, three-year terms. Our bylaws will provide that directors can be removed only for cause by holders of at least 66 2/3% of our common stock. Officers are chosen by, and serve at the discretion of, the board of directors.

     The board of directors has created a compensation committee and an audit committee. The compensation committee makes recommendations to the board of directors concerning salaries and incentive compensation for our officers and employees and administers our stock option plans. The members of the compensation committee are Messrs. Neal, Koblentz and Ryder. The audit committee makes recommendations to the board of directors regarding the selection of independent auditors, reviews the results and scope of audits and other accounting-related services and reviews and evaluates our internal control functions. The members of the audit committee are Messrs. Miller and Ryder.

DIRECTOR COMPENSATION

     Our directors do not receive any compensation for services they provide as directors. We reimburse travel expenses for attendance at our board meetings.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Our bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. Prior to consummation of this offering, we intend to obtain additional directors' and officers' liability insurance and expect to enter into indemnification agreements with all of our directors and executive officers. In addition, our certificate of incorporation limits the liability of our directors to us or our stockholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our compensation committee consists of Messrs. Neal, Koblentz and Ryder. No member of the compensation committee serves as our officer or employee. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or its compensation committee.

EXECUTIVE COMPENSATION

     The following summary compensation table sets forth information concerning the compensation received for services rendered to us by the chief executive officers who served in 1999 and each of our four other most highly compensated executive officers for 1999, whose total compensation in 1999 equaled or exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                                ANNUAL COMPENSATION   ------------
                                                -------------------    SECURITIES
                                                 SALARY     BONUS      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                        $          $         OPTIONS      COMPENSATION($)
---------------------------                     --------   --------   ------------   ----------------
Nathan P. Morton, Chief Executive
  Officer(1)..................................  $316,667   $      0    8,000,000         $16,700
Keith T. Brown, Chairman, Former Chief
  Executive Officer(2)........................   159,041    100,000            0               0
Charles M. Cosby, Vice Chairman(3)............   163,159     30,000            0               0
Bayard M. Atwood, III, President, Chief
  Operating Officer(4)........................   214,443          0    5,000,000          14,443
Peter B. Drayson, Executive Vice President,
  Alliances, Mergers and Acquisitions(5)......   101,154          0    3,300,000               0
Steven C. Thompson, Senior Vice President,
  Builder Systems(6)..........................   143,750     50,000      600,000               0

---------------

(1) Mr. Morton received salary at a rate of $200,000 annually from January until June 1999 when his salary was increased to $400,000 annually upon his relocation to the Research Triangle Park, North Carolina area. In 1999, Mr. Morton received option grants to purchase 8,000,000 shares of common stock and $16,700 in relocation expenses.
(2) In September 1999, Mr. Brown was appointed chairman of BuildNet, and he receives an annual salary of $175,000.
(3) Through May 1999, Mr. Cosby received salary as president and chief executive officer of The F.A.S.T. Management Group, Inc. In May 1999, Mr. Cosby was appointed vice chairman of BuildNet. He resigned as vice chairman in March 2000.
(4) In April 1999, Mr. Atwood was appointed president and chief operating officer and receives an annual salary of $300,000. In 1999, Mr. Atwood received option grants to purchase 5,000,000 shares of common stock and $14,443 in relocation expenses.
(5) In August 1999 Mr. Drayson was appointed executive vice president and receives an annual salary of $300,000. In 1999, Mr. Drayson received option grants to purchase 3,300,000 shares of common stock.

(6) Through July 1999, Mr. Thompson received salary as chief financial officer and chief operating officer of BuildNet. As of August 1999, Mr. Thompson was appointed senior vice president and receives an annual salary of $150,000. In 1999, Mr. Thompson received an option grant to purchase 600,000 shares of common stock.

     The following table sets forth information as to options granted to the named executive officers during 1999. We have not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                             ------------------------------------------------
                                          PERCENT OF
                                            TOTAL                                POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF     OPTIONS                                ASSUMED ANNUAL STOCK PRICE
                             SECURITIES   GRANTED TO                                APPRECIATION FOR OPTION
                             UNDERLYING   EMPLOYEES    EXERCISE                             TERM(1)
                              OPTIONS     IN FISCAL    PRICE PER   EXPIRATION    -----------------------------
NAME                          GRANTED      YEAR(2)     SHARE($)       DATE            5%              10%
----                         ----------   ----------   ---------   ----------    ------------    -------------
Nathan P. Morton...........  5,000,000      18.73%      $0.055       11/1/08      $  172,946      $   438,279
                             3,000,000      11.24        1.400      12/30/09       2,641,357        6,693,718
Keith T. Brown.............         --         --           --            --              --               --
Charles M. Cosby(3)........         --         --           --            --              --               --
Bayard M. Atwood, III......  3,300,000      12.36        0.055        4/2/09         114,144          289,264
                             1,700,000       6.37        1.400      12/30/09       1,496,769        3,793,107
Peter B. Drayson...........  2,000,000       7.49        0.055        9/7/09          69,178          175,312
                             1,300,000       4.87        1.400      12/30/09       1,144,588        2,900,611
Steven C. Thompson.........    600,000       2.25        0.055       8/31/09          20,754           52,594

---------------

(1) Potential realizable values are net of exercise price, but before the payment of taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent certain assumed rates of appreciation in the value of the common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.
(2) Based on options to purchase an aggregate of 26,696,200 shares of common stock granted to our employees during 1999.
(3) Mr. Cosby resigned as vice chairman in March 2000.

     The following table sets forth information concerning the shares acquired and the value realized upon the exercise of stock options for 1999 and the fiscal year-end number and value of unexercised options with respect to the named executive officers. We have not granted any stock appreciation rights.

                AGGREGATE STOCK OPTION EXERCISES IN FISCAL 1999
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES
                                 SHARES                        UNDERLYING               VALUE OF UNEXERCISED
                                ACQUIRED                   UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                   ON        VALUE       AT DECEMBER 31, 1999(3)        AT DECEMBER 31, 1999
                                EXERCISE    REALIZED   ---------------------------   ---------------------------
NAME                             (#)(1)      ($)(2)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            ---------   --------   -----------   -------------   -----------   -------------
Nathan P. Morton..............  5,000,000   $           3,000,000            --             --
Keith T. Brown................         --        --            --            --             --
Charles M. Cosby(4)...........         --        --            --            --             --
Bayard M. Atwood, III.........  3,300,000               1,700,000            --             --
Peter B. Drayson..............  2,000,000               1,300,000            --             --
Steven C. Thompson............    600,000                     000            --             --

---------------

(1) The acquired shares include vested and unvested shares as not all options exercised had vested. Unvested shares are subject to repurchase by BuildNet at the original exercise price paid per share upon certain conditions prior to vesting of such shares. As of March 1, 2000, the repurchase right had lapsed with respect to shares acquired during 1999 as follows: 1,666,667 shares for Mr. Morton, 756,250 shares for Mr. Atwood, 250,000 shares for Mr. Drayson, and 260,000 shares for Mr. Thompson.
(2) There was no public trading market for the common stock as of December 31, 1999. Accordingly, these values have been calculated on the basis of an
    assumed offering price of $          per share, less the applicable exercise
    price per share, multiplied by the number of shares underlying such options.
(3) Exercisable shares include options to purchase common stock that upon exercise would be subject to a right of repurchase by BuildNet.
(4) Mr. Cosby resigned as vice chairman in March 2000.

EMPLOYMENT AGREEMENTS

     In April 1999, we entered into a five-year employment agreement with Bayard
M. Atwood, III at an annual base salary of $300,000 per year with possible yearly bonuses awarded at the discretion of our board of directors. Mr. Atwood is entitled to a seat on the board of directors so long as he remains employed by us. In addition, we granted Mr. Atwood a stock option to purchase up to an aggregate of 3,300,000 shares of common stock with an exercise price equal to the then-current fair market value at the time of the grant. The options vest in monthly installments over four years, with full acceleration in vesting upon a change in control of BuildNet. The option grant provides that options for unvested shares can be exercised subject to repurchase rights that expire in accordance with the vesting schedule. Mr. Atwood is subject to customary confidentiality, noncompetition and nonsolicitation provisions during his employment and for two years after termination of his employment for any reason.

     In May 1999, we entered into a four-year employment agreement with Nathan
P. Morton at an annual base salary of $400,000 per year with possible yearly bonuses awarded at the discretion of our board of directors. The term of the agreement is automatically extended for successive one-year periods unless either party gives notice of non-renewal 90 days prior to the beginning of such renewal term. In addition, we granted Mr. Morton a stock option to purchase up to an aggregate of 5,000,000 shares of common stock with an exercise price equal to the then-current fair market value at the time of the grant. The options vest in monthly installments over four years, with full acceleration in vesting upon a change in control of BuildNet or upon termination of employment without cause. The option grant provides that options for unvested shares can be exercised subject to repurchase rights that expire in accordance with the vesting schedule. If Mr. Morton is terminated without cause, we will provide him salary, bonus and benefits for the remainder of the term of employment. Mr. Morton is subject to customary confidentiality, noncompetition and nonsolicitation provisions during his employment and for two years after termination of his employment for any reason.

     In May 1999, we entered into a one-year employment agreement with Keith T. Brown at an annual base salary of $175,000 per year with possible bonuses of up to $50,000 per year awarded at the discretion of our board of directors. The term of the agreement is automatically extended for successive one-year periods unless either party gives notice of non-renewal 90 days prior to the beginning of such renewal term. If Mr. Brown is terminated without cause, we will provide him salary for a period from the effective date of such termination for six months. Mr. Brown is subject to customary confidentiality, noncompetition and nonsolicitation provisions during his employment and for six months after termination of his employment for any reason.

     In May 1999, we entered into a one-year employment agreement with Charles
M. Cosby at an annual base salary of $150,000 per year, including a signing bonus of $65,000, with possible additional yearly bonuses awarded at the discretion of our board of directors. The term of the agreement may be automatically extended for successive one-year periods unless either party gives notice of non-renewal 90 days prior to the beginning of such renewal term. If Mr. Cosby is terminated without "cause" as defined in the agreement, we will provide him salary for a period from the effective date of such termination for six months. Mr. Cosby is subject to customary confidentiality, noncompetition and nonsolicitation provisions during his employment and for six months after termination of his employment for any reason so long as he is still paid a salary by us in accordance with the termination provisions.

     In August 1999, we entered into a four-year employment agreement with Peter
B. Drayson at an annual base salary of $300,000 per year with possible yearly bonuses awarded at the discretion of our board of directors. The term of the agreement is automatically extended for successive one-year periods unless either party gives notice of non-renewal 90 days prior to the beginning of such renewal term. In addition, we granted Mr. Drayson a stock option to purchase up to 2,000,000 shares of common stock with an exercise price of the then-current fair market value at the time of the grant. The options vest in monthly installments over four years, with full acceleration in vesting upon a change in control of BuildNet or upon termination of employment without cause. The option grant provides that options for unvested shares can be exercised subject to repurchase rights that expire in accordance with the vesting schedule. If Mr. Drayson is terminated without cause, we will provide him salary, bonus and benefits for the remainder of the term of employment. Mr. Drayson is subject to customary confidentiality, noncompetition and nonsolicitation provisions during his employment and for two years after termination of his employment for any reason.

     In August 1999, we entered into a one-year employment agreement with Steven
C. Thompson at an annual base salary of $150,000 per year with possible yearly bonuses awarded at the discretion of our board of directors. The term of the agreement is automatically extended for successive one-year periods unless either party gives notice of non-renewal to the other. In addition, we granted Mr. Thompson a stock option to purchase up to 600,000 shares of common stock with an exercise price of the then-current fair market value at the time of the grant. Options for 120,000 shares were immediately exercisable and options for the remaining 480,000 shares vest in monthly installments over two years, with full acceleration in vesting upon a change in control of BuildNet and one-half of the unvested shares vesting upon termination of employment without cause. The option grant provides that options for unvested shares can be exercised subject to repurchase rights that expire in accordance with the vesting schedule. If Mr. Thompson is terminated without cause, we will provide him salary, bonus and benefits for the greater of the remainder of the term of employment or six months. Mr. Thompson is subject to customary confidentiality, noncompetition and nonsolicitation provisions during his employment and for one year after termination of his employment for any reason.

     In September 1999, we entered into a four-year employment agreement with Stephen L. Holcombe at an annual base salary of $200,000 per year with possible yearly bonuses awarded at the discretion of our board of directors. The term of the agreement is automatically extended for successive one-year periods unless either party gives notice of non-renewal 90 days prior to the beginning of such renewal term. In addition, we granted Mr. Holcombe a stock option to purchase up to 1,440,000 shares of common stock with an exercise price of the then-current fair market value at the time of the grant. The options vest in monthly installments over four years, with full acceleration in vesting upon a change in control of BuildNet or upon termination of employment without cause. The option grant provides that options for unvested shares can be exercised subject to repurchase rights that expire in accordance with the vesting schedule. If Mr. Holcombe is terminated without cause, we will pay him an amount equal to one half his annual salary, unless he is terminated without cause upon a sale or merger of BuildNet, in which case we will pay him an amount equal to his annual salary for the remainder of the term of employment. Mr. Holcombe is subject to customary confidentiality, noncompetition and nonsolicitation provisions during his employment and for two years after termination of his employment for any reason.

     In September 1999, we entered into a three-year employment agreement with David F. Russo commencing on December 1, 1999, at an annual base salary of $190,000 per year, including a $50,000 bonus payable on December 31, 2000 provided that the chairman of our board of directors and Mr. Russo mutually determine that certain agreed-upon performance criteria have been met by Mr. Russo as of such date, with possible yearly bonuses awarded at the discretion of our board of directors. In addition, we granted Mr. Russo a stock option to purchase up to 1,000,000 shares of common stock with an exercise price of the then-current fair market value at the time of the grant. The options vest in monthly installments over four years, with full acceleration in vesting upon a change in control of Buildnet. The option grant provides that options for unvested shares can be exercised subject to repurchase rights that expire in accordance with the vesting schedule. If Mr. Russo is terminated without cause, we will provide him salary, bonus and benefits for the remainder of the term of employment. Mr. Russo is subject to customary confidentiality, noncompetition and nonsolicitation provisions during his employment and for two years after termination of his employment for any reason.

     In March 2000, conditioned upon closing of the NxTrend merger, we entered into a three-year employment agreement with Michael J. Cornell at an annual base salary of $300,000 per year with possible yearly bonuses awarded at the discretion of our board of directors. In addition, we granted Mr. Cornell a stock option to purchase up to an aggregate of 1,000,000 shares of common stock at an exercise price equal to $2.50 per share. One quarter of the options vest at the start of the term of employment with the remainder vesting in monthly installments over three years, with full acceleration in vesting upon termination of employment without cause in connection with a change in control of BuildNet. Mr. Cornell is subject to customary confidentiality, noncompetition and nonsolicitation provisions during his employment and for two years after termination of his employment for any reason.

STOCK OPTION PLANS

  BuildNet, Inc. 1997 Stock Plan and 1999 Stock Plan

     Our 1997 stock plan was adopted by the board of directors in October 1997. A total of 2,243,560 shares of common stock have been reserved for issuance under the 1997 stock plan. Through March 1, 2000, outstanding options to purchase 994,840 shares of common stock with a weighted average exercise price of $0.005 were outstanding under the plan, and 1,248,720 shares had been issued under the plan at an average exercise price of $0.005 per share. No additional grants shall be made under the 1997 stock plan, and it will terminate in October 2007, unless sooner terminated by the board of directors.

     Our 1999 stock plan was adopted by the board of directors and stockholders in May 1999. A total of 55,000,000 shares of common stock have been reserved for issuance under the 1999 stock plan. Through March 1, 2000, outstanding options to purchase 12,346,940 shares of common stock with a weighted average exercise price of $1.00 were outstanding under the plan, and 14,527,160 shares had been issued under the plan at an average exercise price of $0.16 per share. The 1999 stock plan will terminate in May 2009, unless sooner terminated by the board of directors.

     Each of the 1997 and 1999 stock plans provide for grants of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to employees (including officers and employee directors) and grants of nonstatutory options to directors, employees, consultants and customers. They also allow for the grant of bonus awards of stock and stock purchase rights to directors, employees, consultants and customers. Each plan is administered by the compensation committee or by the board of directors. The exercise price of incentive stock options granted under the stock plans must not be less than the fair market value of the common stock on the date of grant. With respect to any optionee who owns stock representing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option must be equal to at least 110% of the fair market value of the common stock on the date of grant, and the term of the option must not exceed five years. The terms of all other options may not exceed ten years. The aggregate fair market value of common stock (determined as of the date of the option grant) for which incentive stock options may for the first time become exercisable by any individual in any calendar year may not exceed $100,000.

     The board of directors may amend or terminate the plans at any time, except that stockholder approval may be required for such amendment or termination. No amendment or termination may adversely affect the rights, with respect to previous grants, of any optionee without his or her consent. The board of directors may also select the consultants and employees to whom options or stock purchase rights may be granted as well as the number of shares of common stock covered by each award and the terms and conditions, including any vesting schedule, for each award. The board of directors may accelerate the vesting or exercisability of any option or stock purchase rights issued under the plans.

     In the event of any change in our outstanding common stock by reason of stock split, reverse stock split or stock dividend of common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration, the plans provide for the proportionate increase or decrease in the number of shares of our common stock authorized for issuance under the plans and covered by each outstanding option or stock purchase right, and adjustment in the purchase price (if any) per share to reflect such subdivision, combination or stock dividend. In the event of the acquisition of BuildNet by another entity pursuant to a consolidation, merger or sale of BuildNet's assets, unless otherwise provided by our board of directors, the board of directors of the successor entity shall make appropriate and equitable adjustment for the continuation of options granted pursuant to the plans.

  The FAST 1997 Stock Option Plan

     The FAST 1997 stock option plan was adopted by the board of directors of FAST in May 1997. The plan was assumed by us upon the acquisition of FAST in May 1999. A total of 1,230,038 shares of our common stock have been reserved for issuance under the plan. Through March 1, 2000, outstanding options to purchase 596,602 shares of common stock with a weighted average exercise price of $0.19 were outstanding under the plan, and 633,436 shares had been issued under the plan at an average exercise price of $0.19 per share. Pursuant to the terms of the agreement by which we acquired FAST, no additional grants shall be made under the plan, and it will terminate in May 2007, unless sooner terminated by the board of directors.

     The board of directors may amend or terminate the plan at any time, except that stockholder approval may be required for such amendment or termination. No amendment or termination may adversely affect the rights, with respect to previous grants, of any optionee without his or her consent. The board of directors may also select the employees, officers, independent contractors and directors to whom options may be granted as well as the number of shares of common stock covered by each award and the terms and conditions for each award.

     In the event of any change in our outstanding common stock by reason of stock split, reverse stock split or stock dividend of common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration, the plan provides for the proportionate increase or decrease in the number of shares of our common stock authorized for issuance under the plan and covered by each outstanding option or stock purchase right, and adjustment in the purchase price (if any) per share to reflect such subdivision, combination or stock dividend. In the event of the acquisition of BuildNet by another entity pursuant to a consolidation, merger, reorganization or sale of BuildNet's assets (other than a merger in which the holders of BuildNet common stock hold the same proportionate ownership immediately after the merger, or a reincorporation or the creation of a holding company), any option granted under the plan shall terminate. If the stockholders of BuildNet receive capital stock of another corporation in any transaction involving a merger, all options granted under the plan shall be converted into such shares of capital stock of the acquiring corporation unless otherwise determined by the board of directors. In the event of a "change in control" as defined in the plan, unless otherwise determined by the board of directors prior to the occurrence of such change in control, any unvested options shall become immediately exercisable in full.

  NxTrend 1999 Amended and Restated Equity Incentive Plan

     The NxTrend 1999 amended and restated equity incentive plan was adopted by the board of directors of NxTrend in October 1999. The plan will be assumed by us upon completion of the acquisition of NxTrend. A total of 5,336,981 shares of our common stock will be reserved for issuance under the plan upon our adoption of the plan. Through March 1, 2000, outstanding options to purchase 5,336,981 shares of common stock with a weighted average exercise price of $0.78 were outstanding under the plan. Pursuant to the agreement by which we acquired NxTrend, no additional grants shall be made under the plan, and it will terminate in October 2009, unless sooner terminated by the board of directors.

     The board of directors may amend or terminate the plan at any time, except that stockholder approval may be required for such amendment or termination. No amendment or termination may adversely affect the rights, with respect to previous grants, of any optionee without his or her consent. The board of directors may also select the consultants and employees to whom options or stock purchase rights may be granted as well as the number of shares of common stock covered by each award and the terms and conditions, including any vesting schedule, for each award. The board of directors may accelerate the vesting or exercisability of any option or stock purchase rights issued under the plans.

     In the event of any change in our outstanding common stock by reason of stock split, reverse stock split or stock dividend of common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration, the plan provides for the proportionate increase or decrease in the number of shares of our common stock authorized for issuance under the plan and covered by each outstanding option or stock purchase right, and adjustment in the purchase price (if any) per share to reflect such subdivision, combination or stock dividend. In the event of the acquisition of BuildNet by another entity pursuant to a consolidation, merger, sale of BuildNet's assets or other change in control, unless otherwise provided by our board of directors, the board of directors of the successor entity shall make appropriate and equitable adjustment for the continuation of options and other stock purchase rights granted pursuant to the plan. In the event the successor entity refuses to assume or continue the options and other stock purchase rights granted pursuant to the plan, then for each current director, employee and consultant, such options and stock purchase rights held by them shall be accelerated such that they are fully vested subject to the occurrence of such acquisition. The options and stock purchase rights held by directors, employees and consultants shall accelerate and become fully vested if such director, employee or consultant is terminated without cause or constructively terminated by BuildNet prior to the acquisition at the request of the successor entity or, within 18 months of such acquisition, such director, officer or consultant is terminated without cause or resigns as a result of his or her constructive termination by the successor entity.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Sale of Series A Preferred Stock

     In October 1997, we issued an aggregate of 116,840 shares of our Series A preferred stock, at a purchase price of $.8745 per share, to Southeast Interactive Technology Fund II LLC, a principal stockholder of BuildNet, for an aggregate purchase price of $102,176. Norvell E. Miller, IV, a director of BuildNet, is a managing director of Southeast Interactive Technology Fund II LLC.

  Bridge Financings

     We have borrowed money from and issued warrants to purchase shares of our capital stock to the related parties listed in the table below. All these loans bore interest at 9 1/2% per year, and were converted into 2,700,877 shares of our Series B preferred stock in May 1999, at a conversion price of $0.51835 per share, except the loans to Messrs. Brown and Pinto, which were repaid at that time.

                                                PRINCIPAL                                 PER SHARE
                                                 AMOUNT          WARRANT        WARRANT   EXERCISE
DATE             NAME, RELATIONSHIP             BORROWED         SECURITY       SHARES      PRICE
----             ------------------             ---------   ------------------  -------   ---------
10/98  Keith T. Brown, a director, officer and
         principal stockholder................  $ 60,000    Series B preferred   17,360   $0.51835
                                                              stock
       Francis J. Pinto, a former director....  $304,128    Series B preferred   88,020   $0.51835
                                                              stock
11/98  Southeast Interactive Technology Fund
         II LLC, a principal stockholder......  $250,000    common stock        482,280   $0.00050
12/98  Southeast Interactive Technology Fund
         II LLC, a principal stockholder......  $250,000    common stock        482,280   $0.00050
 4/99  Southeast Interactive Technology Fund
         II LLC, a principal stockholder......  $500,000    common stock        270,000   $0.00050
 5/99  Southeast Interactive Technology Fund
         II LLC, a principal stockholder......  $400,000    common stock        216,000   $0.00050

     In November 1999, Southeast Interactive Technology Fund II LLC exercised its warrant to purchase 216,000 shares of common stock for an aggregate exercise price of $108.

  Sale of Series B Preferred Stock

     In May 1999, we issued 33,631,320 shares of our Series B preferred stock, at a purchase price of $0.51835 per share, to a group of private investors in the first closing of a private placement for an aggregate purchase price of $17,432,795. In September 1999, we issued an additional 15,433,480 shares of Series B preferred stock in a second closing, at a purchase price of $0.51835 per share, for an aggregate purchase price of $7,999,944, and in December 1999, we issued an additional 19,967,120 shares of Series B preferred stock in a third closing, at a purchase price of $0.51835 per share, for an aggregate purchase price of $10,349,957. Purchasers of Series B preferred stock included the following related parties:

                                                      FIRST      SECOND       THIRD
                                                     CLOSING     CLOSING     CLOSING     AGGREGATE
                                                    NUMBER OF   NUMBER OF   NUMBER OF    PURCHASE
NAME, RELATIONSHIP                                   SHARES      SHARES      SHARES        PRICE
------------------                                  ---------   ---------   ---------   -----------
Covestco-Seteura, LLC, a principal stockholder....  1,556,520   1,003,520   1,298,320   $ 1,999,981
GE Capital Equity Investments, Inc., a principal
  stockholder.....................................  9,339,160   6,021,220   7,789,960   $11,999,979
SGC Partners II LLC, a principal stockholder......  5,836,960   3,763,260   4,868,720   $ 7,499,975
Southeast Interactive Technology Fund II LLC and
  affiliated funds, a principal stockholder.......  3,080,380   2,136,680   2,764,320   $ 4,137,148

     At the time of the transaction, Mr. Miller, a director of BuildNet, was a managing director of Southeast Interactive Technology Fund II and affiliated funds and Mr. Hall-Tipping, a director of BuildNet, was managing director of SGC Partners II LLC. In addition, in connection with this financing, GE Capital Equity Investments obtained the right to appoint two members of the board of directors and SGC Partners obtained the right to appoint one member of the board of directors.

  Series B Preferred Stock Warrant Issuance

     In May 1999, we issued a warrant exercisable for an aggregate 5,426,380 shares of Series B preferred stock, at an exercise price of $0.51835 per share, to GE Capital Equity Investments, a principal stockholder. This warrant becomes exercisable upon the achievement of sales and marketing objectives by GE Appliances.

  Acquisition of The F.A.S.T Management Group

     In May 1999, we acquired The F.A.S.T. Management Group, Inc. and issued to the shareholders of FAST an aggregate 19,711,780 shares of our common stock.

  Sale of Series C Preferred Stock

     From October to December 1999, we issued an aggregate 24,322,619 shares of our Series C preferred stock, at a purchase price of $4.40 per share, to a group of private investors in a private placement for an aggregate purchase price of $107,019,800. Purchasers of our Series C preferred stock included the following related parties:

                                                                          AGGREGATE
                                                              NUMBER OF    PURCHASE
NAME, RELATIONSHIP                                             SHARES       PRICE
------------------                                            ---------   ----------
Covestco-Seteura, LLC, a principal stockholder..............    681,818   $2,999,999
SGC Partners II LLC, a principal stockholder................  1,136,363   $4,999,997
Southeast Interactive Technology Fund II LLC and affiliated
  funds, a principal stockholder............................    227,272   $  999,997

  Acquisition of NxTrend Technology, Inc.

     We will issue to the stockholders and optionholders of NxTrend an aggregate 25,954,659 shares and options to purchase shares of our common stock pursuant to an agreement and plan of merger entered into in February 2000. As a result of this transaction, the BuildNet board of directors has an obligation to recommend to BuildNet's stockholders the election of the former NxTrend stockholders' director designee so long as the former stockholders hold at least 7.5% of BuildNet's outstanding common stock. We expect Peter J. Smith to be that director designee.

  Loans to Officers

     We have loaned money to certain of our officers in order to fund their exercise of options to purchase shares of our common stock as described in the table below. The loans bear interest at approximately 6% per year and are payable in five years. We have the right to repurchase an officer's shares upon his termination, which right lapses over the original vesting schedule of the underlying option.

                                                                         PRINCIPAL
                                                              DATE OF      AMOUNT      SHARES
NAME OF OFFICER                                                 LOAN       LOANED     PURCHASED
---------------                                               --------   ----------   ---------
Bayard M. Atwood, III.......................................   8/24/99   $  181,500   3,300,000
Michael J. Cornell..........................................   3/  /00   $  300,000     337,000
Peter B. Drayson............................................   8/15/99   $  110,000   2,000,000
Stephen L. Holcombe.........................................   9/28/99   $  237,600   1,440,000
Nathan P. Morton............................................   9/20/99   $  275,000   5,000,000
David F. Russo..............................................  12/28/99   $1,400,000   1,400,000
Steven C. Thompson..........................................   8/31/99   $   33,000     600,000

  Payments to Related Parties

     In 1998 and 1997, we paid to Phillip Brown, brother of Keith T. Brown, annual salaries in the amounts of $100,926 and $96,936, respectively, for services rendered to us.

     In December 1999, we hired Kate Hall-Tipping, sister of our director Justin Hall-Tipping, at an annual salary of $110,000.

  Business Relationships

     In connection with the sale of Series B preferred stock to GE Capital Equity Investments, we entered into an Internet development, marketing and distribution agreement with General Electric by and through its GE Appliances operating unit, to develop a building supply purchase process over the Internet utilizing our technological capabilities. GE Capital Equity Investments, a principal stockholder, is a wholly owned subsidiary of General Electric.

     For information regarding the grant of stock options with our executive officers, please see "Management -- Executive Compensation."

     For information regarding noncompetition and employment agreements to our executive officers, please see "Management -- Employment Agreements."

     For information regarding related party transactions of NxTrend, please see Footnote 12 of the footnotes to the Consolidated Financial Statements of NxTrend.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of March 17, 2000 the number of shares of common stock and the percentage of outstanding shares of common stock that are beneficially owned by:

     - each person that is the beneficial owner of more than 5% of our common stock;

     - each of our directors and our director nominee;

     - each named executive officer; and

     - all of our current directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of common stock subject to options and warrants that are presently exercisable or exercisable within 60 days of March 17, 2000 are deemed to be outstanding and beneficially owned by the person holding such option or warrant for the purpose of computing the percentage of ownership of that person, but they are not deemed outstanding for the purpose of computing the percentage of any other person. The applicable percent ownership for each shareholder after the offering is based on 174,415,233 shares of common stock outstanding as of March 17, 2000, which includes 94,473,379 shares issued upon conversion of all of our outstanding shares of preferred stock, the exercise of preferred stock and common stock warrants to purchase 2,678,760 shares of common stock prior to the offering together with applicable exercisable warrants and options for that stockholder. Unless otherwise noted, each of the persons listed below has sole voting and investment power with respect to his or her shares and the address for each of the persons listed below as beneficially owning more than five percent of our outstanding capital stock is: 4813 Emperor Boulevard, Suite 130, Durham, North Carolina 27703.

                                                                             PERCENTAGE OF SHARES
                                                                 NUMBER       BENEFICIALLY OWNED
                                                               OF SHARES     --------------------
                                                              BENEFICIALLY    BEFORE      AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNED       OFFERING    OFFERING
------------------------------------                          ------------   --------    --------
Keith T. Brown(1)...........................................   34,447,315     19.45%           %
GE Capital Equity Investments, Inc.(2)......................   28,576,720     15.89
  120 Long Ridge Road
  Stamford, Connecticut 06927
Justin Hall-Tipping(3)......................................   15,605,303      8.95
SGC Partners II LLC(4)......................................   15,605,303      8.95
  1221 Avenue of the Americas, 13th Floor
  New York, New York 10020
Covestco-Seteura, LLC(5)....................................   11,131,087      6.38
  c/o Barnard & Co., LLC
  590 Madison Avenue, 37th Floor
  New York, New York 10022
Norvell E. Miller, IV(6)....................................   10,462,152      6.00
Southeast Interactive Technology Funds(7)...................   10,462,152      6.00
  630 Davis Drive, Suite 220
  Morrisville, North Carolina 27713
Nathan P. Morton(8).........................................    8,000,000      4.51
William W. Neal, III(9).....................................    6,511,240      3.71
Charles M. Cosby(10)........................................    7,730,590      4.40
Bayard M. Atwood, III(11)...................................    5,000,000      2.84
Peter B. Drayson(12)........................................    3,300,000      1.88
Steven C. Thompson(13)......................................    1,017,200          *
Joel D. Koblentz............................................            0          *
Jerry A. Rose...............................................            0          *
Paul A. Ryder...............................................            0          *           %
Peter J. Smith..............................................            0          *
                                                               ----------     -----
All executive officers and directors as a group (14
  persons)(14)..............................................   88,489,183     47.67%

---------------
 *   Indicates less than one percent.
(1) Includes (a) 9,225,260 shares of common stock, (b) 17,360 shares issuable upon conversion of preferred stock, (c) 22,542,855 shares of common stock for which Mr. Brown has voting power, and

     (d) 2,661,840 shares issuable upon immediately exercisable options. Mr. Brown disclaims beneficial ownership of shares for which he holds voting power pursuant to certain voting agreements.
(2) Includes (a) 23,150,340 shares issuable upon conversion of preferred stock and (b) 5,426,380 shares issuable upon the exercise of immediately exercisable warrants. GE Capital is a wholly owned subsidiary of General Electric.
(3) Mr. Hall-Tipping is managing director of SG Capital Partners, LLC, the general partner of SG Merchant Banking Fund, L.P., sole owner of SGC Partners II LLC, and, as such, may be deemed to have beneficial ownership of such shares. Mr. Hall-Tipping disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(4)  Includes 15,605,303 issuable upon conversion of preferred stock.
(5)  Includes 4,540,178 shares issuable upon conversion of preferred stock.
(6) Mr. Miller is a managing director Southeast Interactive Technology Fund I, LLC and Southeast Interactive Technology Fund II, LLC, and, as such, may be deemed to have beneficial ownership of such shares. Mr. Miller disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(7) Includes (a) 8,897,232 shares issuable upon conversion of preferred stock. The shares are held by Southeast Interactive Technology Fund I, LLC and Southeast Interactive Technology Fund II, LLC.
(8) Includes 3,333,333 shares of common stock that are subject to repurchase by BuildNet and 3,000,000 shares issuable upon exercise of options to purchase common stock that upon exercise would be subject to repurchase by BuildNet.
(9) Includes 5,168,100 shares issuable upon conversion of preferred stock and 860,860 shares issuable upon the exercise of immediately exercisable warrants held by Piedmont Venture Partners Limited Partnership. Mr. Neal is managing principal of Piedmont Venture Partners, and, as such, may be deemed to have beneficial ownership of such shares. Mr. Neal disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(10) Includes 1,295,973 shares issuable upon the exercise of immediately exercisable options and 6,434,617 shares for which sole voting power is held by Mr. Brown
(11) Includes 2,543,750 shares of common stock that are subject to repurchase by BuildNet and 1,700,000 shares issuable upon exercise of options to purchase common stock that upon exercise would be subject to repurchase by BuildNet.
(12) Includes 1,750,000 shares of common stock that are subject to repurchase by BuildNet and 1,300,000 shares issuable upon exercise of options to purchase common stock that upon exercise would be subject to repurchase by BuildNet.
(13) Includes 340,000 shares of common stock that are subject to repurchase by BuildNet.
(14) Includes the information in the notes above, as applicable.

                          DESCRIPTION OF CAPITAL STOCK

     Our amended and restated certificate of incorporation, which will become effective immediately prior to consummation of the offering, authorizes the issuance of 850,000,000 shares of common stock, $.01 par value per share, and 50,000,000 shares of preferred stock, $.01 par value per share. Immediately
prior to the offering,                shares of common stock and no shares of
preferred stock will be issued and outstanding.

COMMON STOCK

     Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally, including the election of directors. Holders of common stock will be entitled to receive dividends, if any, declared from time to time by our board of directors out of funds legally available for dividends. If BuildNet is liquidated, dissolved or wound-up, holders of common stock will share proportionately in all assets available for distribution. However, dividend and distribution rights of holders of common stock will be subject to the rights of any holders of any series of preferred stock as described below. The holders of common stock have no preemptive or conversion rights. The common stock does not have cumulative voting rights. As a result, the holder or holders of more than half of the shares of common stock voting for the election of directors can elect all directors being elected at that time. All shares of common stock outstanding immediately following the offering will be fully paid and will not be subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock.

PREFERRED STOCK

     After this offering, no shares of preferred stock will be outstanding. Our board of directors is authorized, without further stockholder action, to issue preferred stock in one or more series and to fix the voting rights, liquidation preferences, dividend rights, repurchase rights, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences, of the preferred stock. Although there is no current intention to do so, our board of directors may, without stockholder approval, issue shares of a class or series of preferred stock with voting and conversion rights which could adversely affect the voting power or divided rights of the holders of common stock and may have the effect of delaying, deferring or preventing a change in control.

WARRANTS

     As of March 1, 2000, there were warrants outstanding to purchase 2,423,300 shares of common stock and shares of preferred stock convertible into 255,460 shares of common stock that will expire if not exercised prior to the consummation of this offering, and warrants outstanding to purchase 2,588,500 shares of common stock and shares of preferred stock convertible into 10,426,380 shares of common stock that are not required to be exercised in connection with and will not expire upon the consummation of this offering.

REGISTRATION RIGHTS

     We are party to an investor rights agreement dated May 1999, as amended, with stockholders who will hold in the aggregate 60,956,080 shares of common stock upon the completion of this offering. We are also party to an investor rights agreement, dated as of October 1999, as amended, with stockholders who will hold in the aggregate 50,277,278 shares of common stock, plus any shares of common stock issued upon conversion of the NxTrend, UniLink and J.D. Edwards World Source Company notes payable, upon the completion of this offering. Each of the investor rights agreements includes the following rights for each group of stockholders:

     - The right to demand that their shares of common stock be registered under the Securities Act of 1933, as amended, in a manner similar to the registration of the shares that are offered by this prospectus. Any combination of stockholders holding at least 15% of the shares of common stock included in each such investor rights agreement may initiate four such registrations. Holders of a majority of shares of common stock issuable upon exercise of certain warrants shall have separate rights to demand registration of their shares of common stock on one occasion. Each such registration must include common stock with a fair market value in excess of $5,000,000.

     - The right to demand that their shares of common stock be registered under the Securities Act on Form S-3 or equivalent registration statement once we are eligible for that form or equivalent registration statement. We expect to be eligible for that form or equivalent registration statement one year after this offering. Any combination of the stockholders party to the investor rights agreement collectively holding at least 15% of the common stock subject to that agreement may initiate such registrations; however, only two requests (or four requests under the October 1999 investor rights agreement) can be made within any 12-month period and each such registration must include common stock with a fair market value in excess of $500,000.

     - The right to have their shares of common stock included in any registration of common stock by BuildNet under the Securities Act, other than those effected on Forms S-4 or S-8, subject to underwriter cutbacks in the event of over subscription and only to the extent that inclusion will not diminish the number of securities included by BuildNet; provided that, for all registrations after this offering, the stockholders under both investors rights agreements will be entitled to include securities equal to 25% of the securities included in such offering.

     Another holder of warrants to purchase 372,840 shares of common stock has rights to have its shares of common stock included in any registration of common stock by BuildNet under the Securities Act, other than those effected on Forms S-4 or S-8, subject to underwriter cutbacks in the event of over subscription and only to the extent that inclusion will not diminish the number of securities included by BuildNet.

     We are required to bear all customary registration expenses including registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for BuildNet, and expenses of one counsel to the holders of the common stock being registered. The holders of the common stock being registered shall pay all underwriting discounts, selling commissions and fees customarily allocable to each holder registering shares.

VOTING RIGHTS

     Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally, including the election of directors.

     Pursuant to the terms of a voting trust agreement dated April   1998, among
Keith T. Brown, certain other stockholders and BuildNet, Mr. Brown possesses all rights and powers to vote 6,478,000 shares of common stock held by such other stockholders as trustee pursuant to the terms of the agreement.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS; ANTI-TAKEOVER EFFECTS

  Delaware Corporate Law

     The State of Delaware has a statute designed to provide Delaware corporations with protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporate Law, is intended to discourage certain takeover practices by impeding the ability of a hostile acquirer to engage in certain transactions with the target company.

     In general, Section 203 provides that a person who owns 15% or more of the outstanding voting stock of a Delaware corporation, referred to as an interested stockholder, may not consummate a merger or other business combination transaction with such corporation at any time during the three year period following the date such person became an interested stockholder. The term business combination is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

     The statute exempts the following transactions from the requirements of
Section 203:

     - any business combination if, prior to the date a person became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     - any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an interested stockholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation's directors who are also officers and by certain employee stock plans;

     - any business combination with an interested stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the interested stockholder; and

     - certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors.

     A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. At the present time, our board of directors does not intend to propose any such amendment.

  Certificate of Incorporation and Bylaws

     Our amended and restated certificate of incorporation, as it will become effective immediately prior to the consummation of the offering, provides:

     - for the authorization of the board of directors to issue, without further action by the stockholders, up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof;

     - that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing;

     - that special meetings of our stockholders may be called only by the chairman of the board, the chief executive officer or a majority of the members of the board of directors;

     - for a classified board of directors;

     - that vacancies on the board of directors, including newly created directorships, can be filled only by a majority of the directors then in office.

     Our bylaws, effective immediately prior to the consummation of the offering, shall include provisions (1) imposing advance notice requirements for stockholder proposals and director nomination and (2) providing that our directors may be removed only for cause and only by the affirmative vote of holders at least 66 2/3% of the outstanding shares of voting stock together as a single class.

     These provisions in our certificate of incorporation and bylaws are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of BuildNet. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of BuildNet. These provisions, however, could discourage potential acquisition proposals and could delay or prevent a change in control of BuildNet. These provisions may also have the effect of preventing changes in our management.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is [               ].

                        SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering, there has been no public market for our common stock, and we cannot predict the effect, if any, that sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of the common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

     Upon completion of the offering and assuming no exercise of stock options
after March 1, 2000, there will be an aggregate of                shares of our
common stock outstanding or                shares if the underwriters'
overallotment option is exercised in full, and warrants and options outstanding
for                shares. The                shares offered by this prospectus,
or                shares if the underwriters' overallotment option is exercised in full, will be freely transferable without restriction or limitation under the Securities Act of 1933, as amended, unless purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act. The remaining shares outstanding upon completion of the offering will be "restricted securities" within the meaning of Rule 144 under the Securities Act, and are subject to restrictions under the Securities Act.

     Our directors and officers and security holders holding in the aggregate shares of and options and warrants to purchase shares of our common stock will agree not to sell, offer for sale, or otherwise dispose of any of our common stock for a period of 180 days from the date of this prospectus without the prior written consent of Credit Suisse First Boston. In addition, during the 180-day period, we will agree not to file any registration statement, except for the registration statement on Form S-8 described below, with respect to our common stock or any securities convertible into or exercisable or exchangeable for common stock without the prior written consent of Credit Suisse First Boston.

     Subject to these lock-up agreements, the shares of common stock outstanding
upon the completion of this offering, not including the                shares
offered by this prospectus, assuming the exercise of outstanding option and warrants, will be eligible for sale, subject to Rule 144, in the public market as follows:

Immediately after this offering.....................            shares;
180 days after this offering........................            shares;
1 year after this offering..........................            shares; and
2 years after this offering.........................            shares.

     In general, under Rule 144, as currently in effect, a person, or persons whose shares are required to be aggregated, who owns shares that were purchased from us or any of our affiliates at least one year previously, is entitled to sell in brokers transactions or to market makers, within any three-month period commencing 90 days after the date of this prospectus, the number of shares of common stock that does not exceed the greater of (1) one percent of the number
of then outstanding shares, approximately                shares immediately
after the offering, or (2) the average weekly reported trading volume during the four calendar weeks preceding the date on which the required notice of sale is filed with the SEC. Sales under Rule 144 are generally subject to the availability of current public information about BuildNet. Any person, or persons whose shares are aggregated, who owns shares that were purchased from us or any of our affiliates at least two years previously and who has not been an affiliate of ours at any time during the 90 days preceding the sale would be entitled to sell shares under Rule 144(k) without regard to the volume limitations or manner of sale, public information or notice requirements of Rule 144.

     We are party to two investor rights agreements which grant some of our stockholders the right to demand that we register with the SEC the common stock they acquired from us in private placements. The registration of this stock would allow these shareholders to sell the stock publicly without any limitations on the manner or amount of sale. These two registration rights agreements cover an aggregate of 111,233,358 shares of our common stock. If these registration rights were exercised in whole or in part, a substantial number of shares of our common stock could be sold at once and the market price of our common stock could fall.

     Any of our employees, officers, directors or consultants who have purchased or were awarded shares or options to purchase shares pursuant to a written compensatory plan or contract are entitled to rely on the resale provisions of Rule 701 under the Securities Act, which permits affiliates and non-affiliates to sell such shares without having to comply with the holding period restrictions of Rule 144, in each case commencing 90 days after the date of this prospectus. In addition, non-affiliates may sell such shares without complying with the public information, volume and notice provisions of Rule 144. Rule 701
is available for our option holders as to all                shares issued
pursuant to the exercise of options granted prior to this offering.

     After the offering, BuildNet intends to file a registration statement on
Form S-8 to register all of the                shares of common stock reserved
for issuance under our stock incentive plans and not eligible for sale under Rule 701. Accordingly, shares issued upon exercise of such options will be freely tradable by holders who are not our affiliates and, subject to the volume and other limitations of Rule 144, by holders who are our affiliates.

     In addition, BuildNet may raise additional equity capital through the sale of equity securities. Sales of these shares in the public markets may cause future dilution to our existing stockholders.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an underwriting
agreement, dated                , we have agreed to sell to the underwriters
named below, for whom Credit Suisse First Boston Corporation, FleetBoston Robertson Stephens Inc., Salomon Smith Barney Inc. and Thomas Weisel Partners LLC are acting as representatives, the following respective numbers of shares of common stock:

                                                              NUMBER OF
                        UNDERWRITER                            SHARES
                        -----------                           ---------
Credit Suisse First Boston Corporation......................
FleetBoston Robertson Stephens Inc..........................
Salomon Smith Barney Inc....................................
Thomas Weisel Partners LLC..................................
                                                               -------
          Total.............................................
                                                               =======

     The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of common stock may be terminated.

     We have granted to the underwriters a 30-day option to purchase on a pro
rata basis up to           additional shares at the initial public offering
price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common stock.

     The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus and to selling
group members at that price less a concession of $          per share. The
underwriters and selling group members may allow a discount of $          per
share on sales to other broker/dealers. After the initial public offering, the public offering price and concession and discount to broker/dealers may be changed by the representatives.

     The following table summarizes the compensation and estimated expenses we will pay:

                                                        PER SHARE                           TOTAL
                                             -------------------------------   -------------------------------
                                                WITHOUT            WITH           WITHOUT            WITH
                                             OVER-ALLOTMENT   OVER-ALLOTMENT   OVER-ALLOTMENT   OVER-ALLOTMENT
                                             --------------   --------------   --------------   --------------
Underwriting Discounts and Commissions paid
  by us....................................     $                $                $                $
Expenses payable by us.....................     $                $                $                $

     The underwriters have informed us that they do not expect discretionary sales to exceed 5% of the shares of common stock being offered.

     We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse First Boston Corporation for a period of 180 days after the date of this prospectus, except issuances pursuant to the exercise of employee stock options outstanding on the date hereof.

     Our officers and directors and substantially all of our stockholders and option and warrant holders have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such aforementioned transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation for a period of 180 days after the date of this prospectus.

     The underwriters have reserved for sale, at the initial public offering
price, up to             shares of the common stock for employees, directors and
certain other persons associated with us who have expressed an interest in purchasing common stock in the offering. The number of shares available for sale to the general public in the offering will be reduced to the extent such persons purchase such reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same terms as the other shares.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

     We have applied to list the shares of common stock on The Nasdaq Stock Market's National Market under the symbol "BNET"

     Prior to this offering, there has been no public market for the common stock. The initial public offering price will be determined by negotiation between us and the representatives. The principal factors to be considered in determining the public offering price include the following:

     - the information included in this prospectus and otherwise available to the representatives;

     - market conditions for initial public offerings;

     - the history and the prospects for the industry in which we will compete;

     - the ability of our management;

     - the prospects for our future earnings;

     - the present state of our development and our current financial condition;

     - the general condition of the securities markets at the time of this offering; and

     - the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies.

     The representatives may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

     - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

     - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     - Syndicate covering transactions involve purchase of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

     - Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on The Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

     A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters participating in this offering. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations.

     Thomas Weisel Partners LLC was organized and registered as a broker/dealer in December 1998. Since December 1998, Thomas Weisel Partners LLC has acted as a lead or co-manager on numerous public offerings of equity securities. Thomas Weisel Partners LLC does not have any material relationship with us or any of our officers, directors or other controlling persons, except with respect to its contractual relationship with us under the underwriting agreement entered into in connection with this offering.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are effected. Accordingly, any resale of the common stock in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

REPRESENTATIONS OF PURCHASERS

     Each purchaser of common stock in Canada who receives a purchase confirmation will be deemed to represent to us and the dealer from whom the purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such common stock without the benefit of a prospectus qualified under such securities laws, (ii) if required by the law, that such purchaser is purchasing as principal and not as agent, and
(iii) such purchaser has reviewed the text above under "Resale Restrictions."

RIGHTS OF ACTION (ONTARIO PURCHASERS)

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

     All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against such issuer or persons in Canada or to enforce a judgment obtained in Canadian courts against the issuer or such persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of common stock to whom the Securities Act (British Columbia) applies is advised that the purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any common stock acquired by the purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from us. Only one such report must be filed in respect of common stock acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

     Canadian purchasers of common stock should consult their own legal and tax advisors about the tax consequences of an investment in the common stock in their particular circumstances and with respect to the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL MATTERS

     The validity of the common stock offered hereby will be passed on for us by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina. Attorneys of Wyrick Robbins Yates & Ponton LLP beneficially own 11,364 shares of our common stock. Certain legal matters in connection with the offering will be passed on for the underwriters by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

     The financial statements of

     - BuildNet, Inc. as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999,

     - NxTrend Technology, Inc. as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999,

     - The UniLink Group, LLC as of December 31, 1998 and 1999 and for the years then ended and

     - The McCosker Corporation as of December 31, 1998 and for the year then ended,

included in this prospectus have been so included in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             CHANGE IN ACCOUNTANTS

     In March 2000, NxTrend Technology, Inc. dismissed Arthur Andersen LLP as their independent accountants. The former independent accountants' reports did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, audit scope or accounting principles. The former independent accountants' report does not cover any of NxTrend's financial statements in this registration statement. There were no disagreements with the former public accountants on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure with respect to NxTrend's financial statements up through the time of dismissal that, if not resolved to the former accountants' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. In March 2000, in connection with the pending acquisition by BuildNet, NxTrend retained PricewaterhouseCoopers LLP as their independent public accountants. Prior to retaining PricewaterhouseCoopers LLP, NxTrend had not consulted with PricewaterhouseCoopers LLP regarding accounting principles.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement. Complete exhibits have been filed with our registration statement on Form S-1.

     You may read and copy our registration statement and any contract, agreement or other document filed as an exhibit to our registration statement or any other information from our filings at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our filings with the Commission, including our registration statement, are also available to you on the Securities and Exchange Commission's Web site, http://www.sec.gov. As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange

Act of 1934, and will file periodic reports, proxy statements and other information with the Commission. Upon approval of our common stock for quotation on the Nasdaq National Market, these reports, proxy statements and other information may also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W., Washington, DC 20006.

     We intend to furnish our stockholders with annual reports containing audited financial statements, and make available to our stockholders quarterly reports for the first three quarters of each year containing unaudited interim financial information.

                                 BUILDNET, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
BUILDNET, INC.
Report of Independent Accountants...........................   F-2
Consolidated Balance Sheets as of December 31, 1998 and
  1999......................................................   F-3
Consolidated Statements of Operations for the Years Ended
  December 31, 1997, 1998 and 1999..........................   F-4
Consolidated Statements of Shareholders' Deficit for the
  Years Ended December 31, 1997, 1998 and 1999..............   F-5
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, 1998 and 1999..........................   F-6
Notes to Consolidated Financial Statements..................   F-7
NXTREND TECHNOLOGY, INC.
Report of Independent Accounts..............................  F-27
Balance Sheets as of December 31, 1998 and 1999.............  F-28
Statements of Operations for the Years Ended December 31,
  1997, 1998 and 1999.......................................  F-29
Statements of Stockholders' Equity (Deficit) for the Years
  Ended December 31, 1997, 1998 and 1999....................  F-30
Statements of Cash Flows for the Years Ended December 31,
  1997, 1998 and 1999.......................................  F-31
Notes to Financial Statements...............................  F-32
THE UNILINK GROUP, LLC
Report of Independent Accounts..............................  F-46
Balance Sheets as of December 31, 1998 and 1999.............  F-47
Statements of Operations for the Years Ended December 31,
  1998 and 1999.............................................  F-48
Statements of Changes in Members' Capital for the Years
  Ended December 31, 1998 and 1999..........................  F-49
Statements of Cash Flows for the Years Ended December 31,
  1998 and 1999.............................................  F-50
Notes to Financial Statements...............................  F-51
THE MCCOSKER CORPORATION
Report of Independent Accounts..............................  F-59
Balance Sheet as of December 31, 1998.......................  F-60
Statement of Operations for the Year Ended December 31,
  1998......................................................  F-61
Statement of Shareholders' Deficit for the Year Ended
  December 31, 1998.........................................  F-62
Statement of Cash Flows for the Year Ended December 31,
  1998......................................................  F-63
Notes to Financial Statements...............................  F-64
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
  DATA......................................................  F-69

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of BuildNet, Inc.

     The                -for-       common stock split discussed in Note 17 to
the consolidated financial statements has not been consummated as of March   ,
2000. When it has been consummated, we will be in a position to furnish the following audit report:

          "In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of BuildNet, Inc. and its subsidiaries (the "Company") at December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above."

/s/ PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
February 26, 2000

                                 BUILDNET, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                        PRO FORMA
                                                                                      SHAREHOLDERS'
                                                                                         EQUITY
                                                        DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                            1998           1999           1999
                                                        ------------   ------------   -------------
                                                                                       (UNAUDITED)
                                      ASSETS
Current assets:
  Cash and cash equivalents...........................  $   259,597    $ 51,874,821
  Cash held in escrow.................................           --      25,348,009
  Accounts receivable.................................       11,082       2,755,606
  Other current assets................................      168,827       1,549,633
                                                        -----------    ------------
          Total current assets........................      439,506      81,528,069
Long-term investments.................................           --      29,650,000
Property and equipment, net...........................      439,369       6,522,621
Other assets..........................................       36,862      17,025,704
                                                        -----------    ------------
          Total assets................................  $   915,737    $134,726,394
                                                        ===========    ============
                  LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Current maturities of capital lease obligations.....  $   107,835    $    758,898
  Current maturities of long-term debt................           --       2,283,000
  Accounts payable and accrued liabilities............      637,151       7,909,733
  Deferred revenue....................................      648,820       3,081,011
                                                        -----------    ------------
          Total current liabilities...................    1,393,806      14,032,642
Capital lease obligations, less current maturities....       67,865         720,476
Long-term debt, less current maturities...............    4,100,309       2,567,000
Redeemable warrants...................................      250,278      10,458,470
Series B mandatorily redeemable preferred stock
  (liquidation preference of $71,565,391).............           --      36,949,130   $         --
Series C mandatorily redeemable preferred stock
  (liquidation preference of $107,019,515)............           --     102,298,853             --
Subscriptions to purchase mandatorily redeemable
  convertible preferred stock.........................           --      (3,525,000)            --
Commitments (Note 7)
Shareholders' (deficit) equity:
  Series A convertible preferred stock, $.01 par
     value, 1,268,920 shares designated; 1,061,660 and
     1,118,840 shares issued and outstanding at
     December 31, 1998 and 1999, respectively; no
     shares designated, issued or outstanding pro
     forma (unaudited)................................       10,616          11,188             --
  Common stock, $.01 par value, 350,000,000 shares
     authorized; 20,042,520 and 54,872,024 shares
     issued and outstanding at December 31, 1998 and
     1999, respectively; 149,345,403 shares issued and
     outstanding pro forma (unaudited)................      200,425         548,720      1,493,454
  Subscriptions to purchase common stock..............           --              --     (3,525,000)
  Additional paid-in capital..........................    1,964,410      37,280,853    170,665,881
  Deferred compensation...............................     (134,384)    (28,912,130)   (28,912,130)
  Notes receivable from shareholders..................           --      (2,237,100)    (2,237,100)
  Accumulated deficit.................................   (6,937,588)    (35,466,708)   (35,349,362)
                                                        -----------    ------------   ------------
          Total shareholders' (deficit) equity........   (4,896,521)    (28,775,177)  $102,135,743
                                                        -----------    ------------   ------------
          Total liabilities and shareholders'
            (deficit) equity..........................  $   915,737    $134,726,394
                                                        ===========    ============

     The accompanying notes are an integral part of these consolidated financial statements.

                                 BUILDNET, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                         YEAR ENDED
                                                         ------------------------------------------
                                                         DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                             1997           1998           1999
                                                         ------------   ------------   ------------
Revenues...............................................  $ 4,257,110    $ 4,506,041    $ 14,600,929
Cost of revenues.......................................    1,368,803      1,435,917       9,026,423
                                                         -----------    -----------    ------------
          Gross profit.................................    2,888,307      3,070,124       5,574,506
                                                         -----------    -----------    ------------
Operating expenses:
  General and administrative...........................    1,348,292      1,969,011       8,150,656
  Sales and marketing..................................    1,593,550      2,072,244       4,845,404
  Research and development.............................    1,121,898      2,035,275       9,898,478
  Stock-based compensation.............................      202,017         22,136         665,782
                                                         -----------    -----------    ------------
          Total operating expenses.....................    4,265,757      6,098,666      23,560,320
                                                         -----------    -----------    ------------
          Operating loss...............................   (1,377,450)    (3,028,542)    (17,985,814)
Interest income........................................       28,662         38,480         642,925
Interest expense.......................................     (178,028)      (512,829)     (1,017,489)
Other noncash interest (expense) income (Note 14)......     (138,651)       264,037     (10,140,341)
                                                         -----------    -----------    ------------
          Loss before extraordinary item...............   (1,665,467)    (3,238,854)    (28,500,719)
Extraordinary loss on early extinguishment of debt.....           --       (106,911)        (28,401)
                                                         -----------    -----------    ------------
          Net loss.....................................   (1,665,467)    (3,345,765)    (28,529,120)
Accretion of mandatorily redeemable preferred stock....           --             --      (2,068,378)
Preferred stock dividends..............................           --             --        (167,211)
                                                         -----------    -----------    ------------
          Net loss available to common shareholders....  $(1,665,467)   $(3,345,765)   $(30,764,709)
                                                         ===========    ===========    ============
Net loss per common share -- basic and diluted.........  $     (0.08)   $     (0.17)   $      (0.84)
Weighted average common shares outstanding -- basic and
  diluted..............................................   20,042,520     20,042,520      36,526,929

  The accompanying notes are an integral part of these consolidated financial statements.

                                 BUILDNET, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

                                             SERIES A                                                                 NOTES
                                          PREFERRED STOCK         COMMON STOCK        ADDITIONAL                    RECEIVABLE
                                        -------------------   ---------------------     PAID-IN       DEFERRED         FROM
                                         SHARES     AMOUNT      SHARES      AMOUNT      CAPITAL     COMPENSATION   SHAREHOLDERS
                                        ---------   -------   ----------   --------   -----------   ------------   ------------
BALANCE AS OF DECEMBER 31, 1996.......    571,740   $ 5,717   20,042,520   $200,425   $   686,205   $         --   $        --
Conversion of promissory notes into
 489,920 shares of Series A preferred
 stock................................    489,920     4,899           --         --       456,180             --            --
Value of warrants to purchase
 securities of the Company issued in
 connection with debt.................         --        --           --         --        56,389             --            --
Deferred compensation related to grant
 of stock options.....................         --        --           --         --       271,168       (271,168)           --
Amortization of deferred
 compensation.........................         --        --           --         --            --        202,017            --
Net loss..............................         --        --           --         --            --             --            --
                                        ---------   -------   ----------   --------   -----------   ------------   -----------
BALANCE AS OF DECEMBER 31, 1997.......  1,061,660    10,616   20,042,520    200,425     1,469,942        (69,151)           --
Value of warrants to purchase
 securities of the Company issued in
 connection with debt.................         --        --           --         --       407,099             --            --
Deferred compensation related to grant
 of stock options.....................         --        --           --         --        87,369        (87,369)           --
Amortization of deferred
 compensation.........................         --        --           --         --            --         22,136            --
Net loss..............................         --        --           --         --            --             --            --
                                        ---------   -------   ----------   --------   -----------   ------------   -----------
BALANCE AS OF DECEMBER 31, 1998.......  1,061,660    10,616   20,042,520    200,425     1,964,410       (134,384)           --
Value of warrants to purchase
 securities of the Company issued in
 connection with debt.................         --        --           --         --        59,400             --            --
Exercise of common stock options......         --        --   14,848,144    148,481     2,130,494             --    (2,237,100)
Exercise of common stock warrants.....         --        --      270,000      2,700        (2,565)            --            --
Exercise of Series A preferred stock
 warrants.............................     57,180       572           --         --        49,428             --            --
Issuance of common stock and options
 and warrants to purchase common stock
 in exchange for shares of the
 F.A.S.T. Management Group, Inc.......         --        --   19,711,360    197,114       929,050             --            --
Interest on notes receivable from
 shareholders.........................         --        --           --         --        13,288             --            --
Deferred compensation related to grant
 of stock options.....................         --        --           --         --    29,443,528    (29,443,528)           --
Deferred customer acquisition costs...         --        --           --         --     4,929,409             --            --
Amortization of deferred
 compensation.........................         --        --           --         --            --        665,782            --
Dividends paid on preferred stock.....         --        --           --         --      (167,211)            --            --
Accretion of mandatorily redeemable
 preferred stock......................         --        --           --         --    (2,068,378)            --            --
Net loss..............................         --        --           --         --            --             --            --
                                        ---------   -------   ----------   --------   -----------   ------------   -----------
BALANCE AS OF DECEMBER 31, 1999.......  1,118,840   $11,188   54,872,024   $548,720   $37,280,853   $(28,912,130)  $(2,237,100)
                                        =========   =======   ==========   ========   ===========   ============   ===========


                                        ACCUMULATED
                                          DEFICIT         TOTAL
                                        ------------   ------------
BALANCE AS OF DECEMBER 31, 1996.......  $ (1,926,356)  $ (1,034,009)
Conversion of promissory notes into
 489,920 shares of Series A preferred
 stock................................            --        461,079
Value of warrants to purchase
 securities of the Company issued in
 connection with debt.................            --         56,389
Deferred compensation related to grant
 of stock options.....................            --             --
Amortization of deferred
 compensation.........................            --        202,017
Net loss..............................    (1,665,467)    (1,665,467)
                                        ------------   ------------
BALANCE AS OF DECEMBER 31, 1997.......    (3,591,823)    (1,979,991)
Value of warrants to purchase
 securities of the Company issued in
 connection with debt.................            --        407,099
Deferred compensation related to grant
 of stock options.....................            --             --
Amortization of deferred
 compensation.........................            --         22,136
Net loss..............................    (3,345,765)    (3,345,765)
                                        ------------   ------------
BALANCE AS OF DECEMBER 31, 1998.......    (6,937,588)    (4,896,521)
Value of warrants to purchase
 securities of the Company issued in
 connection with debt.................            --         59,400
Exercise of common stock options......            --         41,875
Exercise of common stock warrants.....            --            135
Exercise of Series A preferred stock
 warrants.............................            --         50,000
Issuance of common stock and options
 and warrants to purchase common stock
 in exchange for shares of the
 F.A.S.T. Management Group, Inc.......            --      1,126,164
Interest on notes receivable from
 shareholders.........................            --         13,288
Deferred compensation related to grant
 of stock options.....................            --             --
Deferred customer acquisition costs...            --      4,929,409
Amortization of deferred
 compensation.........................            --        665,782
Dividends paid on preferred stock.....            --       (167,211)
Accretion of mandatorily redeemable
 preferred stock......................            --     (2,068,378)
Net loss..............................   (28,529,120)   (28,529,120)
                                        ------------   ------------
BALANCE AS OF DECEMBER 31, 1999.......  $(35,466,708)  $(28,775,177)
                                        ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                                 BUILDNET, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         YEAR ENDED
                                                         ------------------------------------------
                                                         DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                             1997           1998           1999
                                                         ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss...............................................  $(1,665,467)   $(3,345,765)   $(28,529,120)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Noncash interest expense (income)....................      138,651       (264,037)     10,140,341
  Loss on early extinguishment of debt.................           --        106,911          28,401
  Loss on disposition of fixed assets..................           --         15,007              --
  Depreciation and amortization........................      238,469        221,062       2,476,137
  Amortization of deferred compensation................      202,017         22,136         665,782
  Amortization of deferred customer acquisition
     costs.............................................           --             --         117,346
  Changes in operating assets and liabilities:
     Accounts receivable...............................     (312,345)       349,362        (604,270)
     Other assets......................................      (77,867)       (53,463)     (1,605,110)
     Accounts payable..................................     (317,885)       143,306       5,006,028
     Deferred revenue..................................      375,083        (63,401)     (1,090,305)
                                                         -----------    -----------    ------------
          Net cash used in operating activities........   (1,419,344)    (2,868,882)    (13,394,770)
                                                         -----------    -----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment..................      (31,148)      (122,341)     (2,950,990)
  Purchase of investments..............................           --             --     (33,650,000)
  Proceeds from sale of investments....................           --             --       4,000,000
  Costs of internal use software capitalized...........           --             --      (1,489,512)
  Purchase of proprietary software.....................           --             --        (150,000)
  Cash paid for acquisitions, net of cash acquired of
     $436,632..........................................           --             --      (3,312,010)
                                                         -----------    -----------    ------------
          Net cash used in investing activities........      (31,148)      (122,341)    (37,552,512)
                                                         -----------    -----------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt.............    3,367,491      2,114,000       2,000,000
  Payments of principal on long-term debt..............     (436,399)      (106,864)     (2,804,466)
  Payments of capital lease obligations................      (51,988)      (100,283)       (363,850)
  Payment of deferred loan costs.......................     (259,040)            --              --
  Payment of dividends.................................           --             --        (167,211)
  Proceeds from issuance of mandatorily redeemable
     convertible preferred stock.......................           --             --     103,856,024
  Proceeds from exercise of warrants for common stock
     and Series A preferred stock......................           --             --          42,009
                                                         -----------    -----------    ------------
          Net cash provided by financing activities....    2,620,064      1,906,853     102,562,506
                                                         -----------    -----------    ------------
          Net increase (decrease) in cash and cash
            equivalents................................    1,169,572     (1,084,370)     51,615,224
CASH AND CASH EQUIVALENTS:
  Beginning of year....................................      174,395      1,343,967         259,597
                                                         -----------    -----------    ------------
  End of year..........................................  $ 1,343,967    $   259,597    $ 51,874,821
                                                         ===========    ===========    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                                 BUILDNET, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY

     BuildNet, Inc. (the "Company"), is headquartered in Research Triangle Park, North Carolina and is currently a provider of management software to homebuilders. The Company has designed the BuildNet Exchange to provide Internet-based procurement, e-commerce and information services for homebuilders, suppliers and manufacturers. The BuildNet Exchange allows users to confirm pricing and product specifications, place purchase orders and add both product and order information automatically to builders' and suppliers' management systems. In addition, manufacturers can place product information and catalogs on the BuildNet Exchange for access by homebuilders and suppliers.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Unaudited Pro Forma Shareholders' Equity

     The Board of Directors has authorized the Company to file a Registration Statement with the Securities and Exchange Commission permitting the Company to sell shares of common stock in an initial public offering ("IPO"). If the IPO is consummated as presently anticipated, all shares, and warrants to acquire shares, of the Series A, Series B, and Series C preferred stock will automatically convert into shares, and warrants to acquire shares, of common stock on a one-to-one conversion ratio. The unaudited pro forma stockholders' equity reflects the subsequent conversion of Series A, Series B, and Series C preferred stock and warrants to acquire such stock into common stock and warrants to acquire common stock as if such conversion had occurred as of December 31, 1999.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Principles of Consolidation

     The consolidated financial statements include the accounts of BuildNet, Inc. and its wholly-owned subsidiaries, FAST Management Group, Inc, BuildNet Corporation, Maxwell and Company, Systems Analysis Inc., and BuildNet Financial Services, Inc. All significant intercompany accounts and transactions have been eliminated.

  Revenue Recognition and Deferred Revenue

     The Company's revenues have historically been derived from software licenses, software related services, and project development fees. The Company adopted American Institute of Public Accountants ("AICPA") Statement of Position ("SOP") No. 97-2 "Software Revenue Recognition" effective January 1, 1997. The Company adopted SOP No. 98-9 "Modification of SOP No. 97-2, Software Revenue Recognition, with Respect to Certain Transactions," effective January 1, 1998. The adoption of these statements did not have a material effect on the timing of the Company's revenue recognition.

     Software license revenues from multiple element contracts for which the Company can separate the software license element from the service elements included in the initial contract is recognized when there is evidence of an arrangement, the product has been shipped, fees are fixed and determinable and collection of the related receivable is probable. Revenues from multiple element software contracts for which the Company cannot separate the software license element from the service elements is accounted for by the percentage of completion method, whereby revenues is recognized based on the estimated stage

                                 BUILDNET, INC.

of completion of individual contracts. Software related services revenues includes professional service revenues and maintenance fees. Professional service revenues includes system planning and implementation and training, which are included in deferred revenue until the services are performed. Revenues from maintenance and support fees represent ongoing customer support and free unspecified product updates, which are included in deferred revenue and amortized ratably into revenue over the term of the maintenance period which is generally twelve months.

  Sales and Marketing Expenses

     Sales and marketing expenses consist primarily of costs, including salaries and sales commissions, of all personnel involved in the sales process. Sales and marketing expenses also include costs of advertising, trade shows and certain indirect costs. All costs of advertising the services and products offered by the Company are expensed as incurred. Advertising expense totaled $215,000, $158,000 and $554,000 for the years ended December 31, 1997, 1998 and 1999, respectively.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

  Cash Held in Escrow

     Cash held in escrow consist of funds held in an interest-bearing deposit account by the Company's law firm. The funds were proceeds from sale of mandatorily redeemable preferred stock, the exercise of a warrant for common stock, and interest earned. The funds held in this account were disbursed to the Company subsequent to December 31, 1999.

  Investments

     The Company considers all investments that are not considered cash equivalents and have a maturity of less than one year from the balance sheet date to be short-term investments. The Company considers all investments with a maturity greater than one year from the balance sheet date to be long-term investments. At December 31, 1999, all investments are considered as available-for-sale and are carried at fair value with unrealized gains and losses recognized as a separate component of other comprehensive income. Interest income includes interest, amortization of investment purchases premiums and discounts, and realized gains and losses on sales of securities. The cost of securities sold is based on the specific identification method.

  Property and Equipment

     Property and equipment is primarily comprised of furniture and fixtures, office equipment, computer equipment, and leasehold improvements which are recorded at cost. Depreciation and amortization is charged to operations over the estimated useful lives of the property which range from three to seven years, primarily using the straight-line method. A declining-balance method is used for certain types of office and computer equipment. Property and equipment includes certain items that are under capital leases. These items are amortized over the shorter of the lease period or the estimated useful life of the equipment.

  Capitalized Software Costs

     Software development costs are required to be capitalized beginning when a product's technological feasibility has been established and ending when a product is available for general release to customers.

                                 BUILDNET, INC.

The Company's policy is to amortize software development costs on a product-by-product basis at the greater of the amount computed using (a) the ratio of current gross revenues for a product to the total of current and anticipated future gross revenues or (b) the straight-line method over the remaining estimated economic life of the product. To date, the period between achieving technological feasibility and the general availability of such software has substantially coincided; therefore software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any costs for software developed internally. The Company has capitalized purchased software costs resulting from the Company's acquisitions as discussed in Note 3.

  Internal Use Software

     Effective January 1, 1999, the Company adopted the provisions of the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP No. 98-1"). SOP No. 98-1 provides guidance regarding when software developed or obtained for internal use should be capitalized. Under the provisions of SOP No. 98-1, external direct costs of materials and services consumed in the development of internal-use computer software, payroll and payroll related costs for employees directly associated with internal-use computer software projects, and interest costs incurred while developing internal-use computer software should be capitalized once the preliminary project stage has been completed, management has authorized and committed to funding the project, and it is probable that the project will be completed and that the software will be used to perform the function intended. Such costs should be capitalized until the software is ready for its intended use, at which time the costs should be amortized over their estimated useful life. During the year ended December 31, 1999, the Company capitalized costs of $1,489,512 related to the development of the BuildNet Exchange, which are included in property and equipment at December 31, 1999. Prior to January 1, 1999, the Company had not incurred significant expenses beyond the completion of the preliminary project phase.

  Goodwill and Other Intangible Assets

     Goodwill and other intangible assets consists of both identifiable and unidentifiable assets (goodwill) resulting from acquisitions and is amortized on a straight-line basis over periods ranging from three to five years. The Company periodically assesses the recoverability of intangible assets by determining whether the amortization of the balance over its remaining life can be recovered through undiscounted future operating cash flows of the related operations (see
Note 3). Goodwill is being amortized over a period of five years because of the rapid changes in the e-commerce industry. Capitalized software and assembled workforce is being amortized over a period of three years.

  Impairment of Long-Lived Assets

     The Company evaluates the recoverability of its long-lived assets, certain identifiable intangible assets, and goodwill in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of " ("SFAS 121"). SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such assets relate. No impairments were required to be recognized during the years ended December 31, 1997, 1998 or 1999.

  Start-Up Costs

     In April 1998, the Accounting Standards Executive Committee of the AICPA issued Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities," ("SOP No. 98-5") which is effective

                                 BUILDNET, INC.

for fiscal years beginning after December 15, 1998. SOP No. 98-5 requires companies to expense as incurred all preopening, start-up and organizational costs that are not capitalizable as long-lived assets. The Company adopted SOP No. 98-5 effective January 1, 1999. The adoption of SOP No. 98-5 had no impact on the Company's financial condition or results of operations.

  Fair Value of Financial Instruments

     The carrying value of cash and cash equivalents, accounts payable and accounts receivable at December 31, 1999 and 1998 approximated their fair value due to the short-term nature of these items. The fair value of the Company's short-term and long-term debt approximated their carrying values based on the borrowing rates available to the Company for loans of similar terms as of December 31, 1999 and 1998. The fair value of the Company's investments at December 31, 1999, based on market quotes, approximated their carrying values.

  Income Taxes

     The Company accounts for income taxes using the liability method which requires the recognition of deferred tax assets or liabilities for the temporary differences between financial reporting and tax basis of the Company's assets and liabilities and for tax carryforwards at enacted statutory tax rates in effect for the years in which the differences are excepted to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

  Credit Risk, Significant Customers and Concentrations

     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents, accounts receivable and investments. Cash and cash equivalents are deposited with high credit quality financial institutions which invest primarily in U.S. Government securities, highly rated commercial paper and certificates of deposit guaranteed by banks which are members of the Federal Deposit Insurance Corporation. The counterparties to the agreements relating to the Company's investments consist primarily of the U.S. Government and various major corporations with high credit standings.

     The Company's trade receivable result primarily from sales to homebuilders located throughout the United States. The Company routinely assesses its customers and the industry in which they operate. No single customer accounted for more than 10% of the Company's revenues during the years ended December 31, 1997, 1998, or 1999. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base and because all customers are located in the United States. There were no significant individual customer balances as of December 31, 1998 or 1999.

  Cash Flows

     The Company made cash payments for interest of $178,000, $405,000 and $917,000 during the years ended December 31, 1997, 1998 and 1999, respectively. The Company also acquired property and equipment through the assumption of capital lease obligations amounting to $70,351, $201,333 and $1,472,903 during the years ended December 31, 1997, 1998 and 1999, respectively. During the year ended December 31, 1999, interest accrued on notes receivable, which were issued to shareholders in 1999, has been recorded as additional paid-in capital.

                                 BUILDNET, INC.

  Accounting for Stock-Based Compensation

     The Company measures compensation expense for its employee stock-based compensation using the intrinsic value method and provides pro forma disclosures of net loss as if the fair value method had been applied in measuring compensation expense. Under the intrinsic value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of the grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") which requires net income to be disclosed on a pro forma basis had compensation cost been determined based on the fair value of the options granted on the date of grant.

  Segment Reporting

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," ("SFAS No. 131"). This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The disclosures prescribed by SFAS No. 131 are effective for the year ended December 31, 1998. The Company has determined that it does not have any separately reportable operating segments as of December 31, 1998 or 1999.

  Comprehensive Income (Loss)

     Effective January 1, 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity during a period from non-owner sources. The Company had no items of other comprehensive income for the years ended December 31, 1997, 1998 or 1999.

  Net Income (Loss) Per Common Share

     The Company computes net income (loss) per common share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share", ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB No. 98"). Under the provisions of SFAS No. 128 and SAB No. 98, basic net income (loss) per common share ("Basic EPS") is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding. Diluted net income (loss) per common share ("Diluted EPS") is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares and dilutive potential common share equivalents then outstanding. Potential common shares consist of shares issuable upon the exercise of stock options and warrants and shares issuable upon conversion of convertible preferred stock. The calculation of the net loss per share available to common shareholders for the years ended December 1997, 1998 and 1999 does not include 827,849, 2,727,861 and 35,078,796 potential shares of common stock equivalents, respectively, as their impact would be anti-dilutive.

  Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Investments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities and supercedes several existing standards. SFAS No. 133, as amended by SFAS No. 137, is effective for all

                                 BUILDNET, INC.

fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect that the adoption of SFAS No. 133 will have a material impact on the consolidated financial statements.

     In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 provides specific guidance, among other things, as to the recognition of revenue related to up-front non-refundable fees and services charges received in connection with a contractual arrangement. We have applied the provisions of SAB 101 for the year ended December 31, 1999. The adoption of SAB 101 did not have a material impact on our financial condition or results of operations.

  Reclassifications

     Certain balances previously reported have been reclassified to conform to the 1999 presentation with no effect on previously reported net loss or accumulated shareholders' deficit.

3. ACQUISITIONS

     Between May 1999 and August 1999, the Company acquired four businesses which were also providers of back office management and productivity based integrated software for the home building industry, and purchased a proprietary software system for the subcontractor segment of the homebuilding industry. Collectively, these entities and proprietary software are referred to as the "1999 Acquisitions".

     On May 19, 1999, the Company acquired all of the outstanding shares of The F.A.S.T. Management Group, Inc. ("FAST"). The aggregate purchase price of $4,653,554 consisted of 19,711,360 shares of the Company's common stock with an estimated fair value of $1,084,126 based on a per share value of $0.06; options to purchase 1,283,313 and 16,520 shares of the Company's common stock at an exercise price of $0.18 and $0.62, respectively, with an aggregate fair value of $42,040 as determined by the Black-Scholes pricing model; the assumption of liabilities of $3,423,545; and transaction fees of $103,843. The Company also issued warrants to purchase 372,840 shares of the Company's common stock to former warrant holders of FAST with exercise prices between $0.10 and $0.09 which expire between 2002 and 2005. The Company did not assign any value to the warrants, as the value of the warrants calculated using the Black-Scholes pricing model was determined to be de minimis.

     On May 22, 1999, the Company acquired all of the assets of the McCosker Corporation ("McCosker"). The aggregate purchase price of $8,062,694 consisted of cash of $2,554,393; a promissory note for $2,750,000 which bears interest of 8% per annum and is payable in two equal annual installments beginning on May 21, 2000; the assumption of liabilities of $2,718,289; and transaction fees of $40,012.

     On June 21, 1999, the Company acquired all of the outstanding shares of Systems Analysis Inc. ("Systems Analysis"). The aggregate purchase price of $1,275,789 consisted of cash of $625,000; a promissory note for $625,000 which bears interest of 8% per annum and is payable in three equal annual installments beginning on June 21, 2000; the assumption of liabilities of $4,807; and transaction fees of $20,982.

     On August 27, 1999, the Company acquired all of the outstanding shares of Maxwell & Company ("Maxwell"). The aggregate purchase price of $2,166,802 consisted of cash of $529,211; a promissory note for $1,600,000; the assumption of liabilities of $26,545; and transaction fees of $11,046. The $1,600,000 promissory note bears interest of 8% per annum and is payable in five installments with the final payment being due no later than August 2002. These payments may be accelerated upon the achievement of specified milestones.

     On September 15, 1999, the Company purchased the Site Trak Software system, which is an integrated software system for the subcontractor segment of the homebuilding industry, in exchange for

                                 BUILDNET, INC.

cash of $150,000 and a promissory note for $150,000 which bears interest of 8% per annum and is payable in two equal annual installments beginning in September 2000.

     The 1999 Acquisitions have been accounted for using the purchase method of accounting and, accordingly, the respective purchase prices have been allocated, based on the Company's estimates of fair value, to the tangible assets acquired and liabilities assumed and to the identifiable intangible assets on the acquisition dates. The purchase price in excess of identified tangible and intangible assets and liabilities assumed was allocated to goodwill. The Company has recorded identifiable intangibles and goodwill on the 1999 Acquisitions, as follows:

                                                               ESTIMATED    ESTIMATED
                                                                 FAIR        USEFUL
                                                                 VALUE        LIFE
                                                              -----------   ---------
Purchased software..........................................  $ 1,491,805   36 months
Assembled workforce.........................................    2,031,801   36 months
Goodwill....................................................    9,442,767   60 months
                                                              -----------
                                                              $12,966,373
                                                              ===========

     The following unaudited pro forma consolidated financial information gives effect to the 1999 Acquisitions as if they had occurred on January 1, 1998, by consolidating the results of operations of the 1999 Acquisitions with the results of the Company for the years ended December 31, 1998 and 1999. The pro forma amounts do not purport to be indicative of the results of operations that would have been achieved had the transactions been in effect as of the beginning of 1998 and should not be construed as being representative of future results of operations.

                                                             DECEMBER 31,   DECEMBER 31,
                                                                 1998           1999
                                                             ------------   ------------
                                                             (UNAUDITED)    (UNAUDITED)
Revenues...................................................  $21,065,540    $ 22,122,160
Net loss...................................................   (7,973,008)    (31,034,325)
Net loss available to common shareholders..................   (7,973,008)    (33,269,914)
Net loss per common share..................................        (0.20)          (0.85)

4. ACCOUNTS RECEIVABLE

     Accounts receivable consists of the following at December 31:

                                                               1998        1999
                                                              -------   ----------
Current trade accounts receivable...........................  $11,082   $3,091,580
Less: Allowance for doubtful accounts.......................       --     (335,974)
                                                              -------   ----------
                                                              $11,082   $2,755,606
                                                              =======   ==========

     Write-offs of accounts receivable were $74,749 for the year ended December 31, 1999. There were no significant write-offs during the years ended December 31, 1997 or 1998.

5. LONG-TERM INVESTMENTS

     The Company's investments at December 31, 1999, consist of student loan bonds which are collateralized by the U.S. government and underwritten by a major financial institution. The maturity dates of these bonds are in excess of one year from December 31, 1999 and, accordingly, they have been classified as long-term investments. However, the Company has the option to sell these bonds back to the financial institution at par value approximately every 28 days. Due to the nature of these bonds, the cost

                                 BUILDNET, INC.

basis at December 31, 1999 approximates their fair value. Accordingly, the Company has not recorded any unrealized gain or loss on these investments.

6. PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at December 31, 1998 and 1999:

                                                                 1998         1999
                                                              ----------   -----------
Furniture and fixtures......................................  $  133,678   $   380,902
Office equipment............................................     355,441       773,225
Computer equipment..........................................     582,572     4,958,514
Internal use software.......................................          --     1,489,512
Leasehold improvements......................................      95,683       233,464
                                                              ----------   -----------
                                                               1,167,374     7,835,617
Less accumulated depreciation and amortization..............    (728,005)   (1,312,996)
                                                              ----------   -----------
                                                              $  439,369   $ 6,522,621
                                                              ==========   ===========

     The net book values of assets acquired under capital leases consisted of the following at December 31, 1998 and 1999:

                                                                1998        1999
                                                              --------   ----------
Total asset under capital lease.............................  $184,931   $1,586,467
Less: accumulated depreciation..............................   (19,544)    (302,885)
                                                              --------   ----------
Net book value..............................................  $165,387   $1,283,582
                                                              ========   ==========

7. LEASE OBLIGATIONS

     The Company leases its office facilities and certain equipment under operating and capital lease agreements. Future minimum lease payments under noncancelable operating and capital leases at December 31, 1999 are as follows:

                                                              OPERATING     CAPITAL
YEAR ENDING DECEMBER 31,                                        LEASES       LEASES
------------------------                                      ----------   ----------
2000........................................................  $1,956,737   $  909,164
2001........................................................   1,327,794      617,764
2002........................................................     950,069      158,890
2003........................................................     787,188       11,282
2004........................................................     641,215           --
Thereafter..................................................     935,478           --
                                                              ----------   ----------
          Total minimum lease payments......................  $6,598,481    1,697,100
                                                              ==========
Less amount representing interest...........................                 (217,726)
                                                                           ----------
Present value of capital lease obligations..................                1,479,374
Less current maturities.....................................                 (758,898)
                                                                           ----------
Capital lease obligations, less current maturities..........               $  720,476
                                                                           ==========

     Rent expense for the years ended December 31, 1997, 1998 and 1999 was $302,739, $398,000 and $962,000, respectively.

                                 BUILDNET, INC.

8. OTHER ASSETS

     Other assets are comprised of the following:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                               1998        1999
                                                              -------   -----------
Goodwill....................................................  $    --   $ 9,442,767
Capitalized software........................................       --     1,491,805
Assembled workforce.........................................       --     2,031,801
Deferred customer acquisition costs.........................       --     5,632,603
Other.......................................................   36,862       181,981
                                                              -------   -----------
                                                               36,862    18,780,957
Less accumulated amortization...............................       --    (1,755,253)
                                                              -------   -----------
                                                              $36,862   $17,025,704
                                                              =======   ===========

     During the year ended December 31, 1999, the Company recognized expense of $217,632 related to the amortization of capitalized software, which is recorded as cost of software and related services in the consolidated statements of operations. Accumulated amortization of capitalized software costs is $217,632 at December 31, 1999. Prior to 1999, the Company did not have any capitalized software.

9. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses are comprised of the following:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1998        1999
                                                              --------   ----------
Accounts payable............................................  $360,552   $6,355,586
Accrued personnel costs.....................................   132,327      978,989
Accrued interest............................................        --      191,166
Other accrued expenses......................................   144,272      383,992
                                                              --------   ----------
                                                              $637,151   $7,909,733
                                                              ========   ==========

10. LONG-TERM DEBT

     Long-term debt at December 31, 1998 and 1999 consisted of the following:

                                                                 1998          1999
                                                              -----------   -----------
Promissory note due May 2001, interest of 8%................  $        --   $ 2,750,000
Promissory note due on the earlier of August 2002 or the
  completion of specified milestones, interest of 8%........           --     1,325,000
Promissory note due June 2002, interest of 8%...............           --       625,000
Promissory note due September 2001, interest of 8%..........           --       150,000
Promissory notes, repaid in October 1999....................    2,000,000            --
Promissory notes, converted to Series B preferred stock
  in May 1999...............................................    3,114,000            --
                                                              -----------   -----------
                                                                5,114,000     4,850,000
  Less debt discount........................................   (1,013,691)           --
  Less current maturities...................................           --    (2,283,000)
                                                              -----------   -----------
                                                              $ 4,100,309   $ 2,567,000
                                                              ===========   ===========

                                 BUILDNET, INC.

     During the years ended December 31, 1997, 1998 and 1999, the Company entered into numerous debt agreements which were issued with warrants for the Company's stock that were immediately exercisable or which became exercisable depending on when the note was repaid, or when the Company's next round of equity financing occurred.

     Upon the issuance of the Series B Convertible Mandatorily Redeemable Preferred Stock in May 1999 and the repayment of other notes during 1999, the number of warrants, exercise price and equity instrument that could be purchased under the terms of these warrants became fixed.

     During the year ended December 31, 1997, the Company issued notes payable in the aggregate amount of $3,200,000 which bore interest between 10% and 13.5% per annum (the "1997 Notes"). In connection with the 1997 Notes, the Company ultimately issued: (i) warrants to certain lenders to purchase 142,940 shares of the Company's Series A preferred stock at an exercise price of $0.87 per share;
(ii) warrants to purchase 1,607,980 shares of the Company's common stock at an exercise price of $0.0005 per share, which contain provisions whereby the Company may be required to repurchase the warrants beginning May 31, 2006 (see
Note 13); and (iii) warrants to purchase 146,460 shares of the Company's common stock at an exercise price of $1.1265 per share to an investment advisor. The Company did not record any expense on the warrants paid to the lenders and investment advisor, as the value of these warrants according to the Black-Scholes pricing model was determined to be de minimus. The Company recorded debt discount of $1,300,586, which consisted of $959,011 for the estimated fair value of 1,607,980 warrants issued with the 1997 Notes and cash expenditures related to the financing of $341,575. During 1997, the Company issued 229,200 shares of Series A preferred stock in exchange for certain 1997 Notes with a principal balance of $200,000 and related accrued interest. During 1998, the Company revised the terms of a 1997 Note with a principal balance of $1,000,000 (see discussion below). During the year ended December 31, 1999, the Company repaid the remaining $2,000,000 principal balance of the 1997 Notes.

     During the year ended December 31, 1998, the Company issued notes payable in the aggregate amount of $2,114,000 which bore interest between 9.5% and 10% per annum. The Company also revised the terms of a 1997 Note with a principal balance of $1,000,000, which resulted in a loss on the early extinguishment of debt of $106,911. This loss on the early extinguishment of debt is recorded as an extraordinary item in the consolidated statement of operations. Collectively, the notes issued in 1998 and the $1,000,000 1997 Note which was revised in 1998 are referred to as the "1998 Notes". In connection with the 1998 Notes, the Company ultimately issued: (i) warrants to purchase 105,380 shares of the Company's Series B mandatorily redeemable preferred stock at an exercise price of $0.52 per share; and (ii) warrants to purchase 2,054,520 shares of the Company's common stock at an exercise price of $0.0005 per share, of which 607,680 warrants contain provisions whereby the Company may be required to repurchase the warrants beginning May 31, 2006 (see Note 13). During the year ended December 31, 2008, the Company recorded debt discount of $422,099 for the estimated fair value of the warrants issued with the 1998 Notes.

     Between February and May 1999, the Company issued notes payable in the aggregate amount of $2,000,000 which bore interest at 9.5% per annum (the "1999 Notes"). In connection with the 1999 Notes, the Company ultimately issued warrants to purchase 1,080,000 shares of the Company's common stock at an exercise price of $0.0005 per share. During the year ended December 31, 1999, the Company recorded debt discount of $59,400 for the estimated fair value of the warrants issued with the 1999 Notes.

     In connection with the sale of Series B preferred stock in May 1999 (see
Note 11), certain 1998 Notes with principal balances of $2,750,000 and the 1999 Notes and related accrued interest were converted into 9,471,187 shares of the Company's Series B preferred stock. At the time of the conversion, these notes had an aggregate outstanding principal balance which totaled $4,750,000 and accrued interest of $159,420. Proceeds from the sale of Series B preferred stock were also used to repay the remaining

                                 BUILDNET, INC.

1998 Notes with aggregate principal balances of $364,000 in May and June 1999, at which time the Company recorded a loss on the early extinguishment of debt of $28,401. This loss on the early extinguishment of debt is recorded as an extraordinary item in the consolidated statement of operations. The Company also paid $315,000 to the holders of the certain 1998 Notes in exchange for waiving their right to receive warrants that would have been earned as result of the notes being outstanding on April 24, 1999. This payment was recorded by the Company as additional interest expense.

     The Company's long-term debt as of December 31, 1999 consisted solely of debt incurred in connection with acquisitions of businesses and proprietary software (see Note 3).

     Maturities of long-term debt as of December 31, 1999 were as follows:

2000........................................................  $2,283,000
2001........................................................   2,008,666
2002........................................................     558,334
                                                              ----------
                                                              $4,850,000
                                                              ==========

11. CAPITAL STOCK

     In October 1999, the Company declared a twenty-for-one stock split for all common and preferred shareholders. All share and per share amounts have been retroactively adjusted to reflect this transaction.

     On October 29, 1999, the Company's Articles of Incorporation were amended to authorize 500,000,000 shares of stock with a par value of $0.01, of which 350,000,000 shares were designated as common stock. The Company designated 150,000,000 shares of preferred stock, of which 1,268,920 shares were designated Series A convertible preferred stock (the "Series A preferred"), 74,563,680 shares were designated Series B convertible preferred stock (the "Series B preferred"), which are mandatorily redeemable, 25,000,000 shares were designated as Series C convertible preferred stock (the "Series C preferred"), which were also mandatorily redeemable, and 49,167,400 shares were undesignated. At all times, the Company shall reserve a number of shares of unissued common stock for the purpose of effecting the conversion of all issued and outstanding shares of preferred stock and the exercise of all outstanding warrants and options to purchase the Company's common stock.

     During the year ended December 31, 1997, the Company issued 489,920 shares of Series A preferred stock in exchange for the conversion of promissory notes and accrued interest which totaled $461,079 (see Note 10).

     In May 1999, the Company issued 19,711,360 shares of common stock and 1,279,453 options and 372,840 warrants to purchase the Company's common stock to the former stockholders, option holders, and warrant holders of FAST (see Note
3).

     Between August and December 1999, employee stock options to purchase 13,340,000 shares of common stock with exercise prices ranging between $0.06 and $1.40 were exercised by certain officers of the Company in exchange for full recourse promissory notes in the amount of $2,237,100. The notes are due between August 2003 and December 2003 and bear interest between 5.9% and 6.2%.

  Rights, Preferences, and Terms of Capital Stock

     The following is a summary of the rights, preferences, and terms of the Company's outstanding series of common and preferred stock.

                                 BUILDNET, INC.

  Dividends

     The holders of all series of the Company's preferred stock are entitled to receive non-cumulative dividends, when, as, and if declared by the board of directors. In the event that the Company declares any dividends or other distributions for holders of common stock or for holders of any series of preferred stock, the holders of shares of all series of preferred stock shall be entitled to receive the same dividend or distribution on an as converted basis.

  Liquidation

     In the event of any liquidation, dissolution, or winding up of the Company, holders of Series A preferred stock shall be entitled to receive on a pro rata basis with holders of Series B and Series C preferred stock based on their respective liquidation values, an amount equal to $0.875 per share, adjusted for any stock splits or dividends, plus any accrued but unpaid dividends. Holders of Series B preferred stock shall be entitled to receive, on a pro rata basis with holders of Series A and Series C preferred stock based on their respective liquidation values, an amount equal to the greater of $0.51835 per share, adjusted for any stock splits or dividends, plus any accrued but unpaid dividends, times a multiple as defined in the Company's Articles of Incorporation (the "Series B Multiple") or the amount the holders of Series B preferred stock would have received if their shares had been converted into common stock immediately prior to the liquidation, dissolution, or winding up of the Company. The Series B Multiple is initially equal to two, and shall increase upon the violation of certain covenants. As of December 31, 1999, the Company had not violated any covenants, and the Series B Multiple was therefore two. Holders of Series C preferred stock shall be entitled to receive, on a pro rata basis with holders of the Series A and Series B preferred stock based on their respective liquidation values, the greater of an amount equal to $4.40 per share, adjusted for any stock splits or dividends, plus any accrued but unpaid dividends or the amount the holders of Series C preferred stock would have received if their shares had been converted into common stock immediately prior to the liquidation, dissolution, or winding up of the Company. After all payments have been made to the holders of Series A, Series B, and Series C preferred stock, any remaining assets will be distributed on a pro rata basis to the holders of common stock.

     The following is a summary of the liquidation values for the Series A, Series B, and Series C preferred shares as of December 31, 1999:

Series A preferred stock....................................  $    978,985
Series B mandatorily redeemable preferred stock.............    71,565,391
Series C mandatorily redeemable preferred stock.............   107,019,515
                                                              ------------
          Total.............................................  $179,563,891
                                                              ============

  Voting

     Holders of Series A, Series B and Series C preferred shares have voting rights on an as if converted basis.

  Conversion

     Each share of Series A, Series B and Series C preferred stock, at the option of the holder, is convertible into shares of common stock of the Company at a one to one ratio, subject to certain adjustments as defined. Conversion is automatic for holders of Series A, Series B and Series C preferred stock upon the sale of the Company's common stock pursuant to an underwritten public offering with gross proceeds of at least $18,000,000 at a minimum per share price of $8.80.

                                 BUILDNET, INC.

12. MANDATORILY REDEEMABLE PREFERRED STOCK

     In May 1999, the Company sold 24,160,125 shares of Series B preferred in a private placement transaction for $0.52 per share which resulted in net proceeds of $12,148,156 and issued 9,471,187 shares of Series B preferred in exchange for the cancellation of notes payable and accrued interest with an aggregate carrying value of $4,500,072. In connection with the initial sale of Series B preferred, the Company issued warrants to purchase 212,000 shares of the Company's common stock at an exercise price of $0.0005 which expire in 2009 and warrants to purchase 20,000 shares of the Company's common stock at an exercise price of $1.1265 which expire in 2003. The Company did not record issuance cost related to the value of these warrants as the value of the warrants using the Black-Scholes pricing model was determined to be de minimis. Certain holders of Series B were obligated to purchase an additional 35,400,608 shares of Series B on or before the achievement of certain milestones by the Company. These additional shares were purchased by those holders of Series B preferred between September and December 1999, resulting in net proceeds of $18,318,894. Proceeds of the Series B private placement are net of related offering costs of $405,823.

     Between October and December 1999, the Company issued 24,322,619 shares of Series C preferred stock in a private placement transaction for $4.40 per share which resulted in net proceeds of $102,295,218, of which $73,845,034 was received by the Company prior to December 31, 1999, $24,925,184 was being held in escrow by the Company's attorneys at December 31, 1999 and was disbursed to the Company subsequent to December 31, 1999, and $3,525,000 was received by the Company's attorneys and disbursed to the Company subsequent to December 31, 1999. Proceeds of the Series C private placement are net of related offering costs of $4,680,994.

     Upon any request by any holder of Series B preferred shares at any time after May 31, 2004, the Company must redeem the Series B preferred at a price equal to $0.51835 per share, adjusted for any stock splits or dividends, plus any accrued but unpaid dividends, times the Series B Multiple. Upon any request by any holder of Series C preferred shares at any time after May 31, 2004, the Company must redeem the Series C preferred at a price equal to $4.40 per share, adjusted for any stock splits or dividends, plus any accrued but unpaid dividends. The carrying value of both the Series B preferred and the Series C preferred is being accreted up to the redemption value through the initial redemption date. As a result, the Company recorded charges of $2,068,378 to shareholders' equity during the year ended December 31, 1999.

     The following table summarizes the Company's outstanding shares and carrying value of mandatorily redeemable convertible preferred stock at December 31, 1999:

                                                                SHARES        CARRYING
                                                              OUTSTANDING      VALUE
                                                              -----------   ------------
Series B preferred..........................................  69,031,920    $ 36,949,130
Series C preferred..........................................  24,322,619     102,298,853
                                                              ----------    ------------
                                                              93,354,539    $139,247,983
                                                              ==========    ============

     Upon the closing of the Series B preferred private placement, the Series A preferred shareholders were paid $167,211 based on the antidilution rights of the Series A preferred shares.

13. STOCK COMPENSATION

     In October 1997, the Company adopted the 1997 BuildNet Stock Plan (the "1997 Plan") which provided for the grant of up to 3,100,000 incentive stock options and non-qualified stock options. In May 1999, the Company adopted the 1999 BuildNet Stock Plan (the "1999 Plan") which provided for the grant of up to 30,000,000 incentive stock options and non-qualified stock options, and determined that no

                                 BUILDNET, INC.

additional options were to be issued under the 1997 plan. In connection with the Company's purchase of FAST (see Note 3), the Company also assumed options outstanding under the FAST stock option plan (the "FAST Plan"). Under the 1997 Plan, the 1999 Plan and the FAST Plan (collectively, the "Plans"), incentive stock options could be granted to employees of the Company and non-qualified stock options may be granted to directors, employees and consultants. Incentive stock options granted under the Plans must be for periods not to exceed ten years, except for options granted to shareholders who own greater than 10% of the outstanding stock, which must be for periods not to exceed five years. Options granted under the Plans generally vest over four to five years. Certain options issued under the 1999 Plan include acceleration clauses whereby the vesting of the options will accelerate upon the achievement of specified milestones by the Company. The Company records expense for options granted to consultants based on the fair value of the options as determined under the Black-Scholes pricing model.

     The Company continues to apply Accounting Principles Board Opinion No. 25 and related interpretations in accounting for the Plans. The Company recognized $202,017, $22,136 and $665,782 in noncash compensation expense related to amortization of deferred compensation expense during the years ended December 31, 1997, 1998 and 1999, respectively. Had compensation cost for the Plans been determined based on the fair value at the grant dates for awards under the Plans consistent with the method of SFAS No. 123, the Company's net loss for the years ended December 31, 1997, 1998 and 1999 would have been increased to the pro forma amounts indicated below:

                                                       1997         1998         1999
                                                    ----------   ----------   -----------
Net loss available to common shareholders:
  As reported.....................................  $1,665,467   $3,345,765   $30,764,709
  Pro forma.......................................   1,665,659    3,347,060    34,111,769

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants: risk-free interest of 6.25%, 5.50% and 6.25% during the years ended December 31, 1997, 1998 and 1999, respectively; expected lives of five years; dividend yields of 0%; and volatility features of 0%.

     A summary of changes under the Plans during the years ended December 31, 1997, 1998 and 1999 is presented below:

                                    1997                    1998                     1999
                            ---------------------   ---------------------   ----------------------
                                         WEIGHTED                WEIGHTED                 WEIGHTED
                              SHARES     AVERAGE      SHARES     AVERAGE      SHARES      AVERAGE
                            UNDERLYING   EXERCISE   UNDERLYING   EXERCISE   UNDERLYING    EXERCISE
                             OPTIONS      PRICE      OPTIONS      PRICE       OPTIONS      PRICE
                            ----------   --------   ----------   --------   -----------   --------
Outstanding at beginning
  of year.................         --     $  --     1,396,480     $0.10       2,271,780    $0.10
Granted with exercise
  price below fair value
  of underlying stock.....  1,396,480      0.10       919,680      0.10      15,709,800     0.79
Granted with exercise
  price equal to fair
  value of underlying
  stock...................         --                      --        --      12,286,233     0.48
Exercised.................         --                      --        --     (14,848,144)    0.15
Forfeited.................         --      0.10       (44,380)     0.10        (478,415)    0.08
                            ---------     -----     ---------     -----     -----------    -----
Outstanding at end of
  year....................  1,396,480     $0.10     2,271,780     $0.10      14,941,254    $0.75
                            =========     =====     =========     =====     ===========    =====
Options exercisable at end
  of year.................    918,260     $0.10     1,042,820     $0.10       2,555,123    $0.11
                            =========     =====     =========     =====     ===========    =====

                                 BUILDNET, INC.

     The following table summarizes information about the Company's stock options at December 31, 1999:

                                                            WEIGHTED      WEIGHTED
                                              NUMBER OF      AVERAGE       AVERAGE      NUMBER OF
                                               OPTIONS     CONTRACTUAL   EXERCISABLE     OPTIONS
RANGE OF EXERCISE PRICES                     OUTSTANDING      LIFE          PRICE      EXERCISABLE
------------------------                     -----------   -----------   -----------   -----------
$0.005 -- $0.1815..........................   7,731,734        9.2          $0.12       2,551,323
$0.62......................................      16,520        8.9           0.62           3,800
$1.10 -- $1.40.............................   7,193,000        9.9           1.40              --
                                             ----------        ---          -----       ---------
                                             14,941,254        9.5          $0.75       2,555,123
                                             ==========        ===          =====       =========

     The weighted average fair value of options granted during the years ended December 31, 1997, 1998 and 1999 was $0.22, $0.06 and $1.18, respectively.

     During 1999, the Company issued the following stock options with exercise prices below the fair market value of the underlying common stock:

                                                                    WEIGHTED
                                                         SHARES     AVERAGE      DEFERRED
                                                       UNDERLYING   EXERCISE   COMPENSATION
MONTH OF GRANT                                          OPTIONS      PRICE       RECORDED
--------------                                         ----------   --------   ------------
August 1999..........................................  3,273,900     $0.06     $   286,000
September 1999.......................................  1,440,000      0.17       1,346,400
October 1999.........................................  3,411,800      0.17       3,224,628
December 1999........................................  8,193,000      1.40      24,586,500
                                                                               -----------
                                                                               $29,443,528
                                                                               ===========

     Accordingly, $29,443,528 was recorded as deferred compensation in shareholders' equity and is being amortized over the option vesting period.

                                 BUILDNET, INC.

14. WARRANTS

     The Company had the following warrants to purchase the Company's capital stock exercisable at December 31, 1999:

                                              EXERCISE
NUMBER OF               TYPE OF               PRICE PER              EXPIRATION
 SHARES                 WARRANTS                SHARE                   DATE
---------   --------------------------------  ---------   --------------------------------
2,469,040   Non-redeemable warrants for        $0.0005    Earlier of 2008 through 2009, or
              common stock                                close of an initial public
                                                          offering
  200,760   Non-redeemable warrants for         0.0857    2005
              common stock

  172,080   Non-redeemable warrants for         0.1000    2002
              common stock

  166,460   Non-redeemable warrants for         1.1265    Earlier of 2002 through 2003, or
              common stock                                close of an initial public
                                                          offering

2,215,660   Redeemable warrants for common      0.0005    2007 through 2009
              stock

  150,080   Non-redeemable warrants for         0.8745    Earlier of 2001 through 2002, or
              Series A convertible preferred              close of an initial public
              stock                                       offering

  105,380   Non-redeemable warrants for         0.5184    Earlier of 2008, or close of an
              Series B preferred stock                    initial public offering

1,356,600   Non-redeemable warrants for         0.5184    2004
              Series B preferred stock
---------
6,836,060
=========

     See Notes 10 and 12 for a description of the terms of the warrants summarized above that were issued in connection with debt and equity financing transactions.

     The redeemable warrants for 2,215,660 shares of common stock included in the above summary are being carried at their redemption value of $9,748,903 at December 31, 1999. Warrants for 105,380 shares of Series B preferred stock included in the above summary are being accreted to the redemption value of the Series B preferred stock through the redemption date of the Series B (see Note
12), less the exercise price of the warrants. The carrying value of the warrants for Series B preferred stock as of December 31, 1999 is $6,373. At December 31, 1998, the carrying value of redeemable warrants of $250,277 consisted of the fair value of the warrants for 2,215,660 shares of common stock discussed above, and $128,416 for the fair value of additional warrants that were forfeited during 1999 because the related debt was extinguished prior to the end of its term. Because the redeemable common stock warrants and the warrants for Series B preferred stock were initially issued in connection with debt, any changes to the carrying value of these warrants is being recorded as interest expense (income). The Company recorded interest expense (income) of $0, ($708,734) and $9,504,999 during the years ended December 31, 1997, 1998 and 1999, respectively, as result of changes in the carrying value of these warrants.

     In connection with the sale of Series B preferred stock in May 1999 (see
Note 12), the Company entered into a warrant agreement with a holder of Series B preferred stock, whereby the shareholder has the right to earn up to 5,426,380 warrants to purchase the Company's Series B preferred stock at an exercise price of $0.51835 per share upon the achievement of certain sales and marketing objectives, as defined in the warrant agreement. As of December 31, 1999, 1,356,600 warrants had been earned under this agreement based on the achievement of objectives related to the signing of contracts with specific

                                 BUILDNET, INC.

homebuilding industry manufacturers. Accordingly, the Company recorded $5,632,603 in deferred customer acquisition costs based on the estimated fair value of these warrants using the Black-Scholes pricing model. Deferred customer acquisition costs are being amortized as a sales and marketing expense over the term of the manufacturer contracts and are included in other assets. For the year ended December 31, 1999, $117,346 was amortized as a sales and marketing expense.

15. EMPLOYEE BENEFIT PLANS

     In connection with the acquisition of McCosker during the year ended December 31, 1999 (see Note 3), the Company assumed a 401(k) plan for all qualified former employees of McCosker (the "McCosker Plan"). McCosker employees may elect to contribute up to 15% of eligible compensation during any individual plan year. Matching contributions to the McCosker Plan are made at the discretion of the Board of Directors. The Company has not made any contributions to the McCosker Plan during the year ended December 31, 1999.

     In connection with the acquisition of FAST during the year ended December 31, 1999 (see Note 3), the Company assumed a 401(k) plan for all qualified employees of FAST (the "FAST Plan"). FAST employees may elect to contribute up to 15% of eligible compensation during any individual plan year. The Company is obligated to provide a 25% matching contribution for an employee's contribution up to 2% of an employee's eligible salary. Matching contributions may also be made at the discretion of the Board of Directors. During the year ended December 31, 1999, the Company made contributions to the FAST Plan of $9,500.

     At December 31, 1999, the Company has a 401(k) plan covering substantially all employees of the Company that are not covered under the McCosker Plan or the FAST Plan (the "BuildNet Plan"). Employees may elect to contribute up to 15% of eligible compensation during any individual plan year. Matching contributions to the BuildNet Plan are made at the discretion of the Board of Directors. The Company has not made any contributions to the BuildNet Plan during the years ended December 31, 1997, 1998 or 1999.

16. INCOME TAXES

     No provision for federal or state income taxes has been recorded as the Company has incurred net operating losses since inception.

                                 BUILDNET, INC.

     Significant components of the Company's deferred tax assets and liabilities at December 31, 1999 and 1998 consisted of the following:

                                                                1998           1999
                                                             -----------   ------------
Domestic net operating loss carryforwards..................  $ 1,901,439   $ 11,765,648
Stock-based compensation...................................       86,938        345,161
Accrued compensation.......................................       22,554             --
Deferred revenue...........................................           --        145,444
Bad debt...................................................       10,849         53,991
Fixed assets...............................................       10,469        160,536
Other reserves.............................................       20,087         13,213
                                                             -----------   ------------
          Total deferred tax assets........................    2,052,336     12,483,993
          Valuation allowance for deferred assets..........   (2,052,336)   (12,229,548)
                                                             -----------   ------------
          Deferred tax assets..............................  $        --   $    254,445
                                                             ===========   ============
Acquired intangibles.......................................           --        254,445
                                                             -----------   ------------
          Total deferred tax liabilities...................           --        254,445
                                                             -----------   ------------
          Net deferred tax asset (liability)...............  $        --   $         --
                                                             ===========   ============

     During 1999, the Company acquired the stock of FAST, Systems Analysis, and Maxwell. These acquisitions were accounted for using the purchase method of accounting. The purchase price of these companies was in excess of the carryover tax basis of the assets acquired, resulting in the recognition of a deferred tax liability of $592,264. Since the acquired companies and the Company may elect to file a consolidated return on an ongoing basis, the future taxable difference may be offset by the Company's future deductible differences, primarily its net operating loss carryforwards. Therefore, the Company's valuation allowance against its deferred tax asset and its investments in the acquired subsidiaries was reduced by $592,264.

     At December 31, 1998 and 1999, the Company provided a full valuation allowance against its net deferred tax assets since realization of these benefits could not be reasonably assured. The increase in valuation allowance resulted primarily from the additional net operating loss carryforward generated.

     As of December 31, 1999, the Company had federal and state net operating loss carryforwards of $30,335,000. These net operating loss carryforwards begin to expire in 2011. The utilization of the federal net operating loss carryforwards may be subject to limitation under the rules regarding a change in stock ownership as determined by the Internal Revenue Code.

     Taxes computed at the statutory federal income tax rate of 34% are reconciled to the provision for income taxes as follows:

                                     1997                 1998                  1999
                               -----------------   -------------------   -------------------
United States Federal tax at
  statutory rate............   $(566,259)   34.0%  $(1,137,560)   34.0%  $(9,660,004)   40.1%
State taxes (net of Federal
  benefit)..................     (82,441)    5.0      (162,511)    4.9    (1,328,657)    5.5
Change in valuation
  reserves..................     598,399   (35.9)    1,338,721   (40.0)   10,769,476   (44.7)
Nondeductible goodwill......          --      --            --      --       168,623    (0.7)
Nondeductible merger
  expenses..................          --      --            --      --        64,455    (0.3)
Other.......................      50,301    (3.0)      (38,650)    1.2       (13,893)    0.1
                               ---------   -----   -----------   -----   -----------   -----
Provision for income
  taxes.....................   $      --           $        --           $        --
                               ---------   -----   -----------   -----   -----------   -----

                                 BUILDNET, INC.

17. SUBSEQUENT EVENTS

  Stock Split

     On           , 2000, the Board of Directors approved a
               -for-               common stock split to be effective prior to
the effective date of the Company's planned initial public offering. All share and per share information has been retroactively restated to reflect the effect of this stock split.

  Strategic Relationships

     In the first quarter of 2000, the Company issued to homebuilders and suppliers warrants to purchase 500,000 shares of our common stock at an exercise price of $4.40 per share and 600,000 shares of Series C preferred stock at an exercise price of $4.40 per share. The warrants become exercisable as the homebuilders and suppliers achieve these milestones, related to the promotion and adoption of the BuildNet Exchange. As the homebuilders and suppliers achieve milestones, the Company will record a non-cash charge as sales and marketing expense when these warrants become exercisable, based on the fair market value of the warrants. In addition, the homebuilders and suppliers can earn warrants to purchase up to an additional 2,500,000 shares of the Company's common stock at an exercise price of $4.40 per share and 4,400,000 shares of the Company's Series C preferred stock at an exercise price of $4.40 per share based on the homebuilders' and suppliers volume of transactions through the BuildNet Exchange. The Company will record a non-cash charge as sales and marketing expense when these warrants become exercisable, based on the fair market value of the warrants on the date that they become exercisable. All of the warrants issued to the homebuilders and suppliers will expire three years from their respective dates of issuance.

  Acquisitions

     On January 18, 2000, the Company purchased substantially all the assets and assumed certain liabilities of The UniLink Group, LLC ("UniLink") in exchange for a convertible note payable in the amount of $27,000,000 with interest of 8% per annum. Principal and accrued interest on the note may be paid at any time on or before January 18, 2002. The note payable is convertible into the Company's common stock at the option of the holder at any time prior to the maturity date or the date the note is repaid, if earlier. Conversion is mandatory upon the expiration of any lock up period to which certain of the Company's investors are subject following an initial public offering of the Company's common stock. The note shall be converted at a rate of $4.40 per share of common stock, adjusted for any stock splits or dividends, and is collateralized by the assets that were purchased. The assets acquired included software products and systems for the electronic processing of electronic commerce transactions in the electrical, plumbing, appliances and heating, ventilation and air conditioning markets and for the electronic processing of warranty claims. In connection with this purchase, the Company entered into an agreement with the former owners of UniLink whereby the Company will process warranty transactions in the consumer electronic industry for a company owned by the former Unilink owners in exchange for a fee of seventy five percent of the amount charged by the former owners of UniLink to those customers.

     On January 31, 2000, the Company purchased the homebuilder software module of the World Software System software product from J.D. Edwards World Source Company ("J.D. Edwards") in exchange for cash of $650,000 and a note payable in the amount of $5,850,000 with interest of 8% per annum. Principal and accrued interest payable on this note are due on January 25, 2001. J.D. Edwards has the option to convert the note payable into shares of the Company's common stock at the closing of the Company's initial public offering. The conversion price shall be the per share price paid by investors in such public offering of the Company's common stock. The note payable is collateralized by the software product that was purchased.

                                 BUILDNET, INC.

     On February 21, 2000, the Company entered into a definitive agreement to purchase all of the outstanding capital stock and stock options of NxTrend Technology, Inc. ("NxTrend") in exchange for an aggregate amount of 25,954,659 shares of the Company's common stock and options to purchase the Company's common stock and notes payable of $32,500,000. NxTrend is a provider of enterprise-wide software solutions that address the critical business information requirements of durable goods wholesale distributors. The notes payable carry an interest rate of 8% per annum and are payable in four equal installments beginning on the one year anniversary of the closing of the transaction and each six month anniversary thereafter. Upon the closing of an underwritten initial public offering of the Company's common stock, the holders of the notes payable will have the option to convert principal of up to $4,400,000 of their notes payable into the Company's common stock at a conversion price equal to the per share price paid for the Company's common stock in such public offering. In addition, the remaining principal balance of the notes will be payable in full on the seventh day following such public offering. The Company also committed to issue new employment options to purchase up to 1,000,000 shares of the Company's common stock to employees of NxTrend. This transaction is subject to regulatory approval.

  Stock Option Plan

     On March 16, 2000, the Company's board of directors approved an increase in the number of stock options available under the 1999 Plan to 55,000,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of NxTrend Technology, Inc.

     In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of NxTrend Technology, Inc. at December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 15 on February 21, 2000, the Company entered into a definitive agreement to be acquired by BuildNet, Inc.

/s/ PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
February 21, 2000

                            NXTREND TECHNOLOGY, INC.

                                 BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1998          1999
                                                              -----------   -----------
                                        ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 1,266,303   $   403,025
  Accounts receivable, net of allowance for doubtful
     accounts of $435,000 and $547,200, respectively........   15,647,578    14,406,122
  Other current assets......................................      961,574       644,894
                                                              -----------   -----------
          Total current assets..............................   17,875,455    15,454,041
Property and equipment, net.................................    2,177,672     1,903,655
Other assets, net...........................................    2,583,278       476,173
Deferred income taxes -- noncurrent.........................    1,023,685     1,745,829
                                                              -----------   -----------
          Total assets......................................  $23,660,090   $19,579,698
                                                              ===========   ===========
           LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities..................  $ 8,767,796   $ 5,856,480
  Deferred revenue..........................................    9,699,925    11,109,423
  Note payable -- current portion...........................    4,669,020     4,634,320
  Capital lease obligation -- current portion...............       73,171        95,604
                                                              -----------   -----------
          Total current liabilities.........................   23,209,912    21,695,827
                                                              -----------   -----------
Other long-term liabilities.................................      175,074            --
Note payable, net of current portion........................    5,284,320            --
Capital lease obligation, net of current portion............      165,251        97,311
Series A and B mandatorily redeemable convertible preferred
  stock, $1,000 par value; aggregate liquidation and
  redemption preference of $32,500,000 as of December 31,
  1998 and 1999; 32,500 shares authorized, issued and
  outstanding as of December 31, 1998 and 1999..............   32,500,000    32,500,000
Commitments(Note 13)
Stockholders' deficit:
  Common stock, $0.01 par value; 10,000,000 shares
     authorized; 1,603,565 and 1,671,207 shares outstanding
     as of December 31, 1998 and 1999, respectively.........       16,035        16,712
  Additional paid-in capital................................    1,994,626     2,129,548
  Deferred compensation.....................................           --       (56,723)
  Accumulated deficit.......................................  (39,685,128)  (36,802,977)
                                                              -----------   -----------
          Total stockholders' deficit.......................  (37,674,467)  (34,713,440)
                                                              -----------   -----------
          Total liabilities and stockholders' deficit.......  $23,660,090   $19,579,698
                                                              ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                            NXTREND TECHNOLOGY, INC.

                            STATEMENTS OF OPERATIONS

                                                                  YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             1997          1998          1999
                                                          -----------   -----------   -----------
Revenues................................................  $49,601,489   $57,881,453   $59,583,778
Cost of revenues........................................   25,500,261    30,020,245    31,243,221
                                                          -----------   -----------   -----------
          Gross profit..................................   24,101,228    27,861,208    28,340,557
                                                          -----------   -----------   -----------
Operating expenses:
  Research and development..............................    5,010,041     5,794,549     7,297,882
  Sales and marketing...................................    5,390,270     6,320,161     9,262,672
  General and administrative............................    5,916,798     7,151,854     6,875,631
  Stock-based compensation..............................           --     1,166,000         1,157
  Purchased in-process research and development.........      230,000            --            --
                                                          -----------   -----------   -----------
          Total operating expenses......................   16,547,109    20,432,564    23,437,342
                                                          -----------   -----------   -----------
          Operating income..............................    7,554,119     7,428,644     4,903,215
Other income (expense):
  Interest income.......................................       78,031       103,443       241,885
  Interest expense......................................   (1,624,488)   (1,343,063)     (663,336)
  Other, net............................................      115,193       305,380        52,966
                                                          -----------   -----------   -----------
          Total other income (expense)..................   (1,431,264)     (934,240)     (368,485)
                                                          -----------   -----------   -----------
          Income before income taxes....................    6,122,855     6,494,404     4,534,730
Provision for income taxes..............................   (2,008,671)   (2,908,931)   (1,652,579)
                                                          -----------   -----------   -----------
          Net income....................................  $ 4,114,184   $ 3,585,473   $ 2,882,151
                                                          ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                            NXTREND TECHNOLOGY, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                       COMMON STOCK       ADDITIONAL
                                    -------------------    PAID-IN     ACCUMULATED      DEFERRED
                                     SHARES     AMOUNT     CAPITAL       DEFICIT      COMPENSATION      TOTAL
                                    ---------   -------   ----------   ------------   ------------   ------------
BALANCES, DECEMBER 31, 1996.......  1,281,690   $12,816   $  307,606   $(47,384,785)    $     --     $(47,064,363)
  Issuance of common stock in
    exchange for acquisition of
    assets........................    105,556     1,056      833,946             --           --          835,002
  Stock options exercised.........     78,120       782       47,261             --           --           48,043
  Net income......................         --        --           --      4,114,184           --        4,114,184
                                    ---------   -------   ----------   ------------     --------     ------------
BALANCES, DECEMBER 31, 1997.......  1,465,366    14,654    1,188,813    (43,270,601)          --      (42,067,134)
  Restricted common stock
    repurchased...................    (40,053)     (401)      (9,613)            --           --          (10,014)
  Stock options exercised.........    178,252     1,782      248,966             --           --          250,748
  Stock-based compensation........         --        --      566,460             --           --          566,460
  Net income......................         --        --           --      3,585,473           --        3,585,473
                                    ---------   -------   ----------   ------------     --------     ------------
BALANCES, DECEMBER 31, 1998.......  1,603,565    16,035    1,994,626    (39,685,128)          --      (37,674,467)
  Stock options exercised.........     67,642       677       77,042             --           --           77,719
  Stock-based compensation........         --        --       57,880             --      (57,880)              --
  Amortization of deferred
    compensation..................         --        --           --             --        1,157            1,157
  Net income......................         --        --           --      2,882,151           --        2,882,151
                                    ---------   -------   ----------   ------------     --------     ------------
BALANCES, DECEMBER 31, 1999.......  1,671,207   $16,712   $2,129,548   $(36,802,977)    $(56,723)    $(34,713,440)
                                    ---------   -------   ----------   ------------     --------     ------------

   The accompanying notes are an integral part of these financial statements.

                            NXTREND TECHNOLOGY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                             ------------------------------------
                                                                1997         1998         1999
                                                             ----------   ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.................................................  $4,114,184   $3,585,473   $2,882,151
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization............................   3,372,121    2,959,734    2,964,580
  Provision for bad debt...................................     177,801      111,000      112,200
  Deferred income tax provision (benefit)..................    (817,419)    (538,679)    (572,797)
  Stock-based compensation.................................          --      566,460        1,157
  Write off of purchased in-process research and
     development...........................................     230,000           --           --
  Changes in operating assets and liabilities:
     Accounts receivable...................................  (2,405,416)  (2,153,794)   1,129,256
     Other assets..........................................     236,455      853,568      296,009
     Accounts payable and accrued liabilities..............     114,081    2,698,520   (2,611,316)
     Deferred revenue......................................     826,649    1,587,568    1,409,498
     Other long term liabilities...........................          --      175,074     (175,074)
                                                             ----------   ----------   ----------
          Net cash provided by operating activities........   5,848,456    9,844,924    5,435,664
                                                             ----------   ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment.......................    (627,005)  (1,309,857)    (723,153)
  Purchase of computer software............................    (806,196)          --           --
  Payments for acquisitions, net of cash acquired of
     $158,108..............................................  (2,197,792)          --           --
  Payments for covenant not to compete.....................    (500,000)    (500,000)    (300,000)
  Proceeds from disposal of assets.........................      50,000       82,642       11,019
  Repayments on note receivable............................          --       47,500           --
                                                             ----------   ----------   ----------
          Net cash used in investing activities............  (4,080,993)  (1,679,715)  (1,012,134)
                                                             ----------   ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from revolving line of credit...................   2,750,000    1,250,000           --
  Payments of revolving line of credit.....................    (500,000)  (2,850,000)    (650,000)
  Payments of term loan....................................  (4,147,000)  (6,049,660)  (4,669,020)
  Proceeds from exercise of common stock options...........      47,261      250,748       77,719
  Principal payments for capital lease.....................     (48,188)     (77,411)     (45,507)
                                                             ----------   ----------   ----------
          Net cash used in financing activities............  (1,897,927)  (7,476,323)  (5,286,808)
                                                             ----------   ----------   ----------
Net (decrease) increase in cash and cash equivalents.......    (130,464)     688,886     (863,278)
Cash and cash equivalents, beginning of period.............     707,881      577,417    1,266,303
                                                             ----------   ----------   ----------
Cash and cash equivalents, end of period...................  $  577,417   $1,266,303   $  403,025
                                                             ==========   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                            NXTREND TECHNOLOGY, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

     NxTrend Technology, Inc., a Delaware corporation, (the "Company"), is a provider of enterprise-wide software solutions that address the critical business information requirements of durable goods wholesale distributors. The Company develops, licenses and supports proprietary management and accounting software products, which are marketed under their trademarks, "Strategic Exchange" or "SX", "Trend", "SHIMS" and "WDS-II." The Company also provides business consulting services, implementation services, modification services and training for its customers. In connection with its software license arrangements, the Company also sells, installs and supports third-party software and computer equipment. The Company operates primarily in the United States, and also has operations in Canada. The Company's products and services are marketed primarily through the Company's direct sales force and, to a significantly lesser degree, independent resellers.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities as well as disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Company considers cash on hand, demand deposits in banks, and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

  Inventories

     Inventories consist primarily of computer equipment and third-party software and are stated at the lower of cost (average cost method) or market.

  Software Development Costs

     In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," capitalization of software development costs commences upon the establishment of technological feasibility of the product. The Company's software products are deemed to be technologically feasible at the point a working model of the software product is developed, which is generally at or near the point the Company commences field testing of the software. Through December 31, 1999, for the products developed by the Company, the period from field testing to the general customer release of the software has been brief and, accordingly, the Company has not capitalized any qualifying software development costs in the accompanying financial statements. The Company has capitalized the estimated fair value of software products that have been acquired (see Note 3).

  Internal Use Software

     Effective January 1, 1999, the Company adopted the provisions of the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP No. 98-1"). SOP No. 98-1 provides guidance regarding when software developed or obtained for internal use should be capitalized. Under the provisions of SOP No. 98-1, external direct costs of

                            NXTREND TECHNOLOGY, INC.

materials and services consumed in the development of internal-use computer software, payroll and payroll related costs for employees directly associated with internal-use computer software projects, and interest costs incurred while developing internal-use computer software should be capitalized once the preliminary project stage has been completed, management has authorized and committed to funding the project, and it is probable that the project will be completed and that the software will be used to perform the function intended. Such costs should be capitalized until the software is ready for its intended use, at which time the costs should be amortized over their estimated useful life.

  Start-Up Costs

     In April 1998, the Accounting Standards Executive Committee of the AICPA issued Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities," ("SOP No. 98-5") which is effective for fiscal years beginning after December 15, 1998. SOP No. 98-5 requires companies to expense as incurred all preopening, start-up and organizational costs that are not capitalizable as long-lived assets. The Company adopted SOP No. 98-5 effective January 1, 1999. The adoption of SOP No. 98-5 had no impact on the Company's financial condition or results of operations.

  Property and Equipment

     Property and equipment is primarily comprised of furniture and computer equipment which are recorded at cost and depreciated using the straight-line method over their estimated useful lives which range from three to five years. Property and equipment includes certain equipment under capital leases. These items are depreciated over the shorter of the lease period or the estimated useful life of the equipment. Maintenance and repairs are expensed as incurred.

  Intangible Assets

     The purchase price paid in excess of net tangible assets acquired, goodwill and non-compete payments to a stockholder are being amortized using the straight-line method over periods of three and four years, respectively. The deferred debt issuance costs are being amortized over the term of the debt. Licensed software and purchased software are being amortized using the straight-line method over a period of three years.

  Impairment of Long-Lived Assets

     The Company evaluates the recoverability of its property and equipment, goodwill and other intangible assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of " ("SFAS No. 121"). SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such assets relate. No impairments were required to be recognized during the years ended December 31, 1997, 1998 and 1999.

  Revenue Recognition

     The Company's revenue is derived from software licenses as well as support and maintenance, training and consulting services. The Company adopted American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") No. 97-2, "Software Revenue Recognition," as amended effective January 1, 1998. The Company adopted the provisions of SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions," effective January 1, 1999. These adoptions did not have a material effect on the timing of the Company's revenue recognition or cause changes to its revenue recognition policies.

                            NXTREND TECHNOLOGY, INC.

     Revenues from software licenses and related sales of hardware are recognized when there is evidence of an arrangement, the product has been shipped, fees are fixed and determinable and collection of the related receivable is probable. Support and maintenance revenues are deferred and recognized ratably over the service period. When software and services are sold under one contract, revenue is allocated to each element based on their respective fair values, with these fair values being determined using the price charged when that element is sold separately. Consulting and training services revenue, which is also included in services revenue, is deferred and recognized as the services are performed.

  Cost of Revenues

     Cost of revenues includes the cost of media, product packaging, third-party software license fees, other production costs and salaries, benefits and allocated overhead costs related to consulting, training and customer support personnel.

  Other Income, Net

     For the years ended December 31, 1997, 1998 and 1999, other income was primarily comprised of referral fees paid by third-party hardware and software vendors as well as transaction gains and losses resulting from the Company's foreign operations.

  Stock-Based Compensation

     The Company accounts for stock based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") which states that no compensation expense is recognized for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value per share of the Company's common stock on the grant date. In the event that stock is granted with an exercise price below the estimated fair market value of the Company's common stock at the grant date, the difference between the fair market value of the Company's common stock and the exercise price of the stock option is recorded as deferred compensation. Deferred compensation is amortized to compensation expense over the vesting period of the stock option. The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which requires net income to be disclosed on a pro forma basis based on the fair value of the options granted at the date of the grant.

  Sales and Marketing Expenses

     Sales and marketing expenses consist of costs, including salaries and sales commissions, of all personnel involved in the sales process. Sales and marketing expenses also include costs of advertising, trade shows and certain indirect cost.

  Advertising Costs

     All costs of advertising the services and products offered by the Company are expensed as incurred. Advertising expense totaled $245,937, $326,739, and $934,878 for the years ended December 31, 1997, 1998 and 1999, respectively.

 Research and Development Costs

     Research and development expenses include all direct costs, primarily salaries for Company personnel and outside consultants and allocated overhead costs, related to the development of new products and

                            NXTREND TECHNOLOGY, INC.

significant enhancements to existing products and are charged to operations as incurred until such time as technological feasibility is achieved.

  Income Taxes

     Deferred income tax assets and liabilities are recorded for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax basis of assets, liabilities and tax carryforwards. Deferred tax assets are recognized for the expected future effects of all deductible temporary differences, loss carryforwards and tax credit carryforwards. Deferred tax assets are then reduced, if deemed necessary, by a valuation allowance for the amount of any tax benefits which, more likely than not, based on current circumstances, are not expected to be realized. Income tax provision for a particular period is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

  Concentrations of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk are primarily accounts receivable and cash equivalents. The Company's customers generally operate as wholesale distributors of durable goods; accordingly, the Company's accounts receivable are concentrated among wholesale distributors. The Company performs initial and ongoing credit evaluations of its customers' financial condition and generally requires no collateral. The Company retains title or a security interest in all third-party hardware until the full purchase price of the hardware has been paid. As of December 31, 1998 and 1999, no single customer accounted for more than ten percent of the Company's accounts receivable balance. For the years ended December 31, 1997, 1998 and 1999, one customer accounted for approximately 0.5%, 10.1% and 4.6% of the Company's revenue, respectively. The Company's cash equivalents are primarily invested in money market securities. The Company maintains the majority of its cash balances with financial institutions in the form of demand deposits and money market accounts.

  Fair Market Value of Financial Instruments

     Financial instruments include cash and cash equivalents, accounts receivable, accounts payable and long-term obligations. The carrying amounts for cash, cash equivalents, accounts receivable and accounts payable approximate fair market value because of the short maturity of these instruments. The carrying amount of the long-term obligation approximates its fair market value.

  Cash Flows

     The Company made cash payments for interest of $1,485,960, $1,187,030 and $604,262 during the years ended December 31, 1997, 1998 and 1999, respectively.

     The Company made cash payments for taxes of $2,133,000, $3,291,000 and $3,075,277 during the years ended December 31, 1997, 1998 and 1999, respectively.

     The Company acquired property and equipment through the assumption of capital lease obligations amounting to $11,080, $0 and $55,130 during the years ended December 31, 1997, 1998 and 1999, respectively.

  Comprehensive Income

     Effective January 1, 1998, the company adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive

                            NXTREND TECHNOLOGY, INC.

income, as defined, includes all changes in equity during a period from non-owner sources. The Company had no items of other comprehensive income for the years ended December 31, 1997, 1998 and 1999.

  Recent Accounting Pronouncements

     In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB"), "Revenue Recognition in Financial Statements." SAB 101 provides specific guidance, among other things, as to the recognition of revenue related to up-front non-refundable fees and services charges received in connection with a contractual arrangement. We have applied the provisions of SAB 101 for the year ended December 31, 1999. The adoption of SAB 101 did not have a material impact on our financial condition or results of operations.

3. ACQUISITIONS

     Between January and February of 1997, the Company acquired certain assets of three companies. Collectively, these entities are referred to as the "1997 Acquisitions".

     In January 1997, the Company acquired certain assets of Systemetrix Corporation ("Systemetrix"), a Canadian company. The aggregate purchase price of $1,455,072 consisted of $250,000 of cash and 55,556 shares of the Company's common stock with an estimated fair value of $250,002 based on a per share value of $4.50, the assumption of certain liabilities totaling $925,651 and transaction fees of $29,419.

     In January 1997, the Company acquired certain assets of Saber Systems ("Saber"). The aggregate purchase price of $2,011,551 consisted of $1,100,000 of cash and 50,000 shares of the Company's common stock with an estimated fair value of $225,000 based on a per share value of $4.50, the assumption of certain liabilities totaling $656,000 and transaction costs of $30,551.

     In February 1997, the Company acquired certain assets of Goretek Data Systems ("Goretek"). The aggregate purchase price of $2,057,305 consisted of $1,000,000 of cash, the assumption of certain liabilities totaling $966,721 and transaction costs of $90,584.

     As a result of the acquisitions of Systemetrix and Goretek, the Company incurred one-time charges to earnings totaling $230,000 related to the estimated value of the purchased in-process research and development costs. The remaining purchase price was allocated to tangible assets, goodwill and purchased software. In each acquisition, the purchase price was allocated to the assets acquired and liabilities assumed based on the Company's estimates of fair value at the respective acquisition dates. The fair value assigned to intangible assets acquired in each acquisition was based on valuations prepared by an independent third-party appraisal of the purchased in-process research and development and developed technology of Systemetrix and Goretek. The total purchase price for each acquisition exceeded the amounts allocated to tangible and intangible assets acquired less liabilities assumed by $1,517,480. This excess of the purchase price over the fair values of assets acquired less liabilities assumed was allocated to goodwill.

     The Saber acquisition has also been accounted for using the purchase method of accounting and, accordingly, the recognized purchase price has been allocated, based on the Company's estimates of fair value, to the tangible assets acquired and liabilities assumed and to the identifiable intangible assets on the acquisition dates. The purchase price in excess of identified tangible and intangible assets and liabilities assumed was allocated to goodwill.

                            NXTREND TECHNOLOGY, INC.

     The Company has recorded identifiable intangibles and goodwill on the 1997 Acquisitions as follows:

                                                              ESTIMATED
                                                                 FAIR
                                                                VALUE
                                                              ----------
Purchased software..........................................  $  420,000
In-process research and development.........................     230,000
Goodwill....................................................   2,739,092
                                                              ----------
                                                              $3,389,092
                                                              ==========

     A total of $230,000 of the purchase price for these acquisitions represents purchased in-process research and development that had not yet reached technological feasibility and had no alternative future use. Accordingly, this amount was immediately expensed in the statement of operations upon consummation of each acquisition. The value assigned to in-process research and development, based on a valuation prepared by an independent third-party appraisal company, was determined by identifying research projects, all of which related to either add-ons or enhancements of Systemetrix and Goretek's existing products, in areas for which technological feasibility had not been established. The value of the in-process projects was adjusted to reflect the relative value and contributions of the required research and development. In doing so, consideration was given to the stage of completion, the complexity of the work completed to date, the difficulty of completing the remaining development costs already incurred, and the projected cost to complete the projects. The discount rate included a factor that takes into account the uncertainty surrounding successful development of the purchased in-process research and development.

     The Company has included the operations of Systemetrix and Saber into its statements of operations from January 2, 1997, the effective dates of both transactions. The Company has included the operations of Goretek into its statements of operations from February 1, 1997, the effective date of the transaction.

4. OTHER ASSETS

     Other assets consist of intangible assets, deposits and notes receivable. Intangible assets and their respective amortizable lives were as follows at December 31:

                                                                                   LIFE
                                                       1998          1999       (IN YEARS)
                                                    -----------   -----------   ----------
Goodwill..........................................  $ 2,739,092   $ 2,743,777       3
Purchased software................................      806,273       806,273       3
Loan fees.........................................      527,060       542,060       5
Software handbook.................................      456,000       456,000       3
Non-compete agreements............................    2,500,000     2,500,000       4
Other.............................................      150,000       150,000       2
                                                    -----------   -----------
                                                      7,178,425     7,198,110
Less -- accumulated amortization..................   (4,791,769)   (6,839,356)
                                                    -----------   -----------
                                                    $ 2,386,656   $   358,754
                                                    ===========   ===========

     Total amortization expense was $2,290,249, $2,203,205 and $2,047,587 in 1997, 1998 and 1999, respectively.

                            NXTREND TECHNOLOGY, INC.

     Deposits and notes receivable included in other assets were as follows at December 31:

                                                                1998       1999
                                                              --------   --------
Deposits....................................................   156,122    117,419
Notes receivable............................................    40,500         --
                                                              --------   --------
                                                              $196,622   $117,419
                                                              ========   ========

     During 1998, the Company also entered into an employment agreement with an executive that included a payment of $150,000 of compensation upon commencement of employment. Such amount is required to be repaid to the Company should the executive terminate his relationship with the Company prior to his two-year employment anniversary. The balance has been recorded as an other intangible asset and is being amortized over a two year period.

5. PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at December 31:

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1998          1999
                                                              -----------   -----------
Office furniture, fixtures and equipment....................  $ 4,963,627   $ 5,650,350
Less: accumulated depreciation..............................   (2,785,955)   (3,746,695)
                                                              -----------   -----------
Property and equipment, net.................................  $ 2,177,672   $ 1,903,655
                                                              ===========   ===========

6. OTHER CURRENT ASSETS

     Other current assets were comprised of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
Inventories.................................................  $304,166   $135,966
Prepaid expenses............................................   289,018    289,885
Deferred income taxes -- current portion....................   368,390    219,043
                                                              --------   --------
                                                              $961,574   $644,894
                                                              ========   ========

7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities were comprised of the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1998         1999
                                                              ----------   ----------
Accounts payable............................................  $5,437,093   $3,461,979
Accrued liabilities.........................................   2,622,113    1,685,088
Income taxes payable........................................          --      378,174
Customer deposits...........................................     408,590      331,239
Payable to shareholder......................................     300,000           --
                                                              ----------   ----------
                                                              $8,767,796   $5,856,480
                                                              ==========   ==========

                            NXTREND TECHNOLOGY, INC.

8. FINANCING FACILITIES

     The Company has a financing facility (the "Facility") including a term loan ("Term Loan") of $25,000,000 and a revolving credit line ("Revolving Loan"). The Revolving Loan provides for a maximum outstanding balance of $10,000,000. The Facility expires on December 31, 2000, or earlier, based on certain provisions included in the Facility. Additionally, the principal balance may be prepaid without penalty. Interest accrues on the Term Loan and the outstanding balance of the Revolving Loan at variable rates based on the terms of the Facility. For the year ended December 31, 1999, the weighted average interest rate was 7.22% and 7.19% on the Term Loan, and the outstanding balance of the Revolving Loan, respectively. Principal payments are due quarterly with interest due monthly. Under certain conditions, based primarily on its earnings, the Company may be required to make certain prepayments of Term Loan principal. As of December 31, 1998 and 1999, $8,803,340 and $4,134,320, respectively, were outstanding under the Term Loan and $1,150,000 and $500,000, respectively, were outstanding under the Revolving Loan. Borrowings under the Facility are collateralized by substantially all of the assets of the Company.

     The Facility requires the Company to maintain, among other restrictions, a minimum interest coverage ratio, a minimum debt service coverage ratio, and a maximum ratio of total indebtedness for borrowed money to earnings. The Company was in compliance with the covenants as of December 31, 1999. As of December 31, 1999, all future principal payments under the Facility are due in 2000.

9. MANDATORILY REDEEMABLE PREFERRED STOCK

     The Company has authorized 26,000 shares of Series A mandatorily redeemable preferred stock (the "Series A Shares") and 6,500 shares of Series B mandatorily redeemable preferred stock (the "Series B Shares"). The shares of Series A and Series B mandatorily redeemable preferred stock have a par value of $1,000 per share.

     Dividends. The Series A and Series B stockholders (the "Holders") are not entitled to receive dividends unless dividends are declared on shares of common stock, in which case the Holders shall receive a distribution on each outstanding share of Series A and Series B mandatorily redeemable preferred stock on an as if converted basis.

     Conversion. Each of the Series A and Series B Shares can be converted at the election of two-thirds of the Holders of each class. The Series A shares convert into a total of 5,200,000 shares of common stock and 15,500 shares of Senior Redeemable Preferred Stock, as defined below. The Series B shares convert into a total of 1,130,000 shares of common stock, 3,875 shares of Senior Redeemable Preferred Stock and 2,625 shares of Junior Redeemable Preferred Stock, as defined below.

     In the case of an initial public offering, each of the Series A and Series B Shares will be automatically converted into shares of common stock as described above. In addition, payments of $15,500,000 and $6,500,000 would be made to the Series A stockholders and the Series B stockholders, respectively, rather than issuing Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock.

     Voting Rights. The Holders of the Series A and Series B Shares vote as a single class and have one vote for each common share into which such shares could then be converted, as described above. In addition, the Holders of the Series A Shares are entitled to elect two directors to the Company's Board of Directors.

     Redemption. The Company could be required to redeem the Series A and Series B Shares upon receipt of written request from Holders, voting together as a single class, of shares representing at least 66 2/3% of the aggregate number of shares of common stock issuable upon conversion. Redemption may first be made by the Holders on March 31, 2001 and on the first and second anniversaries thereof. There is no

                            NXTREND TECHNOLOGY, INC.

limit to the amount of shares that may be redeemed at these dates. The redemption price is equal to the liquidation value of the shares plus any declared but unpaid dividends.

     Carrying value. The Series A and Series B Shares have been recorded at $32,500,000, the total net proceeds received by the Company upon issuance. The redemption price was equal to the net proceeds at December 31, 1997, 1998 and 1999.

     Liquidation. Upon a liquidation, merger, sale, change in control of the Company or redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of the Company, the holders of Series A Preferred are entitled to a senior liquidation preference, in parity with holders of Series B Preferred and Senior Redeemable Preferred and in priority to holders of Junior Redeemable Preferred and common stock, in the amount of $596 per share (approximately $15,500,000 at December 31, 1998 and 1999), or if proceeds are insufficient, to share ratably with holders of Series B Preferred and Senior Redeemable Preferred. If the liquidation preferences due to holders of Series A and B Preferred and Senior Redeemable Preferred are paid in full, the holders of Series A Preferred receive a junior liquidation preference of the greater of $404 per share (approximately $10,500,000 at December 31, 1998 and 1999) or the ratable share of amounts payable to holders of all shares of the Company's capital stock, on an as-if-converted to common stock basis, once the holders of Series B Preferred have received their liquidation preference amounts. Upon a liquidation, merger, sale, change in control of the Company or redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of the Company, the holders of Series B Preferred are entitled to liquidation preferences, in parity with holders of Series A Preferred and Senior Redeemable Preferred, and in priority to holders of Junior Redeemable Preferred and common stock, in the amount of $596 per share (approximately $3,875,000 at December 31, 1998 and 1999), or if proceeds are insufficient, to share ratably with holders of Series A Preferred and the Senior Redeemable Preferred. If the senior liquidation preferences due to the holders of Series A Preferred (approximately $15,500,000 at December 31, 1998 and 1999) and Series B Preferred (approximately $3,875,000 at December 31, 1998 and 1999) and Senior Redeemable Preferred ($0 at December 31, 1998 and 1999), are paid in full and the junior liquidation preference due the holders of Series A Preferred (approximately $10,500,000 at December 31, 1998 and 1999) is paid in full, the holders of Series B Preferred receive $404 per share (approximately $2,625,000 at December 31, 1998 and 1999), or if proceeds are insufficient, to shares ratably with the holders of Junior Redeemable Preferred shareholders. Holders of Series B Preferred are also entitled to share in residual distributions, if any, on an as-if-converted to common stock basis. Upon liquidation, holders of Senior Redeemable Preferred are entitled to $1,000 per share on parity with senior liquidation amounts due to holders of Series A and B Preferred. Upon liquidation, holders of Junior Redeemable Preferred are entitled to $1,000 per share after holders of Series A and B Preferred and Senior Redeemable Preferred have received their total liquidation preference.

  Senior Mandatorily Redeemable Preferred Stock

     Senior Redeemable Preferred has no voting rights. Dividends will accrue at the rate of $50 per share per annum, cumulatively, from and after the date upon which two-thirds of the shares of Series A Preferred have been converted. Senior Redeemable Preferred must be redeemed in the amount of $19,375,000 immediately upon a qualified initial public offering, or in equal installments on March 31, 2001, 2002 and 2003. If funds are insufficient to redeem the Senior Redeemable Preferred, the unpaid redemption amount bears interest at the greater of 12% or 5% over a prime rate.

  Junior Mandatorily Redeemable Preferred Stock

     Junior Redeemable Preferred has no voting rights. Dividends will accrue at the rate of $50 per share, cumulatively, from and after the date upon which two-thirds of the shares of Series A Preferred have been

                            NXTREND TECHNOLOGY, INC.

converted. Junior Redeemable Preferred must be redeemed in the amount of $2,625,000 immediately upon a qualified initial public offering or in equal installments on March 31, 2004, 2005 and 2006. However, no redemption can be made of Junior Redeemable Preferred until all amounts due Series A and B Preferred and Senior Redeemable Preferred have been paid by the Company. If funds are insufficient to redeem the Junior Redeemable Preferred, the unpaid redemption amount bears interest at the greater of 12% or 5% over a prime rate.

10. STOCK COMPENSATION

  1999 Amended and Restated Equity Incentive Plan

     The Company adopted the 1999 Amended and Restated Equity Incentive Plan (as amended, the "Plan") was adopted by the Board of Directors. The Plan provides for the grant of incentive stock options to employees (including officers and employee-directors), nonstatutory stock options (as defined by the Internal Revenue Code and regulations), and restricted stock awards for issuance to employees, directors and consultants. The purchase price of shares subject to an incentive stock option or nonqualified stock option will be the fair market value of the Company's common stock on the date the option is granted. If the grantee owns more than 10% of the total combined voting power of all classes of stock on the date of grant, the purchase price of the shares subject to a nonqualified stock option shall be at least 110% of the fair value at the date of grant and the exercise term will be up to five years from the date of grant. All incentive options granted under the Plan are exercisable up to 10 years from the date of grant. Options issued to consultants are charged to expense based on the fair value as determined by the Black-Scholes model. As of December 31, 1999, there were 4,154,930 shares of common stock reserved for issuance under the Plan, of which 664,246 shares are available for future grants under the Plan.

     All outstanding options vest over a one to nine-year period. Prior to December 15, 1998, the vesting of a portion of these options could be accelerated if certain conditions were met. After December 15, 1998, the vesting provisions related to unvested options, which could have been accelerated upon meeting certain future performance-based goals, were accelerated such that the remaining unvested options will vest over a period of one to four years.

     On January 20, 1998, upon approval by the Board of Directors, the Company exchanged certain outstanding options for common stock whose exercise price was in excess of the fair market value of the Company's common stock for new options for common stock having an exercise price of $2.50 per share, the then-current estimated fair value.

     The Company had issued 1,281,690 shares of restricted common stock under the Plan. The holder of such shares of restricted common stock, who is a former executive officer and currently a director of the Company, entered into a stock restriction and repurchase agreement under which the Company had the right to repurchase unvested common stock at the original issuance price upon termination of this individual's employment with the Company. Under the original grant, restrictions on these shares of common stock were to lapse over a nine-year period, which period was subject to acceleration under certain conditions. At August 24, 1998, the date the former executive officer terminated employment with the Company, a total of 291,813 shares remained restricted under the terms of the grant. Of those shares, the Company's Board of Directors approved the removal of restrictions with respect to 251,760 shares and the remaining 40,053 shares were forfeited and repurchased for $0.25 per share. Due to the vesting of the 251,760 shares, the Company recognized approximately $566,000 of compensation expense in its results of operations for 1998.

                            NXTREND TECHNOLOGY, INC.

     The Company has elected to account for its stock-based employee and director compensation plans under APB No. 25 and related interpretations. For purposes of the pro forma disclosures presented below, the Company has computed the fair values of all options granted under the Company's Plan during 1998 and 1999, using the Black-Scholes pricing model and the following weighted average assumptions:

                                                                1998         1999
                                                              ---------    ---------
Risk-free interest rate.....................................        5.3%         5.3%
Expected dividend yield.....................................          0%           0%
Expected lives outstanding..................................  4.0 years    2.9 years
Expected volatility.........................................          0%        7.38%

     To estimate lives of options for this valuation, it was assumed that options will be exercised upon becoming fully vested. All options are initially assumed to vest. Cumulative compensation costs recognized in pro forma net income or loss with respect to options that are forfeited prior to vesting are adjusted as a reduction of pro forma compensation expense in the period of forfeiture. The total fair value of options granted under the Plan was computed to be approximately $498,000 and $93,000 for the years ended December 31, 1998 and 1999, respectively. These amounts are amortized ratably over the vesting periods of the options or recognized at date of grant if no vesting period is required. Pro forma stock-based compensation, net of the effect of forfeitures, was $(111,0000), $68,000 and $(27,000) for 1997, 1998 and 1999, respectively.

     A summary of stock options under the Plan as of December 31, 1998 and 1999 and changes during the years then ended is presented below:

                                                         1998                   1999
                                                 --------------------   --------------------
                                                             WEIGHTED               WEIGHTED
                                                             AVERAGE                AVERAGE
                                                             EXERCISE               EXERCISE
                                                  SHARES      PRICE      SHARES      PRICE
                                                 ---------   --------   ---------   --------
Outstanding at beginning of year...............    939,380    $ 2.20    1,714,272    $ 1.87
  Granted......................................  1,210,108      2.51      393,375      3.27
  Cancelled....................................   (256,964)     6.39     (114,047)     1.75
  Exercised....................................   (178,252)     1.41      (68,567)     1.67
                                                 ---------              ---------
Outstanding at end of year.....................  1,714,272      1.87    1,925,033      2.19
                                                 =========              =========
Weighted average fair value of options
  granted......................................                 0.41                   0.24

     The following table summarizes information about the options outstanding at December 31, 1999:

                                               OPTIONS OUTSTANDING
                                      -------------------------------------   OPTIONS EXERCISABLE
                                         NUMBER       WEIGHTED                --------------------
                                      OUTSTANDING      AVERAGE     WEIGHTED              WEIGHTED
                                           AT         REMAINING    AVERAGE     NUMBER     AVERAGE
                                      DECEMBER 31,   CONTRACTUAL   EXERCISE      OF      EXERCISE
RANGE OF EXERCISE PRICES                  1999          LIFE        PRICE      SHARES      PRICE
------------------------              ------------   -----------   --------   --------   ---------
$0.61...............................     446,250         6.35       $ 0.61    323,608     $ 0.61
 1.00...............................      39,563         6.64         1.00     31,390       1.00
 2.41...............................      25,000         6.83         2.41     18,750       2.41
 2.50...............................   1,112,645         8.56         2.50    428,922       2.50
 3.50...............................     301,575         9.57         3.50         --         --
                                       ---------        -----       ------    -------     ------
                                       1,925,033         8.14       $ 2.19    802,670     $ 1.68
                                       =========        =====       ======    =======     ======

     As determined in accordance with APB No. 25 and related interpretations, no compensation expense was recorded in 1998 or 1999 for grants under the Company's stock option plan.

                            NXTREND TECHNOLOGY, INC.

     If the Company had accounted for its stock option plan in accordance with SFAS No. 123, the Company's net income and pro forma net income would have been reported as follows:

                                                        1997         1998         1999
                                                     ----------   ----------   ----------
Net income:
  As reported......................................  $4,114,184   $3,585,473   $2,882,151
  Pro forma........................................   4,003,184    3,653,473    2,855,151

11. INCOME TAXES

     The net deferred tax asset has been presented as follows at December 31, 1998 and 1999:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1998         1999
                                                              ----------   ----------
Current deferred tax asset..................................  $  368,390   $  219,043
Noncurrent deferred tax asset...............................   1,023,685    1,745,829
                                                              ----------   ----------
                                                              $1,392,075   $1,964,872
                                                              ==========   ==========

     Income before income taxes consists of the following:

                                                           YEAR ENDED DECEMBER 31,
                                                     ------------------------------------
                                                        1997         1998         1999
                                                     ----------   ----------   ----------
Domestic...........................................  $5,878,243   $5,896,397   $3,610,544
Foreign............................................     244,612      580,512      924,186
                                                     ----------   ----------   ----------
                                                     $6,122,855   $6,476,909   $4,534,730
                                                     ==========   ==========   ==========

     Components of the Company's income tax provision are as follows:

                                                           YEAR ENDED DECEMBER 31,
                                                     ------------------------------------
                                                        1997         1998         1999
                                                     ----------   ----------   ----------
Current provision:
  United States Federal............................  $2,319,346   $2,719,495   $1,486,447
  State............................................     413,153      508,021      387,696
  Foreign..........................................      92,953      220,595      351,231
                                                     ----------   ----------   ----------
                                                     $2,825,452   $3,448,111   $2,225,374
                                                     ==========   ==========   ==========
Deferred provision (benefit):
  United States Federal............................  $ (712,511)  $ (454,924)  $ (491,795)
  State............................................    (104,270)     (84,256)     (81,000)
  Foreign..........................................          --           --           --
                                                     ----------   ----------   ----------
                                                       (816,781)    (539,180)    (572,795)
                                                     ----------   ----------   ----------
          Income tax provision.....................  $2,008,671   $2,908,931   $1,652,579
                                                     ==========   ==========   ==========

                            NXTREND TECHNOLOGY, INC.

     Significant components of the company's deferred tax assets and liabilities at December 31, 1998 and 1999 consist of the following:

                                                                 1998         1999
                                                              ----------   ----------
Acquired intangible assets..................................  $1,280,814   $1,498,319
Bad debts...................................................     141,301      139,729
Deferred revenue............................................      40,002       40,002
Fixed assets................................................      27,941       46,979
Stock-based compensation....................................          --      212,422
Accruals....................................................     187,273       55,193
Other.......................................................      65,960       41,407
                                                              ----------   ----------
          Total deferred tax assets.........................  $1,743,291   $2,034,051
                                                              ----------   ----------
Noncompete agreement........................................     273,438       39,063
Acquired intangible assets..................................      77,776       30,116
                                                              ----------   ----------
          Total deferred tax liabilities....................     351,214       69,179
                                                              ----------   ----------
          Net deferred tax asset (liability)................  $1,392,077   $1,964,872
                                                              ==========   ==========

     The following is a reconciliation of the statutory U.S. Federal income tax rate to the Company's effective income tax rate:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              1997     1998     1999
                                                              -----    -----    -----
United States Federal tax at statutory rate.................  34.0%    34.0%    34.0%
State taxes (net of Federal benefit)........................   3.3      3.9      3.5
Expenses not deductible.....................................   0.7      3.3      0.6
Tax credits and other.......................................  (1.4)     1.3     (1.7)
                                                              ----     ----     ----
Provision for income taxes..................................  36.6%    42.5%    36.4%
                                                              ====     ====     ====

12. RELATED PARTY TRANSACTIONS

     For the period from August 5, 1998 through December 31, 1998, the Company purchased computer equipment for resale of approximately $2,066,000 from a computer equipment dealer in which a stockholder and director of the Company is a stockholder and director. During the same period, the Company also supplied consulting services to this related party totaling $10,000. As of December 31, 1998, amounts payable to and receivable from this related party are $1,499,000 and $33,000, respectively.

     The Company has entered into non-compete agreements with a former officer of the Company. As part of the agreement, the Company paid $500,000, $500,000 and $0 in 1997, 1998 and 1999, respectively, to the officer, who remains a stockholder and director of the Company. These non-compete agreements have been amortized over the term of the agreements.

     During 1998, the Company entered into an agreement with a former executive officer of the Company, and who is currently a stockholder and director, in which $600,000 of severance compensation was to be paid to this individual. The Company paid $300,000 in 1998 and 1999. These severance payments were charged to compensation expense during 1998.

                            NXTREND TECHNOLOGY, INC.

13. LEASE COMMITMENTS

     The Company leases certain equipment under various noncancelable capital leases and leases its office space and certain equipment under operating leases. Future minimum lease payments required under the leases at December 31, 1999 were as follows:

                                                              CAPITAL     OPERATING
YEAR ENDED DECEMBER 31,                                        LEASES      LEASES
-----------------------                                       --------   -----------
  2000......................................................  $109,363   $ 2,795,735
  2001......................................................   101,013     2,365,418
  2002......................................................        --     2,166,814
  2003......................................................        --     1,782,334
  2004......................................................        --     1,504,271
  Thereafter................................................        --     2,919,850
                                                              --------   -----------
          Total minimum lease payments......................   210,376   $13,534,422
                                                                         ===========
Amount representing interest................................   (17,461)
                                                              --------
Present value of minimum lease payments.....................   192,915
Less current maturities.....................................   (95,604)
                                                              --------
Long term maturities of capital lease obligation............  $ 97,311
                                                              ========

     Rent expense recognized under operating leases totaled $1,369,517, $1,419,511 and $2,027,622 for the years ended December 31, 1997, 1998 and 1999, respectively.

14. PROFIT SHARING PLAN

     The Company maintains a profit sharing plan, including a qualified deferral arrangement as described in Section 401(k) of the Internal Revenue Code, covering substantially all full-time employees who meet certain minimum age and employment requirements. Under the plan, the Company may declare a profit sharing contribution of up to 15% of a participant's compensation, and/or a discretionary match of a percentage of participant deferrals. Company contributions for profit sharing and discretionary match of $391,309, $90,899 and $448,447 were authorized for the years ended December 31, 1997, 1998 and 1999, respectively.

15. SUBSEQUENT EVENT

     On February 21, 2000, the Company entered into a definitive agreement under which BuildNet, Inc. ("BuildNet") will purchase all of the outstanding capital stock and stock options of the Company in exchange for, in the aggregate, 25,954,659 shares of BuildNet's common stock and stock options to purchase BuildNet's common stock and notes payable of $32,500,000. The notes payable carry an interest rate of 8% per annum and are payable in four equal installments beginning on the one year anniversary of the closing date of the transaction and each six month anniversary thereafter. Upon the closing of an underwritten initial public offering of BuildNet common stock, the holders of the notes payable will have the option to convert principal of up to $4,400,000 of their notes payable into BuildNet common stock at a conversion price equal to the per share price paid for BuildNet's common stock in such public offering. In addition, the remaining principal balance of the notes will be payable in full on the seventh day following closing of such public offering. BuildNet also committed to issue new stock options to purchase up to 1,000,000 shares of BuildNet's common stock to the Company's employees. This transaction is subject to regulatory approval.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Members and Board of Managers of
The UniLink Group, LLC

     In our opinion, the accompanying balance sheets and the related statements of operations, of changes in members' capital and of cash flows present fairly, in all material respects, the financial position of The UniLink Group, LLC (the "Company") at December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 10, substantially all of the assets of the Company were acquired by BuildNet, Inc. on January 18, 2000.

/s/ PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
February 16, 2000

                             THE UNILINK GROUP, LLC

                                 BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1998          1999
                                                              -----------   -----------
                                        ASSETS
Current assets:
  Cash and cash equivalents.................................  $        --   $ 1,500,249
  Accounts receivable, trade................................           --        39,471
  Note receivable from KPI..................................           --       340,000
  Prepaid expenses and other current assets.................        1,768        19,940
                                                              -----------   -----------
          Total current assets..............................        1,768     1,899,660
Property and equipment, net.................................       22,206       358,078
Goodwill, net...............................................           --        79,495
Other assets................................................           --        12,299
                                                              -----------   -----------
          Total assets......................................  $    23,974   $ 2,349,532
                                                              ===========   ===========

                     LIABILITIES AND MEMBERS' (DEFICIENCY) CAPITAL
Current liabilities:
  Accounts payable..........................................  $    26,942   $   578,260
  Accrued expense...........................................       75,847       196,327
  Notes payable to members, current portion.................    1,976,013       383,454
  Deferred revenue..........................................           --       113,142
                                                              -----------   -----------
          Total current liabilities.........................    2,078,802     1,271,183
Notes payable to members, net of current portion............           --       331,266
                                                              -----------   -----------
          Total liabilities.................................    2,078,802     1,602,449
Members' (deficiency) capital accounts:
  Members' capital..........................................      248,707     7,325,751
  Deferred compensation.....................................           --      (789,109)
  Accumulated deficit.......................................   (2,303,535)   (5,789,559)
                                                              -----------   -----------
          Total members' (deficiency) capital...............   (2,054,828)      747,083
                                                              -----------   -----------
          Total liabilities and members' (deficiency)
            capital.........................................  $    23,974   $ 2,349,532
                                                              ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                             THE UNILINK GROUP, LLC

                            STATEMENTS OF OPERATIONS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1998          1999
                                                              -----------   -----------
Revenues....................................................  $   101,758   $   208,188
Cost of revenues............................................      124,889       283,463
                                                              -----------   -----------
          Gross loss........................................      (23,131)      (75,275)
                                                              -----------   -----------
Operating expenses:
  Research and development..................................      277,403       967,741
  Sales and marketing.......................................      199,463       983,819
  General and administrative................................      434,769     1,282,611
  Stock-based compensation..................................           --        17,135
                                                              -----------   -----------
          Total operating expenses..........................      911,635     3,251,306
                                                              -----------   -----------
          Operating loss....................................     (934,766)   (3,326,581)
                                                              -----------   -----------
Interest income (expense):
  Interest income...........................................           --        10,162
  Interest expense..........................................     (102,329)     (169,605)
                                                              -----------   -----------
          Interest income (expense), net....................     (102,329)     (159,443)
                                                              -----------   -----------
          Net loss..........................................  $(1,037,095)  $(3,486,024)
                                                              ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                             THE UNILINK GROUP, LLC

             STATEMENTS OF CHANGES IN MEMBERS' CAPITAL (DEFICIENCY)

                                                MEMBERS'      DEFERRED     ACCUMULATED
                                                CAPITAL     COMPENSATION     DEFICIT        TOTAL
                                               ----------   ------------   -----------   -----------
BALANCE AS OF DECEMBER 31, 1997..............  $  248,707    $      --     $(1,266,440)  $(1,017,733)
  Net loss...................................          --           --      (1,037,095)   (1,037,095)
                                               ----------    ---------     -----------   -----------
BALANCE AS OF DECEMBER 31, 1998..............     248,707           --      (2,303,535)   (2,054,828)
  Conversion of promissory notes into
     membership units........................   2,495,923           --              --     2,495,923
  Issuance of membership units in exchange
     for shares of TPG.......................     270,217           --              --       270,217
  Sale of membership units...................   3,308,550           --              --     3,308,550
  Deferred compensation related to grant of
     membership unit options.................     806,244     (806,244)             --            --
  Amortization of deferred compensation......          --       17,135              --        17,135
  Value of warrants to purchase membership
     units of the Company issued in
     connection with debt....................     196,110           --              --       196,110
  Net loss...................................          --           --      (3,486,024)   (3,486,024)
                                               ----------    ---------     -----------   -----------
BALANCE AS OF DECEMBER 31, 1999..............  $7,325,751    $(789,109)    $(5,789,559)  $   747,083
                                               ==========    =========     ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                             THE UNILINK GROUP, LLC

                            STATEMENTS OF CASH FLOWS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1998          1999
                                                              -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................  $(1,037,095)  $(3,486,024)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................       26,259        47,840
  Provision for doubtful accounts...........................           --         6,168
  Amortization of debt discount.............................           --        27,376
  Noncash compensation expense..............................           --        17,135
  Changes in operating assets and liabilities:
     Accounts receivable....................................           --       140,217
     Prepaid expenses and other assets......................          833       (10,521)
     Accounts payable.......................................       26,472       547,215
     Accrued expenses.......................................       15,847       (61,988)
     Deferred revenue.......................................      (75,000)      113,142
                                                              -----------   -----------
          Net cash used in operating activities.............   (1,042,684)   (2,659,440)
                                                              -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment.........................       (7,555)     (276,023)
Cash acquired in purchase of TPG............................           --       215,496
TPG acquisition costs.......................................           --       (17,762)
Loan to KPI.................................................           --      (340,000)
                                                              -----------   -----------
          Net cash used in investing activities.............       (7,555)     (418,289)
                                                              -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from membership units issued.......................           --     3,382,300
Proceeds from issuance of notes payable.....................    1,050,029     1,305,931
Payments of principal on notes payable......................           --      (109,783)
Net increase (decrease) in book overdraft...................          210          (470)
                                                              -----------   -----------
          Net cash provided by financing activities.........    1,050,239     4,577,978
                                                              -----------   -----------
          Net (decrease) increase in cash and cash
            equivalents.....................................           --     1,500,249
Cash and cash equivalents, beginning of period..............           --            --
                                                              -----------   -----------
Cash and cash equivalents, end of period....................  $        --   $ 1,500,249
                                                              ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                             THE UNILINK GROUP, LLC

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF THE BUSINESS

  Background

     The UniLink Group, LLC (the "Company") was formed in June 1995 and is located in Atlanta, Georgia. The Company specializes in the processing of electronic commerce transactions in the electrical, plumbing, appliance and heating, ventilation and air conditioning markets. The Company provides an electronic link between the manufacturer's computer system and the supplier's accounting system to process and exchange key documents. The link is provided either through the internet or through Electronic Data Interchange where suppliers have such translation software.

  Organization

     The Company, incorporated under the laws of the State of Georgia, is a limited liability company ("LLC"). Under the terms of the Company's operating agreement, the members holding at least 66% of the outstanding units have the option to terminate the Company at any time.

  Allocation of Profits and Losses

     Under the terms of the Company's operating agreement, profits are allocated to each member: (i) in proportion and to the extent that aggregate net losses allocated to each member during prior years exceeds aggregate net profits allocated; then (ii) in proportion and to the extent of the aggregate net losses allocated to each member during prior years; and (iii) to all members in proportion to their respective sharing ratio, defined as the ownership percentage of each member. Losses are allocated to each member: (i) to Unilink investors to the extent of the capital contributions of UniLink investors in the Company, and thereafter to each member in proportion to the net profit allocated to them during prior years; then (ii) in proportion to, and to the extent of, the positive balance in each members' capital account; and finally (iii) to all members based on their respective sharing ratio.

  Distributions

     The Company's operating agreement states that distributions shall be made at such times and in such amounts as determined by the managers of the Company in their sole discretion. Distributions are to be made to the members pro-rata, in accordance with the positive balances in the capital accounts of the members.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

     The Company's revenues are derived from services provided to customers for development of e-commerce and from fees on e-commerce transactions.

     Service revenues are recognized ratably over the service period upon the completion of the implementation of e-commerce services. Transaction fees are recognized as the transactions take place.

                             THE UNILINK GROUP, LLC

 Cost of Revenues

     Cost of revenues primarily consists of salaries and consultant fees for the implementation of e-commerce connections and maintaining systems necessary to support e-commerce transaction systems.

 Sales and Marketing Expenses

     Sales and marketing expenses consist primarily of costs, including salaries and sales commissions, of all personnel involved in the sales process. Sales and marketing expenses also include costs of advertising, trade shows and certain indirect costs. All costs of advertising the services and products offered by the Company are expensed as incurred. Advertising expense totaled $16,568 and $68,975 for the years ended December 31, 1998 and 1999, respectively.

 Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

 Property and Equipment

     Property and equipment primarily consists of furniture and computer equipment that are recorded at cost and depreciated using the straight-line method over their estimated useful lives which range from three to five years. Expenditures for repairs and maintenance are charged to expense as incurred.

 Internal Use Software

     Effective January 1, 1999, the Company adopted the provisions of the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP No. 98-1"). SOP No. 98-1 provides guidance regarding when software developed or obtained for internal use should be capitalized. Under the provisions of SOP No. 98-1, external direct costs of materials and services consumed in the development of internal-use computer software, payroll and payroll related costs for employees directly associated with internal-use computer software projects, and interest costs incurred while developing internal-use computer software should be capitalized once the preliminary project stage has been completed, management has authorized and committed to funding the project, and it is probable that the project will be completed and that the software will be used to perform the function intended. Such costs should be capitalized until the software is ready for its intended use, at which time the costs should be amortized over their estimated useful life. To date the Company had not incurred significant expenses beyond the completion of the preliminary project phase. Accordingly, no costs have been capitalized. As of December 31, 1998, the Company had not incurred significant expenses beyond the completion of the preliminary project phase. Accordingly, no costs have been capitalized.

 Goodwill

     Goodwill consists of unidentifiable intangible assets resulting from acquisition and is amortized on a straight-line basis over periods ranging from three to five years. The Company periodically assesses the recoverability of intangible assets by determining whether the amortization of the balance over its remaining life can be recovered through undiscounted future operating cash flows of the related operations (see Note 3). Goodwill is being amortized over a period of five years because of the rapid changes in the e-commerce industry. As of December 31, 1999, goodwill reported on the Company's balance sheet is net of accumulated amortization of $4,099.

                             THE UNILINK GROUP, LLC

 Impairment of Long-Lived Assets

     The Company evaluates the recoverability of its property and equipment, and other assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of " ("SFAS 121"). SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such intangible assets relate. No impairments were required to be recognized during the years ended December 31, 1998 and 1999.

 Fair Value of Financial Instruments

     The carrying value of cash and cash equivalents, accounts payable and accounts receivable at December 31, 1998 and 1999 approximated their fair value due to the short-term nature of these items. The fair value of the Company's short-term and long-term debt approximated their carrying values based on the borrowing rates available to the Company for loans of similar terms as of December 31, 1998 and 1999.

 Income Taxes

     There is no provision for income taxes in the financial statements of the Company as the Company is not subject to income tax. Each member is individually liable for its own tax payments.

 Credit Risk, Significant Customers and Concentrations

     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with high credit quality financial institutions which invest primarily in U.S. Government securities, highly rated commercial paper and certificates of deposit guaranteed by banks which are members of the Federal Deposit Insurance Corporation.

     The Company's accounts receivable result primarily from sales to manufacturers and distributors in the heating, ventilation and air conditioning industry in the United States. The Company routinely assesses its customers and the industry in which they operate. Revenue and receivables from significant customers as a percentage of total reported as of and during the years ended December 31, 1998 and 1999 were as follows:

                                                              1998   1999
                                                              ----   ----
Revenue:
  Customer A................................................   74%    46%
  Customer B................................................   15%    10%
Receivables:
  Customer A................................................   --     66%
  Customer B................................................   --     13%

 Cash Flows

     The Company made cash payments for interest $102,329 and $119,729 during the years ended December 31, 1998 and 1999, respectively.

                             THE UNILINK GROUP, LLC

  Stock-Based Compensation

     The Company accounts for stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), which states that no compensation expense is recognized for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value per share of the Company's stock on the grant date. In the event that stock is granted at an exercise price below the estimated fair market value of the Company's stock at the grant date, the difference between the fair market value of the Company's stock and the exercise price of the stock option is recorded as deferred compensation. Deferred compensation is amortized to compensation expense over the vesting period of the stock option. The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which requires net income to be disclosed on a pro forma basis based on the fair value of the options granted at the date of the grant.

  Comprehensive Income

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", which is required to be adopted for fiscal years beginning after December 15, 1997. This statement establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. During the years ended December 31, 1998 and 1999, there were no such items.

  Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Investments and Hedging Activities", ("SFAS No. 133"). SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities and supercedes several existing standards. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect that the adoption of SFAS No. 133 will have a material impact on its financial statements.

     In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 provides specific guidance, among other things, as to the recognition of revenue related to up-front non-refundable fees and services charges received in connection with a contractual arrangement. We have applied the provisions of SAB 101 for the year ended December 31, 1999. As a result of the adoption of SAB 101, $140,642 of revenue was deferred in 1999.

3. ACQUISITION

     On September 30, 1999 the Company purchased all of the outstanding shares of The Palmer Group ("TPG"). The aggregate purchase price of $608,486 consisted of 77,205 of the Company's membership units with an estimated fair value of $270,217 based on a per share value of $3.50, an additional payable of $109,783, the assumption of liabilities of $210,724 and transaction fees of $17,762.

     The acquisition of TPG has been accounted for using the purchase method of accounting and, accordingly, the total purchase price has been allocated, based on the Company's estimates of fair value, to the tangible and identifiable intangible assets acquired and liabilities assumed on the acquisition date. The

                             THE UNILINK GROUP, LLC
purchase price in excess of tangible and identifiable intangible assets and liabilities assumed was allocated to goodwill. As a result of this acquisition, the Company recorded goodwill of $83,594.

4. ACCOUNTS RECEIVABLE, TRADE

     Trade accounts receivable consists of the following at December 31:

                                                               1998      1999
                                                              -------   -------
Current trade accounts receivable...........................  $    --   $45,639
Less: Allowance for doubtful accounts.......................       --    (6,168)
                                                              -------   -------
                                                              $    --   $39,471
                                                              =======   =======

     During 1999, the Company acquired certain trade receivable, net of allowances for doubtful accounts, in conjunction with the acquisition of TPG (see Note 3). The provision for doubtful accounts was $6,168 for the year ended December 31, 1999.

5. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31:

                                                                1998       1999
                                                              --------   ---------
Furniture and equipment.....................................  $  3,569   $ 209,793
Computer equipment..........................................    45,978     368,564
                                                              --------   ---------
                                                                49,547     578,357
Less: accumulated depreciation..............................   (27,341)   (220,279)
                                                              --------   ---------
                                                              $ 22,206   $ 358,078
                                                              ========   =========

6. OPERATING LEASE

     The Company leases its office facilities under a noncancelable operating lease agreement entered into during 1999. Future minimum annual lease payments under this lease are as follows:

                  YEAR ENDED DECEMBER 31,
                  -----------------------
2000........................................................  $ 97,439
2001........................................................    97,439
2002........................................................    97,439
2003........................................................    40,600
                                                              --------
          Total minimum lease payments......................  $332,917
                                                              ========

     Rent expense totaled $18,161 and $43,999 for 1998 and 1999, respectively.

                             THE UNILINK GROUP, LLC

7. NOTES PAYABLE TO MEMBERS

     Long-term debt at December 31, 1998 and 1999 consisted of the following:

                                                                 1998         1999
                                                              -----------   ---------
Convertible promissory notes; interest generally at 8% per
  annum; due at various dates from January 1999 to December
  1999......................................................  $   862,500   $      --
Convertible loan from founder...............................    1,113,513      36,021
Collateralized convertible promissory note due August 27,
  2001; interest of prime rate plus 2%......................           --     500,000
Promissory note, interest at 12% per annum, due on demand...           --     250,000
Promissory notes, interest at 9% per annum, due October
  2003......................................................           --      97,433
                                                              -----------   ---------
                                                                1,976,013     883,454
Less current portion........................................   (1,976,013)   (383,454)
Less debt discount..........................................           --    (168,734)
                                                              -----------   ---------
                                                              $        --   $ 331,266
                                                              ===========   =========

     During 1998 and 1997 the Company issued various convertible promissory notes amounting to $862,500 that were converted to common membership units during 1999 as follows:

88,400 units at $1.24 per unit..............................  $110,000
60,000 units at $1.67 per unit..............................   100,000
1,450 units at $1.72 per unit...............................     2,500
236,500 units at $1.82 per unit.............................   430,000
52,632 units at $1.90 per unit..............................   100,000
40,000 units at $3.00 per unit..............................   120,000
                                                              --------
          Total loan converted..............................  $862,500
                                                              ========

     The convertible loan from founder carries interest of 12%, is not collateralized and is due on demand. During 1999, the majority of this note was converted into membership units as follows:

Loan balance at December 31, 1998...........................  $1,113,513
Additional loans during 1999................................     555,931
Conversions during 1999:
  444,444 units at $2.25 per unit...........................  (1,000,000)
  211,141 units at $3.00 per unit...........................    (633,423)
                                                              ----------
Loan balance at December 31, 1999...........................  $   36,021
                                                              ==========

     On August 27, 1999, the Company issued $500,000 in a convertible note that was due August 27, 2001 and bore an interest of prime rate plus 2% per annum (10.5% as of December 31, 1999). This note is convertible at a price of $3.00 per unit any time on or before the maturity date. If on, or prior to the conversion date, the Company sells or issues any units at a price below $3.00, the conversion will then be at this reduced price. In connection with the note, the Company also issued 166,667 detachable warrants to purchase additional membership units at a price of $3.00 per unit. The warrants are exercisable at any time through August 2002. The Company recorded a debt discount of $196,110 related to these warrants.

     On November 1, 1999 the Company issued a promissory note payable of $250,000 to one of the Company's members. The note bears interest of 12% and is payable on demand. The note is collateralized by the assets of the Company's founder.

                             THE UNILINK GROUP, LLC

8. EMPLOYEE BENEFIT PLAN

     In 1999, the Company started a retirement plan qualified under Section 401(k) of the Internal Revenue Code. Participants may elect to contribute a portion of their annual compensation to the plan. The Company did not make any contributions to the plan during the year ended December 31, 1999.

9. STOCK COMPENSATION

     In April 1999, the Company adopted the 1999 unit incentive plan (the "Plan") which provides for the grant of up to 996,000 units. The plan provides for the grants of unit options, restricted unit awards and unit appreciation rights to the managers, officers, key employees and consultants of the Company. No restricted unit awards or unit appreciation rights were granted during the year.

     Options granted under the Plan are exercisable up to ten years from the date of grant and vest over a period of four years from the date of grant.

     The Company continues to apply Accounting Principles Board Opinion No. 25 and related interpretations in accounting for the Plan. The Company recognized $17,135 in noncash compensation expense related to amortization of deferred compensation expense during the year ended December 31, 1999. Had compensation cost for the Plan been determined based on the fair value at the grant dates for awards under the Plan consistent with the method of SFAS No. 123, the Company's net loss for the years ended December 31, 1998 and 1999 would have been increased to the pro forma amounts indicated below:

                                                                 1998          1999
                                                              -----------   -----------
Net loss available to common shareholders:
  As reported...............................................  $(1,037,095)  $(3,486,024)
  Pro forma.................................................   (1,043,588)   (3,545,386)

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants: risk-free interest of 6%; expected lives of five years; dividend yields of 0%; and volatility features of 0%.

     A summary of stock options under the plan as of December 31, 1998 and 1999 and change during the years then ended is presented below:

                                                        1998                    1999
                                                ---------------------   ---------------------
                                                             WEIGHTED                WEIGHTED
                                                  SHARES     AVERAGE      SHARES     AVERAGE
                                                UNDERLYING   EXERCISE   UNDERLYING   EXERCISE
                                                 OPTIONS      PRICE      OPTIONS     OPTIONS
                                                ----------   --------   ----------   --------
Outstanding at beginning of year..............        --      $  --       75,000      $2.00
  Granted.....................................    75,000       2.00      992,000       3.44
  Cancelled...................................        --         --      (71,000)      3.03
                                                  ------                 -------
Outstanding at end of year....................    75,000       2.00      996,000       3.36
                                                  ======                 =======
Weighted average fair value of options
  granted.....................................                 0.52                    0.83

                             THE UNILINK GROUP, LLC

     The following table summarizes information about the options outstanding at December 31, 1999:

                                               OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                                      -------------------------------------   ---------------------
                                         NUMBER       WEIGHTED
                                      OUTSTANDING      AVERAGE     WEIGHTED                WEIGHTED
                                           AT         REMAINING    AVERAGE      SHARES     AVERAGE
                                      DECEMBER 31,   CONTRACTUAL   EXERCISE   UNDERLYING   EXERCISE
EXERCISE PRICE                            1999          LIFE        PRICE      OPTIONS      PRICE
--------------                        ------------   -----------   --------   ----------   --------
$2.00...............................     75,000         8.33        $2.00       18,750      $2.00
 3.00...............................    352,000         9.43         3.00           --         --
 3.50...............................    471,000         9.92         3.50           --         --
 5.00...............................     98,000         9.92         5.00           --         --
                                        -------         ----                    ------
                                        996,000         9.63        $3.36       18,750      $2.00
                                        =======         ====                    ======

10. SUBSEQUENT EVENTS

     Acquisition of KeyPrestige, Inc.

     On January 10, 2000, the Company acquired all of the outstanding shares of KeyPrestige, Inc. ("KPI") in exchange for cash of $1,082,387, 371,429 of the Company's membership units and a promissory note for $1,000,000 which bears interest of 8% per annum, payable upon the first anniversary of the acquisition date. The acquisition of KPI will be accounted for using the purchase method of accounting.

     Acquisition of the Company by BuildNet, Inc.

     On January 18, 2000, BuildNet, Inc. ("BuildNet") purchased substantially all of the assets and assumed certain liabilities of the Company in exchange for a convertible note in the amount of $27,000,000 with interest of 8% per annum. Principal and accrued interest on the note may be paid at any time on or before January 18, 2002. The note payable is convertible into BuildNet's common stock at the option of the holder at any time prior to the maturity date or the date the note is repaid, if earlier. Conversion is mandatory upon the expiration of any lock up period to which certain of BuildNet's investors are subject following an initial public offering of BuildNet's common stock. The note shall be converted at a rate of $4.40 per share of BuildNet's common stock, adjusted for any stock splits or dividends, and is collateralized by the Company's assets that were purchased.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder and Board of Directors of The McCosker Corporation

     In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of The McCosker Corporation (the "Company") at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     As discussed in Note 9, substantially all of the assets of the Company were acquired by BuildNet, Inc. on May 21, 1999.

/s/ PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
August 12, 1999

                            THE MCCOSKER CORPORATION

                                 BALANCE SHEET

                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
                                  ASSETS
Current assets:
  Cash and cash equivalents.................................   $  168,964
  Accounts receivable, net..................................    1,510,938
  Prepaid expenses and other current assets.................       76,112
                                                               ----------
          Total current assets..............................    1,756,014
Property and equipment, net.................................      390,799
                                                               ----------
          Total assets......................................   $2,146,813
                                                               ==========

                  LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..........................................   $  676,120
  Accrued expenses..........................................      283,090
  Deferred revenue..........................................    1,627,836
  Due to affiliates.........................................    1,718,018
                                                               ----------
          Total current liabilities.........................    4,305,064
                                                               ----------
Commitments (Notes 7 and 8)
Shareholders' deficit:
  Common stock, no par value; 2,943,000 shares authorized,
     issued and outstanding.................................    2,943,000
  Accumulated deficit.......................................   (5,101,251)
                                                               ----------
          Total shareholders' deficit.......................   (2,158,251)
                                                               ----------
          Total liabilities and shareholders' deficit.......   $2,146,813
                                                               ==========

   The accompanying notes are an integral part of these financial statements.

                            THE MCCOSKER CORPORATION

                            STATEMENT OF OPERATIONS

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
Revenues....................................................  $10,457,542
Cost of revenues............................................    7,498,630
                                                              -----------
          Gross profit......................................    2,958,912
                                                              -----------
Operating expenses:
  Selling, general and administrative.......................    1,720,501
  Research and development..................................    2,146,683
                                                              -----------
          Total operating expenses..........................    3,867,184
                                                              -----------
          Operating loss....................................     (908,272)
Interest and other income...................................       26,244
Interest expense............................................     (196,126)
                                                              -----------
          Net loss..........................................  $(1,078,154)
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                            THE MCCOSKER CORPORATION

                       STATEMENT OF SHAREHOLDERS' DEFICIT

                                                      COMMON STOCK
                                                 ----------------------   ACCUMULATED
                                                  SHARES       AMOUNT       DEFICIT        TOTAL
                                                 ---------   ----------   -----------   -----------
Balance as of December 31, 1997................  2,943,000   $2,943,000   $(4,023,097)  $(1,080,097)
          Net loss.............................         --           --    (1,078,154)   (1,078,154)
                                                 ---------   ----------   -----------   -----------
Balance as of December 31, 1998................  2,943,000   $2,943,000   $(5,101,251)  $(2,158,251)
                                                 =========   ==========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                            THE MCCOSKER CORPORATION

                            STATEMENT OF CASH FLOWS

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
Cash flows from operating activities:
  Net loss..................................................  $(1,078,154)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................       99,113
     Provision for doubtful accounts........................       39,179
     Interest accrued on due to affiliate...................       51,088
     Changes in operating assets and liabilities:
       Accounts receivable..................................     (180,258)
       Other assets.........................................      (38,860)
       Accounts payable.....................................      113,891
       Accrued expenses.....................................      (50,237)
       Deferred revenue.....................................      632,435
                                                              -----------
          Net cash used in operating activities.............     (411,803)
                                                              -----------
Cash flows from investing activities:
  Purchases of property and equipment.......................     (275,293)
                                                              -----------
          Net cash used in investing activities.............     (275,293)
                                                              -----------
Cash flows from financing activities:
  Borrowings from affiliates................................    1,666,930
  Repayment of borrowings from affiliates...................     (832,828)
                                                              -----------
          Net cash provided by financing activities.........      834,102
                                                              -----------
          Net increase in cash and cash equivalents.........      147,006

Cash and cash equivalents:
  Beginning of year.........................................       21,958
                                                              -----------
  End of year...............................................  $   168,964
                                                              ===========
Supplemental disclosures:
  Cash paid for interest....................................  $     2,404
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                            THE MCCOSKER CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF THE BUSINESS

     The McCosker Corporation (the "Company") was incorporated on November 5, 1992, and is a developer of integrated back office software systems designed for the homebuilder segment of the residential construction industry. The Company is located in Walnut Creek, California.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition and Deferred Revenue

     The Company's revenues are derived from software licenses and software related services. The Company adopted American Institute of Public Accountants ("AICPA") Statement of Position ("SOP") No. 97-2, "Software Revenue Recognition," effective January 1, 1997. The Company adopted SOP No. 98-9, "Modification of SOP No. 97-2, Software Revenue Recognition, with Respect to Certain Transactions," effective January 1, 1998. The adoption of these statements did not have a material effect on the timing of the Company's revenue recognition.

     Revenue includes fees for software licenses, related professional services, and maintenance and support services. Revenue from software contracts is accounted for principally by the percentage of completion method, whereby revenue is recognized based on the estimated stage of completion of individual contracts. Professional service revenue includes system planning and implementation and training, which is recognized as the services are performed. Revenue from maintenance and support fees represent the ongoing customer support and free product updates, which are included in deferred revenue and amortized ratably into revenue over the term of the maintenance period.

  Sales and Marketing Expenses

     Sales and marketing expenses consist primarily of costs, including salaries and sales commissions, of all personnel involved in the sales process. Sales and marketing expenses also include costs of advertising, trade shows and certain indirect costs. All costs of advertising the services and products offered by the Company are expensed as incurred. Advertising expense totaled $76,447 for the year ended December 31, 1998.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with a remaining maturity at the date of purchase of three months or less to be cash equivalents.

  Property and Equipment

     Property and equipment is recorded at cost. Depreciation and amortization of property and equipment is charged to operations over their estimated useful lives, primarily using accelerated methods.

                            THE MCCOSKER CORPORATION

     The estimated useful lives are as follows:

Furniture and fixtures......................................      7 years
Computer equipment..........................................  3 - 5 years
Automobiles.................................................  3 - 5 years

     Expenditures for repairs and maintenance are charged to expense as incurred. Upon retirement or sale, the cost of assets disposed and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

  Research and Development Expenses

     Costs incurred in the research and development of the Company's products are expensed as incurred.

  Capitalized Software Costs

     Software development costs are required to be capitalized beginning when a product's technological feasibility has been established and ending when a product is available for general release to customers. The Company's policy is to amortize software development costs on a product-by-product basis at the greater of the amount computed using (a) the ratio of current gross revenues for a product to the total of current and anticipated future gross revenues or (b) the straight-line method over the remaining estimated economic life of the product. To date, the achievement of technological feasibility and the general availability of such software have substantially coincided; therefore software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any costs for software developed internally.

  Fair Value of Financial Instruments

     The carrying value of cash and cash equivalents, accounts receivable and accounts payable at December 31, 1998 approximated their fair value due to the short-term nature of these items. The fair value of the Company's amounts due to affiliate at December 31, 1998 approximated their carrying values, as the interest rates on the amounts due to affiliate approximated market rates.

  Impairment of Long-Lived Assets

     The Company evaluates the recoverability of its property and equipment and intangible assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," ("SFAS No. 121"). SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets or the business to which such assets relate. No impairments were required to be recognized during the years ended December 31, 1998.

  Concentrations of Credit Risk and Significant Customers

     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents, accounts receivable and investments. Cash and cash equivalents are deposited with high credit quality financial institutions which invest primarily in U.S. Government securities, highly rated commercial paper and certificates of deposit guaranteed by banks which are members of the Federal Insurance Corporation.

     The Company's accounts receivable result primarily from sales to homebuilders located throughout the United States. The Company routinely assesses its customers and the industry in which they operate. No single customer accounted for more than 10% of the Company's revenues during the years ended

                            THE MCCOSKER CORPORATION

December 31, 1998. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base and because all customers are located in the United States. There were no significant individual customer balances as of December 31, 1998.

  Segment Reporting

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," ("SFAS No. 131"). This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The disclosures prescribed by SFAS No. 131 are effective for the year ended December 31, 1998. The Company has determined that it does not have any separately reportable operating segments as of December 31, 1998.

  Income taxes

     The Company was incorporated as a Sub-Chapter S corporation under the Internal Revenue Code. All income of the Company accrues directly to the stockholders and all income taxes are paid by the stockholders at the individual level of taxation; therefore, the Company pays no federal or state income taxes.

  Comprehensive Income (Loss)

     Effective January 1, 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity during a period from non-owner sources. The Company had no items of other comprehensive income for the years ended December 31, 1998.

  Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Investments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities and supercedes several existing standards. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect that the adoption of SFAS No. 133 will have a material impact on the consolidated financial statements.

3. PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at December 31, 1998:

Computer equipment..........................................  $ 624,359
Furniture and fixtures......................................    180,993
Automobiles.................................................     28,846
                                                              ---------
                                                                834,198
Less accumulated depreciation...............................   (443,399)
                                                              ---------
                                                              $ 390,799
                                                              =========

                            THE MCCOSKER CORPORATION

4. ACCOUNTS RECEIVABLE

     Accounts receivable consisted of the following at December 31, 1998:

Accounts receivable.........................................  $1,756,641
Less: Allowance for doubtful accounts.......................    (245,703)
                                                              ----------
                                                              $1,510,938
                                                              ==========

     Write-offs of accounts receivable were $198,160 for the year ended December 31, 1998.

5. EMPLOYEE BENEFIT PLANS

     The Company provides its employees a retirement plan qualified under
Section 401(k) of the Internal Revenue Code of 1986, as amended, covering substantially all full-time employees who meet certain minimum age and employment criteria. The Company may make contributions to the plan at its discretion. The Company did not make contributions to the plan during the year ended December 31, 1998.

6. DUE TO AFFILIATES

     The Company receives cash advances from an affiliated company (the "Affiliated Company") to help fund operations. The advances bear interest at a rate of 8% per annum. The Affiliated Company is owned by a former officer of the Company, who is related to the Company's current President and Chief Executive Officer. At December 31, 1998, the due to affiliate balance was made up of the following amounts:

Short-term cash advance from affiliate......................  $1,666,930
Accrued interest on cash advance............................      51,088
                                                              ----------
          Total due to affiliate balance....................  $1,718,018
                                                              ==========

     During the year ended December 31, 1998, the Company received cash advances from and made payments to this affiliate of $1,666,930 and $832,828, respectively.

7. LEASE OBLIGATIONS

     The Company leases its office facilities and certain equipment under operating lease agreements. Future lease payments under noncancelable operating leases, exclusive of related party rental payments discussed in Note 8, at December 31, 1998 were as follows:

YEAR ENDING DECEMBER 31,
1999........................................................  $  133,120
2000........................................................     111,422
2001........................................................      53,457
2002........................................................      38,527
2003........................................................      36,239
Thereafter..................................................   1,298,554
                                                              ----------
          Total minimum lease payments......................  $1,671,319
                                                              ==========

     Rent expense for the year ended December 31, 1998 was $142,810.

                            THE MCCOSKER CORPORATION

8. RELATED PARTY TRANSACTIONS

     The Company rents office space from a company owned by the Company's majority shareholder. During 1997, the Company received a rent concession which was recorded as deferred rent and is being amortized over the remaining life of the lease. As of December 31, 1998, future minimum payments under this rental agreement were as follows:

1999........................................................  $  360,000
2000........................................................     360,000
2001........................................................     360,000
2002........................................................     360,000
2003........................................................     360,000
Thereafter..................................................   1,290,000
                                                              ----------
                                                              $3,090,000
                                                              ==========

     During the year ended December 31, 1998, the Company recognized rent expense of $297,888 related to this agreement.

9. SUBSEQUENT EVENTS

     On May 21, 1999 (the "closing date"), BuildNet, Inc. ("BuildNet") purchased substantially all of the assets of the Company in exchange for a cash payment of $2,554,393 and a promissory note for $2,750,000. Under the terms of this note, BuildNet will make two equal payments of $1,375,000, plus 8% interest, on the first and second anniversary of the closing date.

           UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The unaudited pro forma combined statement of operations data for the year ended December 31, 1999 combine the historical statements of operations of BuildNet, NxTrend, UniLink, McCosker, FAST, Systems Analysis, Maxwell and Key Prestige, as if the acquisitions by BuildNet of NxTrend, UniLink, McCosker, FAST, Systems Analysis, and Maxwell and the acquisition by BuildNet of Key Prestige had been completed on January 1, 1999.

     The information in the pro forma combined statement of operations for the year ended December 31, 1999 has been derived from the audited statements of operations for the year ended December 31, 1999 of BuildNet, NxTrend and UniLink included elsewhere in this prospectus, the unaudited statements of operations of McCosker, FAST, Systems Analysis, and Maxwell for the periods during 1999 prior to dates of acquisition, and the unaudited statements of operations of Key Prestige for the year ended December 31, 1999.

     The acquisitions the Company made were accounted for using the purchase method of accounting. The purchase method of accounting allocates the aggregate purchase price to the assets acquired and liabilities assumed based upon their respective fair values. The excess of purchase price over the fair value of tangible and identifiable intangible assets acquired, net of liabilities assumed, has been reflected as goodwill. Management believes that the preliminary allocations set forth herein are reasonable; however, in some cases the final allocations will be based upon the Company's valuations and other studies that are not yet complete. As a result, the allocations set forth herein are subject to revision as additional information becomes available, and such revised allocations could differ from those set forth herein.

     The unaudited pro forma combined statement of operations are based upon currently available information and assumptions and estimates which management believes are reasonable. This statement is presented for comparative purposes only and does not purport to be indicative of the actual results of operations that might have occurred or expected future results. You should read the unaudited pro forma combined financial data in conjunction with our consolidated financial statements and the related notes and the audited financial statements and the related notes of the companies we acquired included elsewhere in this prospectus.

     The pro forma net loss per common share assumes the following:

        - the conversion of all outstanding shares of the Company's preferred stock into shares of the Company's common stock upon closing of this offering;

        - the assumed exercise of warrants to purchase 2,890,960 shares of the Company's common stock that will expire if not exercised prior to the consummation of this offering;

        - the issuance, and reservation for issuance upon exercise of outstanding options, of 25,954,659 shares of the Company's common stock and notes payable in the aggregate amount of $32.5 million to the former stockholders of NxTrend Technology, Inc. in connection with the Company's pending acquisition of NxTrend, the assumed conversion of $4.4 million of the principal of the notes payable into shares of common stock (assuming a conversion price equal to the midpoint of the range set forth on the front cover page of this prospectus);

        - the issuance of a note payable in the amount of $27 million in connection with the Company's acquisition of The UniLink Group, LLC and the assumed conversion of the principal balance of this note payable into 6,136,363 shares of the Company's common stock; and

        - the issuance of a note payable in the amount of $5.9 million in connection with the Company's purchase of software from J.D. Edwards World Source Company and the assumed conversion of this note payable
          into                shares of the Company's common stock (assuming a
          conversion price equal to the midpoint of the range set forth on the front cover page of this prospectus).

                                                       YEAR ENDED DECEMBER 31, 1999
                       --------------------------------------------------------------------------------------------
                                                                                            SYSTEMS
                       CONSOLIDATED    NXTREND     UNILINK     MCCOSKER        FAST        ANALYSIS       MAXWELL
                         BUILDNET     (AUDITED)   (AUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                       ------------   ---------   ---------   -----------   -----------   -----------   -----------
Revenues.............    $ 14,601      $59,584     $   208      $4,625        $2,003         $ 265         $627
Cost of revenues
 (A).................       8,559       31,243         283       3,337           737            74          100
                         --------      -------     -------      ------        ------         -----         ----
   Gross profit......       6,042       28,341         (75)      1,288         1,266           191          527
                         --------      -------     -------      ------        ------         -----         ----
Selling, general, and
 administrative(A)...      11,776       14,091       2,262       1,006         1,360            79          184
Research and
 development (A).....       9,831        7,298         968         884           269           295          173
Stock based
 compensation........         666            1          17          --            --            --           --
Amortization of
 intangible assets...       1,755        2,048           4          --            66            --           --
                         --------      -------     -------      ------        ------         -----         ----
       Total
        operating
        expenses.....      24,028       23,438       3,251       1,890         1,695           374          357
                         --------      -------     -------      ------        ------         -----         ----
Operating loss.......     (17,986)       4,903      (3,326)       (602)         (429)         (183)         170
Net interest
 (expense) income....     (10,515)        (368)       (160)        (75)          (31)            3           (6)
                         --------      -------     -------      ------        ------         -----         ----
(Loss) income before
 income taxes and
 extraordinary
 item................     (28,501)       4,535      (3,486)       (677)         (460)         (180)         164
Provision for income
 taxes...............          --       (1,653)         --          --            --            --           --
                         --------      -------     -------      ------        ------         -----         ----
(Loss) income before
 extraordinary
 item................    $(28,501)     $ 2,882     $(3,486)     $ (677)       $ (460)        $(180)        $164
Extraordinary loss...         (28)          --          --          --            --            --           --
                         --------      -------     -------      ------        ------         -----         ----
Net (loss) income....    $(28,529)     $ 2,882     $(3,436)     $ (677)       $ (460)        $(180)        $164
                         ========      =======     =======      ======        ======         =====         ====
Net loss per common
 share - basic and
 diluted.............
Weighted average
 common shares
 outstanding.........

                              YEAR ENDED DECEMBER 31, 1999
                       -------------------------------------------
                                       PRO FORMA        PRO FORMA
                       KEY PRESTIGE   ADJUSTMENTS       COMBINED
                       (UNAUDITED)    (UNAUDITED)      (UNAUDITED)
                       ------------   -----------      -----------
Revenues.............     $3,893       $     --         $ 85,806
Cost of revenues
 (A).................      1,503             --           45,836
                          ------       --------         --------
   Gross profit......      2,390             --           39,970
                          ------       --------         --------
Selling, general, and
 administrative(A)...      2,030             --           32,788
Research and
 development (A).....         --             --           19,718
Stock based
 compensation........         --                             684
Amortization of
 intangible assets...         --         38,523(B)        42,396
                          ------       --------         --------
       Total
        operating
        expenses.....      2,030         38,523           95,586
                          ------       --------         --------
Operating loss.......        360        (38,523)         (55,616)
Net interest
 (expense) income....         (6)            --)         (11,158)
                          ------       --------         --------
(Loss) income before
 income taxes and
 extraordinary
 item................        354        (38,523)         (66,774)
Provision for income
 taxes...............       (135)            --           (1,788)
                          ------       --------         --------
(Loss) income before
 extraordinary
 item................     $  219       $(38,523)        $(68,562)
Extraordinary loss...         --             --              (28)
                          ------       --------         --------
Net (loss) income....     $  219       $(38,523)        $(68,590)
                          ======       ========         ========
Net loss per common
 share - basic and
 diluted.............
Weighted average
 common shares
 outstanding.........

---------------

NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS DATA

The following pro forma adjustments were made to our consolidated statements of operations to arrive at our unaudited pro forma combined statement of operations data:

(A) Cost of revenues; selling, general and administrative expenses; and research and development expenses are shown exclusive of amortization of intangible assets, which are presented on a separate line.

(B) We recorded additional amortization of intangible assets and goodwill related to the acquisitions of NxTrend, UniLink, McCosker, FAST, Systems Analysis, Maxwell and Key Prestige for all 12 months of 1999.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than the underwriting discount, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

SEC registration fees.......................................  $60,720
NASD fees...................................................   23,500
Nasdaq National Market listing fees.........................        *
Printing and engraving expenses.............................        *
Legal fees and expenses.....................................        *
Accounting fees and expenses................................        *
Blue sky fees and expenses..................................    5,000
Transfer agent fees.........................................        *
Miscellaneous and registrant's costs........................        *
                                                              -------

          Total.............................................  $     *
                                                              =======

---------------

* To be filed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of BuildNet may and, in certain cases, must be indemnified by BuildNet against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of BuildNet. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to BuildNet, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

     BuildNet's' certificate of incorporation, as amended, provides that no director of BuildNet shall be liable to BuildNet or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

     BuildNet's certificate of incorporation, as amended, also provides that BuildNet shall indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at BuildNet's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

     Reference is made to the underwriting agreement to be filed as Exhibit 1.1 hereto, pursuant to which the Underwriters have agreed to indemnify officers and directors of BuildNet against certain liabilities under the Securities Act.

     BuildNet intends to purchase additional directors and officers liability for indemnification of directors and officers.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     On March 19, 1997, BuildNet, Inc., a North Carolina corporation and predecessor of the Registrant, issued a convertible promissory note in the principal amount of $100,000 and a stock purchase warrant exercisable for 28,580 shares of Series A preferred stock, at an exercise price of $0.8745 per share, to one accredited investor. This warrant expires on the earliest to occur of September 30, 2001, the acquisition of the Registrant, or the closing of the Registrant's initial public offering. These issuances were made by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     On July 23, 1997, BuildNet North Carolina issued a convertible promissory note in the principal amount of $100,000 and a stock purchase warrant exercisable for 114,360 shares of Series A preferred stock, at an exercise price of $0.8745 per share, to one accredited investor. This warrant expires on the earliest to occur of July 31, 2002, the acquisition of the Registrant, or the closing of the Registrant's initial public offering. These issuances were made by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     On October 8, 1997, BuildNet North Carolina issued 116,840 shares of Series A preferred stock to one accredited investor for an aggregate purchase price of $100,000 pursuant to the terms of a Series A preferred stock purchase agreement, as amended. The shares of Series A preferred stock were issued by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     On October 8, 1997, BuildNet North Carolina issued stock purchase warrants exercisable for an aggregate 759,540 shares of common stock, at an exercise price of $0.0005 per share, to two accredited investors pursuant to the terms of a credit facility. The warrants expire on October 8, 2007 and were issued by BuildNet North Carolina in reliance upon the exemption from registration under
Section 4(2) of the Securities Act.

     On October 8, 1997, BuildNet North Carolina issued a stock purchase warrant exercisable for 146,460 shares of common stock, at an exercise price of $1.1265 per share, to one accredited investor. This warrant expires on the earliest to occur of October 8, 2002, the acquisition of the Registrant or the closing of the Registrant's initial public offering. The warrant was issued by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     On December 30, 1997, BuildNet North Carolina issued 373,080 shares of Series A preferred stock to three accredited investors for an aggregate purchase price of $358,903 pursuant to the terms of loan conversion and stock issuance agreements. The shares of Series A preferred stock were issued by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     On April 24, 1998, BuildNet North Carolina issued convertible promissory notes in the aggregate principal amount of $2,000,000 and a stock purchase warrant exercisable for 607,680 shares of common stock, at an exercise price of $0.0005 per share, to one accredited investor pursuant to the terms of a credit facility. This warrant expires on April 24, 2008, and these issuances were made by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     On October 6, 1998, BuildNet North Carolina issued convertible promissory notes in the aggregate principal amount of $364,128 and stock purchase warrants exercisable for an aggregate 105,128 shares of Series B preferred stock, at an exercise price of $0.51835 per share, to two accredited investors. These warrants expire on the earliest to occur of September 30, 2008, the acquisition of the Registrant or the closing of the Registrant's initial public offering. These issuances were made by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     On October 8, 1998, BuildNet North Carolina issued a stock purchase warrant exercisable for 608,440 shares of common stock, at an exercise price of $0.0005 per share, to one accredited investor pursuant to the terms of a credit facility. This warrant expires on October 8, 2008 and was issued by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     On November 12, 1998, BuildNet North Carolina issued convertible promissory notes in the aggregate principal amount of $500,000 and stock purchase warrants exercisable for an aggregate 964,560 shares of common stock, at an exercise price of $0.0005 per share, to two accredited investors. These warrants expire on the earliest to occur of November 15, 2008, the acquisition of the Registrant or the closing of the Registrant's initial public offering. These issuances were made by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     On December 14, 1998, BuildNet North Carolina issued a convertible promissory note in the principal amount of $250,000 and a stock purchase warrant exercisable for 482,280 shares of common stock, at an exercise price of $0.0005 per share, to one accredited investor. This warrant expires on the earliest to occur of November 15, 2008, the acquisition of the Registrant or the closing of the Registrant's initial public offering. These issuances were made by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     On February 22, 1999, BuildNet North Carolina issued a convertible promissory note in the principal amount of $500,000 and a stock purchase warrant exercisable for 270,000 shares of common stock, at an exercise price of $0.0005 per share, to one accredited investor. This warrant expires on the earliest to occur of February 15, 2009, the acquisition of the Registrant or the closing of the Registrant's initial public offering. These issuances were made by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     On April 9, 1999, BuildNet North Carolina issued convertible promissory notes in the aggregate principal amount of $1,000,000 and stock purchase warrants exercisable for an aggregate 540,000 shares of common stock, at an exercise price of $0.0005 per share, to two accredited investors. These warrants expire on the earliest to occur of February 15, 2009, the acquisition of the Registrant or the closing of the Registrant's initial public offering. These issuances were made by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     On May 10, 1999, BuildNet North Carolina issued convertible promissory notes in the aggregate principal amount of $500,000 and stock purchase warrants exercisable for an aggregate 270,000 shares of common stock, at an exercise price of $0.0005 per share, to three accredited investors. These warrants expire on the earliest to occur of February 15, 2009, the acquisition of the Registrant or the closing of the Registrant's initial public offering. These issuances were made by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     On May 19, 1999, BuildNet North Carolina issued 19,711,360 shares of common stock to five individual investors and one institutional investor pursuant to an agreement and plan of merger, in exchange for all of the outstanding capital stock of The F.A.S.T. Management Group, Inc. The issuance of such common stock was made by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     Between May and December 1999, BuildNet North Carolina issued an aggregate 69,031,920 shares of Series B preferred stock to 15 accredited investors for an aggregate purchase price of $35,782,696 pursuant to the terms of a Series B preferred stock purchase agreement, as amended. These shares of Series B preferred stock were issued by BuildNet North Carolina in reliance upon the exemption from registration under the Securities Act provided by Rule 506 of Regulation D thereunder.

     On May 21, 1999, BuildNet North Carolina issued a stock purchase warrant exercisable for up to 5,426,380 shares of Series B preferred stock, at an exercise price of $0.51835 per share, to one accredited investor. This warrant expires on the earliest to occur of May 21, 2009, the acquisition of the Registrant or the closing of the Registrant's initial public offering. This warrant was issued by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     On May 21, 1999, BuildNet North Carolina issued a stock purchase warrant exercisable for 240,000 shares of common stock, at an exercise price of $0.0005 per share, to one accredited investor pursuant to the terms of a credit facility. This warrant expires on May 21, 2004 and was issued by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     On May 21, 1999, BuildNet North Carolina issued a stock purchase warrant exercisable for 212,200 shares of common stock, at an exercise price of $0.0005 per share, to one accredited investor. This warrant expires on the earliest to occur of May 21, 2009, the acquisition of the Registrant or the closing of the Registrant's initial public offering. This warrant was issued by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     On July 21, 1999, BuildNet North Carolina issued a stock purchase warrant exercisable for 20,000 shares of common stock, at an exercise price of $1.1265 per share, to one accredited investor. This warrant expires on the earliest to occur of April 24, 2003, the acquisition of the Registrant or the closing of the Registrant's initial public offering. This warrant was issued by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     Between October and December 1999, BuildNet North Carolina issued an aggregate 24,322,619 shares of Series C preferred stock to 157 accredited investors for an aggregate purchase price of $107,019,524 pursuant to the terms of a Series C preferred stock purchase agreement. These shares of Series C preferred stock were issued by BuildNet North Carolina in reliance upon the exemption from registration under the Securities Act provided by Rule 506 of Regulation D thereunder.

     On January 18, 2000, BuildNet North Carolina issued a convertible promissory note in the principal amount of $27,000,000 to one accredited investor. This convertible promissory note is convertible into shares of common stock of the Registrant at a conversion price of $4.40 per share and was issued by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     On January 31, 2000, BuildNet North Carolina issued a convertible promissory note in the principal amount of $5,850,000 to one accredited investor. This convertible promissory note is convertible into shares of common stock of the Registrant at a conversion price per share equal to the public offering price set forth on the cover page of the prospectus and was issued by BuildNet North Carolina in reliance upon the exemption from registration under
Section 4(2) of the Securities Act.

     In February 2000, BuildNet North Carolina issued stock purchase warrants exercisable for an aggregate 5,000,000 shares of Series C preferred stock, at an exercise price of $4.40 per share, to six accredited investors. These warrants expire three years from their issue date and were issued by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     Upon consummation of the NxTrend merger, BuildNet North Carolina will issue 25,954,659 shares of common stock to 43 investors pursuant to the agreement and plan of merger, in exchange for all of the outstanding capital stock of NxTrend Technology, Inc. The issuance of such common stock will be made by BuildNet North Carolina in reliance upon the exemption from registration under the Securities Act provided by Rule 506 of Regulation D thereunder.

     In March 2000, BuildNet North Carolina issued stock purchase warrants exercisable for an aggregate of 2,000,000 shares of common stock and 1,000,000 shares of Series C preferred stock, all at an exercise price of $4.40 per share, to nine accredited investors. These warrants expire three years from their issue date and were issued by BuildNet North Carolina in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

     Since March 1, 1997 the Registrant has issued, assumed, and in connection with the NxTrend merger, will assume, options to purchase an aggregate of 36,207,474 shares of common stock pursuant to the Registrant's stock plans at an average exercise price of $0.53 per share. The Registrant has also issued an aggregate of 16,409,316 shares of common stock to various employees upon the exercise of options granted pursuant to the Registrant's stock plans for an aggregate consideration of $2,434,211, at an average exercise price of $0.15 per share. These grants of options, and the sales of common stock upon the exercise of these options, were made in reliance on the exemptions from registration under the Securities Act provided by Rule 701 thereunder.

     The following table sets forth information regarding these grants.

  YEAR OF GRANT OR ASSUMPTION           PLAN        SECURITIES UNDERLYING OPTION    AVERAGE EXERCISE PRICE
  ---------------------------           ----        ----------------------------    ----------------------
1997                                1997 Plan                 1,396,480                      $0.005
1998                                1997 Plan                   919,680                       0.005
1999                                1999 Plan                26,696,200                       0.49
1999                                FAST Plan                 1,299,833                       0.19
2000                                1999 Plan                   558,300                       2.94
2000                                NxTrend Plan              5,336,981                       0.78

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.

 1.1*    --   Form of Underwriting Agreement
 2.1*    --   Agreement and Plan of Merger dated February 21, 2000, by and among the Company, NTI Acquisition Corp., NxTrend
              Technology, Inc. and representatives of the stockholders of
              NxTrend named therein
 2.2*    --   Agreement and Plan of Merger, dated           , 2000, by and
              between Buildnet, Inc., a North Carolina corporation and
              BuildNet, Inc., a Delaware corporation
 3.1*    --   Amended and Restated Certificate of Incorporation of
              Registrant
 3.2*    --   Form of Amended and Restated Certificate of Incorporation of
              Registrant
 3.3*    --   Form of Amended and Restated Bylaws of Registrant
 4.1*    --   Specimen certificate for shares of common stock
 4.2     --   Amended and Restated Investor Rights Agreement dated May 21,
              1999, between the Registrant and the holders of stock and
              warrants to purchase stock of the Registrant named therein, as amended
 4.3     --   Series C Investor Rights Agreement dated October 29, 1999, between the Registrant and the holders of stock of the
              Registrant named therein, as amended of the Registrant and the stockholders of NxTrend Technology, Inc. named therein
 5.1*    --   Opinion of Wyrick Robbins Yates & Ponton LLP
10.1     --   BuildNet, Inc. 1997 Stock Plan
10.2     --   BuildNet, Inc. 1999 Stock Plan
10.3     --   The F.A.S.T. Management Group, Inc. 1997 Stock Option Plan
10.4*    --   NxTrend Technology, Inc. 1999 Amended and Restated Equity
              Incentive Plan
10.5     --   Stock Purchase Warrant dated October 8, 1997, issued by the
              Registrant to Petra Capital, LLC
10.6     --   Stock Purchase Warrant dated October 8, 1997, issued by the
              Registrant to Piedmont Venture Partners Limited Partnership
10.7*    --   Stock Purchase Warrant dated April 24, 1998, issued by the
              Registrant to Piedmont Venture Partners Limited Partnership
10.8     --   Stock Purchase Warrant dated October 8, 1998, issued by the
              Registrant to Petra Capital, LLC
10.9     --   Stock Purchase Warrants dated November 5, 1998, issued by
              The F.A.S.T. Management Group, a wholly owned subsidiary of the Registrant, to Deerwood Enterprises, Ltd.
10.10    --   Stock Purchase Warrant dated May 21, 1999, issued by the
              Registrant to Petra Capital, LLC
10.11**  --   Stock Purchase Warrant dated May 21, 1999, issued by the
              Registrant to GE Capital Equity Investments, Inc.
10.12    --   Form of Founding Member Agreement
10.13    --   Form of Builder Incentive Series C Preferred Stock Purchase
              Warrant

10.14    --   Employment Agreement dated May, 1999, between the Registrant and Nathan P. Morton
10.15    --   Employment Agreement dated April 2, 1999, between the
              Registrant and Bayard M. Atwood, III
10.16    --   Employment Agreement dated May 19, 1999, between the
              Registrant and Keith T. Brown
10.17    --   Employment Agreement dated May 19, 1999, between the
              Registrant and Charles M. Cosby
10.18    --   Employment Agreement dated August 31, 1999, between the
              Registrant and Peter B. Drayson
10.19    --   Employment Agreement dated August 31, 1999, between the
              Registrant and Steven C. Thompson
10.20    --   Employment Agreement dated September 27, 1999, between the
              Registrant and Stephen L. Holcombe
10.21    --   Employment Agreement dated September 27, 1999, between the
              Registrant and David F. Russo
10.22**  --   Master Services Agreement dated December 18, 1998, between the Registrant and Electronic Data Systems Corporation
10.23**  --   Internet Development, Marketing and Distribution Agreement
              dated as of May 21, 1999, between the Registrant and General
              Electric Company
10.24    --   Subordinated Convertible Promissory Note dated January 18,
              2000, issued by the Registrant to TUG Liquidation, LLC
10.25    --   Secured Convertible Promissory Note dated January 31, 2000, issued by the Registrant to J.D. Edward World Source Company
10.26**  --   ABA Net Branch and Member Website Development Agreement,
              dated February 2000, between Registrant and mortgage.com
10.27**  --   Internet Marketing and Co-branded Website Development
              Agreement, dated February 2000, between Registrant and
              mortgage.com
10.28**  --   Marketing Agreement, dated February 2000, between Registrant and mortgage.com
16.1     --   Letter re Change in Certifying Accountant
21.1     --   List of Subsidiaries
23.1     --   Consents of PricewaterhouseCoopers LLP
23.2     --   Consent of Wyrick Robbins Yates & Ponton LLP (included in
              Exhibit 5.1)
24.1     --   Power of Attorney (see page II-8)
27.1     --   Financial Data Schedule (for SEC use only)
99.1     --   Consent of director nominee

---------------

*    To be filed in amendment.
**   Confidential treatment requested.

     (b) Financial Statement Schedules.

     Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or the related Notes.

ITEM 17.  UNDERTAKINGS

     The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
        (4) of 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at this time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Raleigh, State of North Carolina, on this 17th day of March 2000.

                                          BUILDNET, INC.

                                          By:     /s/ NATHAN P. MORTON
                                            ------------------------------------
                                                      Nathan P. Morton
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and/or officers of BuildNet, Inc. (the "Company"), hereby severally constitute and appoint Nathan P. Morton and Stephen
L. Holcombe, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-1 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated:

                     SIGNATURE                                   TITLE(S)                    DATE
                     ---------                                   --------                    ----

               /s/ NATHAN P. MORTON                  Chief Executive Officer            March 17, 2000
---------------------------------------------------    (Principal Executive Officer)
                 Nathan P. Morton                      and Director

              /s/ STEPHEN L. HOLCOMBE                Chief Financial Officer            March 17, 2000
---------------------------------------------------    (Principal Financial and
                Stephen L. Holcombe                    Accounting Officer)

                /s/ KEITH T. BROWN                   Chairman                           March 17, 2000
---------------------------------------------------
                  Keith T. Brown

             /s/ BAYARD M. ATWOOD, III               Director                           March 17, 2000
---------------------------------------------------
               Bayard M. Atwood, III

                 /s/ PAUL A. RYDER                   Director                           March 17, 2000
---------------------------------------------------
                   Paul A. Ryder

                     SIGNATURE                                   TITLE(S)                    DATE
                     ---------                                   --------                    ----

              /s/ JUSTIN HALL-TIPPING                Director                           March 17, 2000
---------------------------------------------------
                Justin Hall-Tipping

             /s/ NORVELL E. MILLER, IV               Director                           March 17, 2000
---------------------------------------------------
               Norvell E. Miller, IV

                /s/ WILLIAM W. NEAL                  Director                           March 17, 2000
---------------------------------------------------
                  William W. Neal

                 /s/ JERRY A. ROSE                   Director                           March 17, 2000
---------------------------------------------------
                   Jerry A. Rose

               /s/ JOEL D. KOBLENTZ                  Director                           March 17, 2000
---------------------------------------------------
                 Joel D. Koblentz